Distributed by Orbitex Funds Distributor, Inc.

                                                                  [ORBITEX LOGO]
                                                            ORBITEX (registered)
                                                                  GROUP OF FUNDS

                                [GRAPHIC OMITTED]

                                ANNUAL REPORT
                                APRIL 30, 2002

                                o Orbitex Info-Tech & Communications Fund
                                o Orbitex Emerging Technology Fund
                                o Orbitex Health & Biotechnology Fund
                                o Orbitex Medical Sciences Fund
                                o Orbitex Energy & Basic Materials Fund
                                o Orbitex Financial Services Fund
                                o Orbitex Focus 30 Fund

                                o Orbitex Growth Fund

                                o Orbitex Amerigo Fund

                                o Orbitex Clermont Fund

                                                            ORBITEX (registered)
                                                                  GROUP OF FUNDS

Letter from the Management of the Orbitex Group of Funds                     | 3
--------------------------------------------------------------------------------

Dear Shareholder:

----------------------------------------------
We are pleased to provide you with the Annual
----------------------------------------------
Report for the Orbitex Group of Funds covering
----------------------------------------------
the year ended April 30, 2002.
----------------------------------------------

Dear Shareholder:

The fiscal year ending on April 30, 2002 proved very volatile for investors and fund managers. The market and the economy have suffered severe setbacks due not only to the terrorist attacks in September, but also to the uncertainty of various global conflicts, a trough in the current earnings cycle and a crisis of confidence in corporate America caused by the Enron debacle and other events of the past year.

Although the NASDAQ remains volatile, fundamentals appear to be slowly turning, and our Investment Committee feels that we are setting up for a superb time to be investing in the market for the long-term. Using our "Top Down, Bottom Up" model of investing, our fund managers have been able to miss a portion of the downside exhibited during the last six months and believe that sound investment decisions will eventually overcome the short term negative sentiment in today's market. By adhering to our disciplined investment process and monitoring fundamental and technical indicators, the Orbitex Group of Funds is poised to take advantage of a market rebound. We hope to continue to add value to your portfolio by diversifying our Funds' holdings and over-weighting areas of each sector that are outperforming.

Thank you for entrusting your assets to the Orbitex Group of Funds.

/s/ Richard Stierwalt                  /s/ Neil Feinberg
RICHARD STIERWALT                      NEIL FEINBERG
CHAIRMAN                               PRESIDENT
ORBITEX MANAGEMENT, INC.               ORBITEX MANAGEMENT, INC.

Performance Highlights
--------------------------------------------------------------------------------

ANNUALIZED TOTAL RETURNS as of April 30, 2002

                                           1 YEAR       5 YEAR      10 YEAR        SINCE        INCEPTION
                                                                                 INCEPTION         DATA
-----------------------------------------------------------------------------------------------------------
     ORBITEX         Class A Shares       (56.16)%        N/A         N/A         (5.23)%        10/22/97
                     (incl. max. 5.75%
   INFO-TECH &       sales charge)

 COMMUNICATIONS      Class B Shares       (56.20)%        N/A         N/A        (11.00)%         9/16/98

      FUND           Class C Shares       (54.67)%        N/A         N/A        (49.52)%         1/14/00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     ORBITEX         Class A Shares       (57.52)%        N/A         N/A         (8.50)%        11/16/98
                     (incl. max. 5.75%
     EMERGING        sales charge)

    TECHNOLOGY       Class B Shares       (57.50)%        N/A         N/A        (39.61)%         10/6/99

       FUND          Class C Shares       (56.11)%        N/A         N/A        (60.49)%         7/20/00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     ORBITEX         Class A Shares       (14.87)%        N/A         N/A         13.98%          7/15/99
                     (incl. max. 5.75%
     HEALTH &        sales charge)

  BIOTECHNOLOGY      Class B Shares       (14.71)%        N/A         N/A         14.84%          7/15/99

       FUND          Class C Shares       (11.97)%        N/A         N/A         (3.98)%         1/18/00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     ORBITEX         Class A Shares       (35.46)%        N/A         N/A         10.29%          1/16/98
                     (incl. max. 5.75%
     MEDICAL         sales charge)

     SCIENCES        Class B Shares       (35.37)%        N/A         N/A         (3.62)%        10/12/99

       FUND          Class C Shares       (33.27)%        N/A         N/A        (31.15)%         7/20/00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
 ORBITEX ENERGY &    Class A Shares       (12.50)%        N/A         N/A          6.66%         10/23/97
                     (incl. max. 5.75%
 BASIC MATERIALS     sales charge)

       FUND          Class B Shares       (12.04)%        N/A         N/A         15.61%          9/21/98
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     ORBITEX         Class A Shares        (1.63)%        N/A         N/A          4.48%           8/1/00
                     (incl. max. 5.75%
    FINANCIAL        sales charge)

     SERVICES        Class B Shares        (1.14)%        N/A         N/A          5.35%           8/1/00

       FUND          Class C Shares        (1.65)%        N/A         N/A          6.87%           8/1/00
-----------------------------------------------------------------------------------------------------------

                                                                             | 5
--------------------------------------------------------------------------------

ANNUALIZED TOTAL RETURNS as of April 30, 2002

                                           1 YEAR       5 YEAR      10 YEAR        SINCE        INCEPTION
                                                                                 INCEPTION         DATE
-----------------------------------------------------------------------------------------------------------
                     Class A Shares       (18.40)%        N/A         N/A         (11.27)%        7/12/99
     ORBITEX         (incl. max. 5.75%
                     sales charge)
     FOCUS 30
                     Class B Shares       (18.10)%        N/A         N/A         (10.53)%        7/12/99
     FUND (1)
                     Class D Shares       (13.10)%       4.33%       9.40%          8.12%          3/4/91
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                     Class A Shares       (23.33)%        N/A         N/A           6.83%        10/22/97
      ORBITEX        (incl. max. 5.75%
                     sales charge)
      GROWTH
                     Class B Shares       (23.19)%        N/A         N/A           6.51%         9/16/98
       FUND
                     Class C Shares       (20.54)%        N/A         N/A         (36.99)%        3/14/00
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
      ORBITEX
                     Class C Shares        (9.52)%        N/A         N/A         (15.40)%        7/13/00
      AMERIGO
                     Class N Shares        (7.79)%        N/A         N/A           5.21%         7/14/97
       FUND
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
      ORBITEX

      CLERMONT       Class N Shares        (3.92)%        N/A         N/A           3.19%         7/14/97

        FUND
-----------------------------------------------------------------------------------------------------------

Results represent past performance and do not indicate future returns. The value of an investment in the Funds and the return on investment both will fluctuate, and redemption proceeds may be higher or lower than an investor's original cost. Total return is calculated assuming reinvestment of all dividends. Total returns would have been lower had the Advisor, the Distributor, the Administrator, and Custodian not waived or reimbursed a portion of their fees. The performance of each class may vary based on differences in loads or fees paid by the shareholders investing in each class.

Class A Shares are subject to the current maximum 5.75% initial sales charge.

Class B Shares are not subject to an initial sales charge, but subject to a contingent deferred sales charge ("CDSC") declining from 5% to 0% over six years. These shares have higher fees and expenses than Class A Shares.

Class C Shares are not subject to an initial sales charge, but are subject to a CDSC of 1% on shares redeemed within 18 months of purchase. These shares have higher fees and expenses than Class A Shares.

Class D Shares and Class N Shares are not subject to an initial sales charge or a CDSC.

(1) Before the close of business on July 9, 1999, the Fund operated as a separate fund called the ASM Index 30 Fund ("ASM Fund"). On July 12, 1999, the Fund was reorganized as a new fund of the Orbitex Group of Funds and existing shareholders of the ASM Fund received Class D Shares in exchange for their ASM Fund Shares. Upon the effectiveness of the organization, the investment policy of the Fund changed from the "passive" investment in an equal number of shares of each of the companies in the Dow Jones Industrial Average to the "active" investment in some or all of those companies based on the Advisor's assessment of the prospects for those companies. Additionally, the ASM Fund was subject to a different level of fees than are applied to the Fund. Past performance does not necessarily indicate how the Fund will perform in the future. Furthermore, because of the change in investment policy and different fee level, the performance shown above prior to July 12, 1999, which reflects the Fund's previous "passive" investment policy, should not be considered indicative of the performance of the Fund as an actively managed Fund.

Performance Highlights

--------------------------------------------------------------------------------

GROWTH OF A $10,000 INVESTMENT

These charts illustrate a comparison of a hypothetical investment of $10,000 in each fund in the Orbitex Group of Funds, (assuming reinvestment of all dividends and distributions and a one-time sales charge) versus the Fund's benchmark index.

INFO-TECH & COMMUNICATIONS FUND

                                                       LIPPER SCIENCE &
                                                       TECHNOLOGY FUND
       DATE        INFO-TECH          S&P 500               INDEX
--------------------------------------------------------------------------------
      10/97          9,422             10,000               10,000
       4/98         12,324             11,573               10,238
      10/98         12,236             11,526                9,725
       4/99         19,402             14,098               14,181
      10/99         24,529             14,484               18,906
       4/00         40,074             15,526               28,911
      10/00         36,068             15,366               25,517
       4/01         16,866             13,511               15,341
      10/01          9,250             11,539               10,472
       4/02          7,845             11,803                9,863

The Lipper Science & Technology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc. The S&P 500(R) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

* Inception date 10/22/97.

EMERGING TECHNOLOGY FUND

                    EMERGING                            LIPPER SCIENCE &
                   TECHNOLOGY                            TECHNOLOGY FUND
       DATE           FUND            S&P 500                 INDEX
--------------------------------------------------------------------------------
      11/98          9,425             10,000               10,000
       4/99         28,009             11,731               13,421
      10/99         28,292             12,052               17,893
       4/00         36,686             12,919               27,362
      10/00         28,194             12,786               24,150
       4/01         16,333             11,243               14,734
      10/01          7,728              9,601               10,057
       4/02          7,360              9,821                9,473

The Lipper Science & Technology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc. The S&P 500 (R) Index is an unmanaged index. Index returns assume reinvestment of dividends; unlike the Fund's returns, however, they do not reflect any fees or expenses.

* Inception date 11/16/98.

                                                                             | 7
--------------------------------------------------------------------------------

HEALTH & BIOTECHNOLOGY FUND

                                                         LIPPER HEALTH &
                                                       BIOTECHNOLOGY FUND
       DATE           H&B              S&P 500               INDEX
--------------------------------------------------------------------------------
       7/99          9,425             10,000               10,000
      10/99          9,651              9,703                9,617
       4/00         16,315             10,401               11,412
      10/00         23,817             10,294               14,809
       4/01         15,959              9,051               13,128
      10/01         16,731              7,730               12,896
       4/02         14,415              7,907               12,035

The Lipper Health & Biotechnology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

* Inception date 7/15/99.

Past performance is not indicative of future results. You cannot invest directly in an index.

"S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc.

MEDICAL SCIENCES FUND

                                                        LIPPER SCIENCE &
                    MEDICAL                            BIOTECHNOLOGY FUND
       DATE         SCIENCES          S&P 500               INDEX
--------------------------------------------------------------------------------
       1/98          9,425             10,000               10,000
       4/98         10,528             11,582               11,291
      10/98          9,726             11,107               11,102
       4/99         13,340             13,586               12,199
      10/99         15,226             13,959               12,718
       4/00         24,581             14,962               15,091
      10/00         30,158             14,808               19,584
       4/01         22,271             13,021               17,361
      10/01         21,024             11,120               17,054
       4/02         15,253             11,374               15,916

The Lipper Health & Biotechnology Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

* Inception date 1/6/98.

Past performance is not indicative of future results. You cannot invest directly in an index.

"S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc.

Performance Highlights

--------------------------------------------------------------------------------

GROWTH OF A $10,000 INVESTMENT

These charts illustrate a comparison of a hypothetical investment of $10,000 in each of the Orbitex Group of Funds, (assuming reinvestment of all dividends and distributions and a one-time sales charge) versus the Fund's benchmark index.

ENERGY & BASIC MATERIALS FUND

                                                        LIPPER NATURAL
                    ENERGY &                             RESOURCE FUND
       DATE     BASIC MATERIALS          S&P 500             INDEX
--------------------------------------------------------------------------------
      10/97          9,422             10,000               10,000
       4/98         10,434             11,789                9,772
      10/98          7,986             11,741                7,723
       4/99          9,719             14,361                9,006
      10/99          9,614             14,755                8,888
       4/00         12,129             15,816               10,424
      10/00         10,331             15,653               11,101
       4/01         14,413             13,763               12,741
      10/01         10,123             11,754               10,156
       4/02         13,391             12,023               11,719

The Lipper Natural Resources Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

* Inception date 10/23/97.

FINANCIAL SERVICES FUND

                                                         LIPPER FINANCIAL
                   FINANCIAL                              SERVICES FUND
       DATE        SERVICES           S&P 500                INDEX
--------------------------------------------------------------------------------
       8/00          9,425             10,000               10,000
      10/00         10,792              9,962               11,242
       4/01         10,340              8,760               11,146
      10/01          9,252              7,481               10,038
       4/02         10,796              7,652               11,460

The Lipper Financial Services Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

* Inception date 8/1/00.

Past performance is not indicative of future results. You cannot invest directly in an index.

"S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc.

                                                                             | 9

--------------------------------------------------------------------------------

FOCUS 30 FUND

                                                         LIPPER LARGE
                                                           CAP CORE
       DATE        FOCUS 30           DOW JONES           FUND INDEX
--------------------------------------------------------------------------------
       3/91         10,000             10,000               10,000
       4/91          7,790              9,772                9,950
      10/91          8,790             10,543               10,705
       4/92          9,733             11,716               11,415
      10/92          9,385             11,419               11,642
       4/93          9,987             12,310               12,557
      10/93         10,763             13,405               13,584
       4/94         10,692             13,593               13,341
      10/94         11,210             14,634               13,894
       4/95         12,272             16,409               14,916
      10/95         13,261             18,290               16,900
       4/96         15,360             21,671               19,016
      10/96         16,577             23,724               20,440
       4/97         19,331             27,844               22,736
      10/97         20,754             29,810               26,257
       4/98         25,406             36,625               31,650
      10/98         24,310             35,035               31,017
       4/99         30,370             44,358               37,544
      10/99         30,164             44,473               38,279
       4/00         30,618             44,802               42,188
      10/00         28,514             46,151               41,968
       4/01         27,500             45,486               36,496
      10/01         23,853             38,795               31,342
       4/02         23,899             42,908               32,029

The Lipper Large Cap Value Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

"Dow Jones Industrial Average" is the property of Dow Jones & Company. The Orbitex Focus 30 Fund is neither affiliated with, nor endorsed by, Dow Jones & Company.

* Inception date 3/4/91.

                                                        LIPPER MULTI-
                                                         CAP GROWTH
       DATE         GROWTH             S&P 500           FUND INDEX
--------------------------------------------------------------------------------
      10/97          9,422             10,000               10,000
      10/97          9,378              9,448                9,447
       4/98         11,263             11,573               11,046
      10/98         10,465             11,098                9,902
       4/99         12,284             13,576               11,517
      10/99         15,148             13,947               10,881
       4/00         21,288             14,950               11,129
      10/00         20,605             14,796               11,953
       4/01         16,571             13,010               12,650
      10/01         13,248             11,111               11,196
       4/02         13,480             11,365               12,277

The Lipper Multi-Cap Growth Funds Index is an equal-weighted performance index, adjusted for capital-gain distributions and income dividends, of the largest qualifying funds having this investment objective, and is compiled by Lipper, Inc.

* Inception date 10/22/97.

Past performance is not indicative of future results. You cannot invest directly in an index.

"S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc.

Performance Highlights

--------------------------------------------------------------------------------
GROWTH OF A $10,000 INVESTMENT

These charts illustrate a comparison of a hypothetical investment of $10,000 in each of the Orbitex Group of Funds, (assuming reinvestment of all dividends and distributions and a one-time sales charge) versus the Fund's benchmark index.

AMERIGO FUND

                                                          MORNINGSTAR
                                                          MULTI-ASSET
       DATE        AMERIGO            S&P 500             FUND INDEX
--------------------------------------------------------------------------------
       7/97         10,000             10,000               10,000
      10/97         10,060              9,812                9,871
       4/98         11,411             12,019               10,749
      10/98         10,327             11,969               10,246
       4/99         12,926             14,641               11,279
      10/99         14,000             15,042               11,600
       4/00         16,608             16,124               12,726
      10/00         16,050             15,958               12,552
       4/01         13,833             14,032               12,373
      10/01         11,871             11,983               11,374
       4/02         12,756             12,257               11,997

The Morningstar Multi-Asset Global Average is an index that consists of mutual funds that seek total return by investing in varying combinations of equities, fixed-income securities, and other asset classes. These may invest a significant portion of their assets in securities of foreign issuers.

* Inception date 7/14/97.

CLERMONT FUND

                                                          MORNINGSTAR
                                                          MULTI-ASSET
       DATE        CLERMONT            S&P 500             FUND INDEX
--------------------------------------------------------------------------------
       7/97         10,000             10,000               10,000
      10/97          9,970              9,812                9,871
       4/98         10,984             12,019               10,749
      10/98         10,139             11,969               10,246
       4/99         11,566             14,641               11,279
      10/99         11,909             15,042               11,600
       4/00         12,853             16,124               12,726
      10/00         13,107             15,958               12,552
       4/01         12,098             14,032               12,373
      10/01         11,024             11,983               11,374
       4/02         11,613             12,257               11,997

The Morningstar Multi-Asset Global Average is an index that consists of mutual funds that seek total return by investing in varying combinations of equities, fixed-income securities, and other asset classes. These may invest a significant portion of their assets in securities of foreign issuers.

* Inception date 7/14/97.

Past performance is not indicative of future results. You cannot invest directly in an index.

"S&P 500 Index" is a registered trademark of McGraw-Hill Co., Inc.

                                                                            | 11
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

Letter from Fund Management              ORBITEX INFO-TECH & COMMUNICATIONS FUND
--------------------------------------------------------------------------------

Dear Shareholder:

----------------------------------------------
"As the economy improves during the
----------------------------------------------
year, it will likely be followed by improved
----------------------------------------------
spending in technology, either late this
----------------------------------------------
year or early next year."
----------------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Intuit, Inc.                              3.21%
-----------------------------------------------
Brocade Communications Systems, Inc.      3.14%
-----------------------------------------------
L3 Communications Holdings, Inc.          2.79%
-----------------------------------------------
THQ, Inc.                                 2.74%
-----------------------------------------------
Activision, Inc.                          2.61%
-----------------------------------------------
Altera Corp.                              2.50%
-----------------------------------------------
Emulex Corp.                              2.42%
-----------------------------------------------
Brooks Automation, Inc.                   2.29%
-----------------------------------------------
Oak Technology Inc.                       2.15%
-----------------------------------------------
Symantec Corp.                            2.12%
-----------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

After a very strong finish to calendar year 2001, technology stocks slumped badly in the first four months of this year. The strength in technology spending that occurred in late 2001 did not follow through into early 2002. In retrospect, the events of September 11 pushed a lot of spending from the third quarter into the fourth quarter, thus exaggerating the real level of technology spending. With the weakness in technology spending in the first quarter of this year and mediocre guidance from companies' management regarding the June quarter, it is clear that the prolonged downturn in this sector has yet to run its course. However, most recent economic data indicates that the U.S. is in the early stages of a recovery. As the economy improves during the year, it will likely be followed by improved spending in technology, either late this year or early next year.

PORTFOLIO POSITIONING

During this uncertain investment environment for technology we have looked to take advantage of some pockets of strength; and be prepared for when a broad recovery in technology eventually emerges. While pockets of strength have been relatively scarce in recent months, they can be found in security, storage software and storage area networks, gaming software, defense related electronics, and in certain semiconductor areas. Regarding a broad recovery, we think it is not sustainable without a strong rebound in semiconductor spending, as it is the engine that drives technology growth. Because of excess capacity and severe pressure on capital expenditure budgets in the telecommunication sector, we remain skeptical that a rally in telecom component suppliers and optical related stocks is sustainable before late 2003. In addition, we believe that spending on expensive software will be slow to come back, so we are under-weighted in this area. Finally, we believe that new technologies in wireless

                                                                            | 13
--------------------------------------------------------------------------------

and mobile computing will lead the recovery and we are looking at emerging companies in these areas.

INVESTMENT OUTLOOK

Despite a now two year downturn for the technology sector, the near term outlook remains challenging. Corporate IT managers remain tight fisted with their spending plans, and there are no must-have killer applications on the horizon. That being said, the federal government is supplying both fiscal and monetary stimuli in order to get the economy moving again. As the economy gains traction and corporate cash flow improves, we would expect to see increased spending on technology. During this slump, technology companies, in general, have reduced capacity, brought down inventories, and improved their cost structures. Cisco, for example, has reduced its operating costs by $2.5 billion. So there is substantial earnings leverage in the sector when it does rebound. Our focus at the Orbitex Info-Tech & Communications Fund is to seek out the more promising areas of technology and to invest in companies with the best growth prospects.

Sincerely,

MICHAEL ROMANOWSKI
PORTFOLIO MANAGER

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Computer Equipment                      1.93%
Computer Storage Devices                3.09%
Defense Industry                        3.37%
Communication Services                  3.82%
Cable                                   4.68%
Business Services                       5.38%
Computer Hardware                       6.30%
Electronics                             8.34%
Computer Networks                      11.76%
Computer Services                       1.92%
Broadcasting                            1.44%
Telecommunications Equipment            0.67%
Semiconductor                          26.40%
Software                               20.90%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                     ORBITEX EMERGING TECHNOLOGY FUND
--------------------------------------------------------------------------------

Dear Shareholder:

------------------------------------------
"Our primary focus has been on
------------------------------------------
emerging companies that are introducing
------------------------------------------
new technology products or services into
------------------------------------------
the marketplace."
------------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Brocade Communications Systems, Inc.               3.09%
--------------------------------------------------------
Altera Corp.                                       2.50%
--------------------------------------------------------
Coherent, Inc.                                     2.48%
--------------------------------------------------------
Conexant Systems, Inc.                             2.41%
--------------------------------------------------------
THQ, Inc.                                          2.41%
--------------------------------------------------------
Activision, Inc.                                   2.34%
--------------------------------------------------------
Emulex Corp.                                       2.33%
--------------------------------------------------------
Costar Group, Inc.                                 2.30%
--------------------------------------------------------
Brooks Automation, Inc.                            2.22%
--------------------------------------------------------
KLA-Tencor Corp.                                   2.21%
--------------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

After a very strong finish to calendar year 2001, technology stocks slumped badly in the first four months of this year. The strength in technology spending that occurred in late 2001 did not follow through into early 2002. In retrospect, the events of September 11 pushed a lot of spending from the third quarter into the fourth quarter thus exaggerating the real level of technology spending. With the weakness in technology spending in the first quarter of this year and mediocre guidance from companies' management regarding the June quarter, it is clear that the prolonged downturn in this sector has yet to run its course. However, most rece nt economic data indicate the U.S. is in the early stages of a recovery. As the economy improves during the year, it will likely be followed by improved spending in technology, either late this year or early next year.

PORTFOLIO POSITIONING

In this difficult environment for technology stocks, we have played few thematic ideas. We have taken advantage of some pockets of strength in areas such as security, storage software, storage area networks, electronic gaming software, and certain parts of the semiconductor industry. We remain skeptical of any sustainable rally in the telecommunications sector and have avoided telecom component suppliers and optical related stocks. Additionally, we believe that spending on big-ticket software will be slow to come back, so we are under-weighted in this area as well. Our primary focus has been on emerging companies that are introducing new technology products or services into the marketplace. Some examples of this would be At Road, which has developed a product for increasing mobile employee productivity, HPL Technologies, which sells yield enhancing software products to the semiconductor industry, and Vital Images, which produces three dimensional, non invasive analysis software for clinicians. These types of companies generally have relatively small market capitalization and volatile stock prices. Finally, we

                                                                            | 15
--------------------------------------------------------------------------------

believe that new technologies in wireless and mobile computing will lead the technology recovery and we are looking at emerging companies in these areas.

INVESTMENT OUTLOOK

Despite a now two year downturn for the technology sector, the near term outlook remains challenging. Corporate IT managers remain tight fisted with their spending plans, and there are no must-have killer applications on the horizon. That being said, the federal government is supplying both fiscal and monetary stimuli in order to get the economy moving again. As the economy gains traction and corporate cash flow improves, we would expect to see increased spending on technology. During this slump, technology companies, in general, have reduced capacity, brought down inventories, and improved their cost structures. Cisco, for example, has reduced its operating costs by $2.5 billion. So there is substantial earnings leverage in the sector when it does rebound. Our focus at the Orbitex Emerging Technology Fund is to seek out the more promising areas of technology and to invest in companies with the best growth prospects.

Sincerely,

MICHAEL ROMANOWSKI
PORTFOLIO MANAGER

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Healthcare Services                     1.55%
Cable                                   1.73%
Advertising                             1.87%
Communication Services                  2.47%
Medical Devices/Supplies                2.48%
Computer Services                       3.02%
Telecommunications Equipment            3.17%
Business Services                       3.97%
Computer Storage Devices                4.96%
Electronics                             5.20%
Computer Networks                       7.45%
Computer Hardware                       7.76%
Broadcasting                            1.42%
Internet                                0.88%
Diversified Manufacturing               0.58%
Semiconductor                          36.24%
Software                               15.25%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                  ORBITEX HEALTH & BIOTECHNOLOGY FUND
--------------------------------------------------------------------------------

Dear Shareholder:

----------------------------------------------
"As such, we believe the outlook for
----------------------------------------------
biotechnology remains very strong with
----------------------------------------------
future growth rates in excess of the overall
----------------------------------------------
"healthy" healthcare market."
----------------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Schering-Plough Corp.                           5.89%
-----------------------------------------------------
Amgen, Inc.                                     5.63%
-----------------------------------------------------
Biomet, Inc.                                    3.64%
-----------------------------------------------------
Caremark Rx, Inc.                               3.59%
-----------------------------------------------------
Health Management Associates, Inc.              3.33%
-----------------------------------------------------
Johnson & Johnson                               3.22%
-----------------------------------------------------
HealthSouth Corp.                               3.04%
-----------------------------------------------------
Invitrogen Corp.                                2.91%
-----------------------------------------------------
Pfizer, Inc.                                    2.90%
-----------------------------------------------------
Genentech, Inc.                                 2.77%
-----------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

[PICTURES OMITTED]

INVESTMENT ENVIRONMENT

The markets have continued to wrestle with economic weaknesses that developed prior to the events of September 11, 2001 as well as with subsequent events that have permeated the nation's psychology. A seesaw pattern of optimism and pessimism, reflecting the uncertainties, has been quite prevalent. Investors expect earnings and profits, but the evidence has been very limited to date. Even an economic rebound appears to be somewhat muted against a backdrop of lackluster corporate spending and investment.

The lack of market visibility has not hampered the ability of healthcare companies to generate earnings growth. A continued optimistic outlook, given solid fundamentals and pricing, also remains. The regulatory reimbursement environment also continues to be a positive. Companies in healthcare services have largely seen positive price movements in their stocks given the good earnings growth and near-term outlook. However, valuations have not increased dramatically and are still quite attractive as earnings growth has far outpaced price appreciation in the latest time period.

Earnings growth has been an issue for the pharmaceuticals and biopharmaceuticals sectors. A combination of major drug patent expirations and apparent difficulties in winning FDA approvals have hampered the earnings streams for pharmaceuticals and biopharmaceuticals. While patent expirations have hurt earnings for some large-cap drug companies, this issue has largely passed and we believe earnings visibility will improve dramatically over the next 12 months. The difficulties in obtaining timely FDA approvals has also largely passed, in our opinion, as the FDA has usually cyclically reacted to criticisms about too-fast or too-slow approvals by moving in the direction of the critical judgment. Reauthorization of the PDUFA (Prescription Drug User

                                                                            | 17
--------------------------------------------------------------------------------

Fee Act) by Congress is likely with increased fees funding improved communications between the FDA and pharmaceuticals firms.

PORTFOLIO POSITIONING

Healthcare stocks remain very attractive, especially against a fairly uncertain economic backdrop. Pricing and utilization remain as key fundamental positives with few negative signs in the outlook. Given the strong demographics, demand for healthcare services and treatments continue to grow. The demand fuels innovative treatments and services that improve patient outcomes, and that also helps reduce the overall cost burden.

With this in mind, the portfolio emphasizes the faster growing areas of healthcare. Given the pipeline outlook and lower valuations, positions in biotechnology have been increased. The portfolio exposure to services stocks like hospitals, managed care, pharmacy benefit managers and distributors has also been increased. Pharmaceuticals stock exposure has been reduced but we believe the outlook should improve substantially over the next year. Therefore, the weighting of drug company stocks will likely increase given the very low valuations accorded these firms currently.

INVESTMENT OUTLOOK

Innovative and advanced treatments and services have only recently begun to impact the healthcare markets. Advances in healthcare, particularly pharmaceutical advances, may take many years to reach patients given research and development requirements. Most of the promise of biotechnology has yet to be delivered as pipelines remain full and only a handful of new treatments have reached the market since the sequencing of the human genome was accomplished. As such, we believe the outlook for biotechnology remains very strong with future growth rates in excess of the overall "healthy" healthcare market. The lower valuations accorded biotechnology stocks of late is not a sign of negative prospects, in our opinion, but an indication of current investor anxiety over near term earnings visibility. We also find pharmaceuticals companies compelling, given overall drug utilization trends and new product introductions. Valuations are at abnormally low levels, but the outlook for drug companies suggests valuations should improve. We also continue to invest in healthcare services providers, given the long- term fundamentals and solid pricing environment.

Sincerely,

GREGORY D. AURAND, CFA
ALIDAD MIRESKANDARI, Ph.D.
PORTFOLIO MANAGERS

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Specialty Pharmaceuticals                3.50%
Genomics                                 4.95%
Medical Instruments                     16.51%
Healthcare Services                     18.85%
Generics                                 0.79%
Biotechnology                           35.45%
Pharmaceuticals                         19.95%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                        ORBITEX MEDICAL SCIENCES FUND
--------------------------------------------------------------------------------

Dear Shareholder:

------------------------------------------
"Since we feel that the sector's
------------------------------------------
fundamentals remain strong, we will
------------------------------------------
continue to approach the sector with a
------------------------------------------
long-term investment philosophy."
------------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Amgen, Inc.                                       7.85%
-------------------------------------------------------
BioMarin Pharmaceutical, Inc.                     5.48%
-------------------------------------------------------
Schering-Plough Corp.                             5.46%
-------------------------------------------------------
Genentech, Inc.                                   4.55%
-------------------------------------------------------
CardioDynamics International Corp.                3.83%
-------------------------------------------------------
IDEC Pharmaceuticals                              3.53%
-------------------------------------------------------
Cubist Pharmaceuticals, Inc.                      3.32%
-------------------------------------------------------
Invitrogen Corp.                                  3.30%
-------------------------------------------------------
Telik, Inc.                                       3.13%
-------------------------------------------------------
Thermo Electron Corp.                             3.08%
-------------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

[PICTURES OMITTED]

INVESTMENT ENVIRONMENT

In the past 18 months investors have regarded the biotechnology sector as an extension of the broader technology sector, causing the biotech index (BTK) to mimic and directionally follow the NASDAQ index. As the markets in general, and the technology sector specifically have continued to struggle, investors' flight from uncertainty has spilled over to the biotech sector in 2002.

The biotech sector had a very strong fourth quarter in 2001, fueled by a strong stream of positive clinical data and strong revenue and earnings growth. While it was not surprising to see a first quarter 2002 decline in the BTK (historically, in 8 out of 11 previous years the BTK had been down in first quarter), the weakness and selling pressure have continued into the second quarter. We believe the current weakness in the sector is attributable to a combination of the following points:

o Weakness in NASDAQ fueled by poor tech earnings, accounting problems and lack of investor confidence

o Lack of timely FDA approvals resulting in increased timelines to product launch and profitability, due to the agency's conservative posture in the absence of a commissioner

o Supply and demand imbalance as a number of major mutual funds and hedge funds have liquidated their biotech positions

o Shift of healthcare exposure from biotech and large-cap pharmaceuticals to services and HMOs in institutional growth funds

o Large number of clinical failures and regulatory rejections compounding investors' fear of uncertainty in the sector

                                                                            | 19
--------------------------------------------------------------------------------

o P/E compression regardless of PEG ratios have lowered valuations to 1999 lows**

o Uncertainty about government regulations regarding the Expensing of Options leading to earnings erosion in the sector

It should be noted that the fundamentals of the industry are as strong as ever. The sector is very well capitalized and a majority of companies have enough cash to sustain operations for the next 24-36 months without the need for additional financing from the equity markets. Companies are also making impressive gains in their clinical programs. Demographic trends and government policy are still very favorable and the industry has generally been spared accounting and research analyst scandals.

PORTFOLIO POSITIONING

The Medical Sciences portfolio is a dedicated biotechnology offering. Its biotech exposure is high, resulting in above average volatility. Since we feel that the sector's fundamentals remain strong, we will continue to approach the sector with a long-term investment philosophy. The portfolio will have a higher concentration of product development companies (versus platform or technology companies) going forward as we believe this is the business model that offers the greatest return on investment in the current market.

Sincerely,

GREGORY D. AURAND, CFA
ALIDAD MIRESKANDARI, Ph.D.
PORTFOLIO MANAGERS

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Genomics                                  5.43%
Specialty Pharmaceuticals                 5.64%
Pharmaceuticals                          12.12%
Medical Instruments                      13.34%
Healthcare Services                       4.16%
Biotechnology                            59.31%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

** P/E ratio, or price-earnings ratio, shows the multiple of earnings at which a stock sells. Determined by dividing current stock price by current earnings per share (adjusted for stock splits). A higher multiple means investors have higher expectations for future growth, and have bid up the stock's price. PEG ratio, or prospective earnings growth ratio, is based on forecasts from proprietary sources such as Institutional Brokers' Estimate System (IBES), First Call, or Zach's. Growth is forecast of earnings minus current earnings divided by current earnings. This is a forward looking measure rather than typical earnings growth measures, which look back in time.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                ORBITEX ENERGY & BASIC MATERIALS FUND
--------------------------------------------------------------------------------

Dear Shareholder:

----------------------------------------
"The Fund has positioned itself with
----------------------------------------
a heavy emphasis on basic material
----------------------------------------
stocks, and that positioning has paid
----------------------------------------
off handsomely."
----------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Ispat International NV                         21.28%
-----------------------------------------------------
Chesapeake Energy Corp.                         7.82%
-----------------------------------------------------
Encana Corp.                                    7.74%
-----------------------------------------------------
Olympic Steel, Inc.                             7.35%
-----------------------------------------------------
Stelco, Inc. Class A                            6.34%
-----------------------------------------------------
Astropower, Inc.                                5.41%
-----------------------------------------------------
EOG Resources, Inc.                             3.81%
-----------------------------------------------------
Diamond Offshore Drilling, Inc.                 3.48%
-----------------------------------------------------
Inco Ltd.                                       3.36%
-----------------------------------------------------
Steel Dynamics, Inc.                            3.36%
-----------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

The last six months have seen a continued trend of excessive volatility for global markets. The global economy has showed some strength, particularly in the manufacturing sector, and this has spurred demand for base metals. The energy sector's strength has mainly been due to OPEC's production cut-backs, and it is difficult to know whether or not these cut-backs will continue. Both basic material as well as energy stocks continue to benefit from the weak dollar, and we believe that dollar weakness could continue for some time to come. Assuming relative World peace, we see continued strength in the global economy. A slowly recovering global economy should bode very well for the continued outperformance of basic material stocks.

PORTFOLIO POSITIONING

The Fund has taken a conservative stance in the energy sector, with high quality companies such as Exxon Mobil and Shell being important stocks in the Fund. The Fund has positioned itself with a heavy emphasis upon basic material stocks, and that positioning has paid off handsomely. We have been more aggressive with this sector and our largest position in the Fund is the world's eighth largest steel producer, ISPAT International. We also continue to own some select gold stocks, with Placer Dome being our largest weight in the Fund. We also have taken a position in the solar power leader Astropower, which we believe has an excellent long-term growth story, and is trading at near its 52-week low. Unlike many alternative energy companies, Astropower is also very profitable.

INVESTMENT OUTLOOK

Despite the volatile global marketplace, we continue to position the Fund to best take advantage of our fundamental outlook for the energy and basic material sectors. The Fund has performed well, and we constantly strive to keep our performance strong.

Sincerely,

KENNETH W. HOFFMAN, CFA
PORTFOLIO MANAGER

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Energy-Alternate Sources                 8.30%
Oil Service                              8.84%
Oil Production                          16.18%
Natural Gas                             16.87%
Base Metals                             49.81%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                      ORBITEX FINANCIAL SERVICES FUND
--------------------------------------------------------------------------------

Dear Shareholder:

-----------------------------------------
"We believe that financial stocks are
-----------------------------------------
likely to perform reasonably well as the
-----------------------------------------
economy strengthens over the course
-----------------------------------------
of the next year..."
-----------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

American Capital Strategies, Inc.           4.09%
--------------------------------------------------
PrivateBancorp, Inc.                        3.86%
--------------------------------------------------
Citigroup, Inc.                             3.75%
--------------------------------------------------
American International Group, Inc.          3.69%
--------------------------------------------------
Household International, Inc.               3.53%
--------------------------------------------------
AFLAC Inc.                                  3.44%
--------------------------------------------------
FleetBoston Financial Corp.                 3.38%
--------------------------------------------------
HCC Insurance Holdings, Inc.                3.32%
--------------------------------------------------
Marsh & McLennan Cos., Inc.                 3.27%
--------------------------------------------------
Washington Mutual, Inc.                     3.06%
--------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

The first quarter of 2002 saw a choppy trading environment in which investors, analyzing mixed signals about the strength of an economic recovery, struggled to find direction in the stock market. The Fund's performance was propelled by our investments in life insurers, smaller regional banks and health care services. Favoring firms that focused on traditional life and disability insurance rather than variable annuities proved beneficial. Re-insurers and consumer finance saw some declines due to concern over valuations and credit quality.

Looking forward we believe that the market will remain unsettled until later in the year. We anticipate a slow moving recovery over the course of 2002. In what has become a stock picker's environment, we believe that our fundamental investment approach is essential to uncovering and understanding opportunities in these turbulent conditions. We believe that financial stocks are likely to perform reasonably well as the economy strengthens over the course of the next year and we look forward to updating you on the changes within the portfolio as our sectors adapt to changing markets.

PORTFOLIO POSITIONING

Our current strategy continues to favor: smaller and mid-size regional banks, transaction processors, life insurers and health care service companies because of their historical ability to produce high-quality and sustainable earnings during unsettled markets. In addition, although there has been some pullback in the property- casualty insurers, we anticipate continued favorable pricing for the foreseeable future. Over the period we trimmed our number of holdings in some areas, which included: investment managers, real estate investment trusts, money center and larger regional banks.

                                                                            | 23
--------------------------------------------------------------------------------

INVESTMENT OUTLOOK

The Fund currently owns 42 companies and we feel the renewed emphasis on accounting and balance sheets favors our in depth approach to fundamental research. As the economic recovery continues to build, we will emphasize companies with strong management teams, high recurring revenues and strong balance sheets that are best positioned to succeed in today's atmosphere and potentially benefit our shareholders. We thank you for your continued support.

Sincerely,

LANNY THORNDIKE
PORTFOLIO MANAGER
CENTURY CAPITAL MANAGEMENT, INC.

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Insurance - Specialty                      3.01%
Banks - Savings & Loans                    3.06%
Brokerage Services                         3.64%
Insurance Brokerage                        5.28%
Healthcare Services                        6.36%
Insurance - Life/Health                    6.96%
Consumer Finance                           8.03%
Banks - Money Centers                     14.00%
Investment Management/Advisory Services    2.73%
Insurance - Property/Casualty             16.72%
Banks - Regional                          15.41%
Business Services                         14.80%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                                ORBITEX FOCUS 30 FUND
--------------------------------------------------------------------------------

Dear Shareholder:

------------------------------------------
"Our portfolio of Dow holdings has
------------------------------------------
performed relatively well during this
------------------------------------------
period, providing our investors with a
------------------------------------------
safe-haven during these volatile times."
------------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

------------------------------------------------------
3M Co.                                           7.77%
------------------------------------------------------
International Business Machines Corp.            5.57%
------------------------------------------------------
Exxon Mobil Corp.                                5.50%
------------------------------------------------------
Procter & Gamble Co.                             5.19%
------------------------------------------------------
Johnson & Johnson                                4.77%
------------------------------------------------------
Wal-Mart Stores, Inc.                            4.62%
------------------------------------------------------
United Technologies Corp.                        4.49%
------------------------------------------------------
General Motors Corp.                             4.47%
------------------------------------------------------
Philip Morris Companies, Inc.                    4.34%
------------------------------------------------------
Microsoft Corp.                                  4.24%
------------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

The market appears to be at a trough in the latest profits recession. Last quarter marked the first time that more companies in the Dow actually beat forecasts than missed them. Unfortunately, the triple threat of continued terrorist attacks, a crisis in corporate confidence and modest to high valuations off next year's earnings, have combined to keep markets down for the past six months. Given investor fears, this flight to quality has been most prevalent in the disparate performance between the Dow and the NASDAQ since the beginning of the year, with the higher quality Dow Jones Index declining by only 1% while the more speculative NASDAQ is down over 13% thru April 30, 2002. Our portfolio of Dow holdings has performed relatively well during this period, providing our investors with a safe-haven during these volatile times.

PORTFOLIO POSITIONING

Orbitex Focus 30 Fund is currently seeking companies that exhibit the greatest safety characteristics. Consumer companies such as Coca-Cola and Phillip Morris should continue to attract investor flows in these periods of uncertainty. We will look to strategically overweight positions in technology during pullbacks, and look for names such as Intel and IBM to lead any tech recovery.

"Dow Jones Industrial Average" is the property of Dow Jones & Company. The Orbitex Focus 30 is neither affiliated with, nor endorsed by, Dow Jones & Company.

                                                                            | 25
--------------------------------------------------------------------------------

INVESTMENT OUTLOOK

While the Fed appears to have ceased cutting interest rates, it appears to be a question of when, and not if, the economy will recover, and to what extent. Valuations in several areas (especially technology) are discounting a rather robust rebound, thus, the magnitude of the recovery will be as important as the timing. To date, it appears that companies are finally gaining some visibility and are able to forecast out at least one quarter ahead, whereas last year they were unable to do so. The Orbitex Focus 30 Fund is well positioned to offer long-term investors the rewards that a more normalized market presents for stock and sector picking.

Sincerely,

NEIL FEINBERG
PORTFOLIO MANAGER

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Communication Services                   2.84%
Energy                                   5.50%
Financial                                7.90%
Basic Materials                          9.29%
Healthcare                              11.57%
Technology                              13.14%
Capital Goods                           22.27%
Consumer Staples                        14.20%
Consumer Cyclicals                      13.29%

A concentrated portfolio may add a measure of volatility to performance, as major fluctuations in any one holding will likely affect the fund more than a fund with greater diversification.

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Funds whose investments are concentrated in a specific industry or sector are subject to a higher degree of risk than funds whose investments are diversified, and may not be suitable for all investors.

Letter from Fund Management                                  ORBITEX GROWTH FUND
--------------------------------------------------------------------------------

Dear Shareholder:

----------------------------------------
"Orbitex Growth Fund is well positioned
----------------------------------------
to take advantage of the changes in
----------------------------------------
this dynamic period of growth. With a
----------------------------------------
top-down sector allocation in place, the
----------------------------------------
Fund should benefit from over weighting
----------------------------------------
in those sectors that exhibit the best
----------------------------------------
risk/reward ratios."
----------------------------------------

TOP 10 PORTFOLIO HOLDINGS*

Bank of New York Co., Inc. (The)            4.22%
-------------------------------------------------
Celera Genomics Group                       3.48%
-------------------------------------------------
Mellon Financial Corp.                      3.43%
-------------------------------------------------
Concord Efs, Inc.                           3.22%
-------------------------------------------------
Radio One, Inc.                             3.16%
-------------------------------------------------
American International Group, Inc.          2.97%
-------------------------------------------------
Astropower, Inc.                            2.93%
-------------------------------------------------
Schering-Plough Corp.                       2.79%
-------------------------------------------------
Sylvan Learning Systems, Inc.               2.68%
-------------------------------------------------
Marsh & Mclennan Cos., Inc.                 2.42%
-------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

[PICTURE OMITTED]

The market appears to be at a trough in the latest profits recession. Last quarter marked the first time that more companies in the Dow actually beat forecasts than missed them. Unfortunately, the triple threat of continued terrorist attacks, a crisis in corporate confidence and modest to high valuations off next year's earnings, have combined to keep markets down for the past six months. As we search for areas of growth, the market seems to be rewarding traditional growth companies, or those companies who can grow in any type of economic environment, as investors focus on stability, as opposed to the promise of extraordinary future growth.

PORTFOLIO POSITIONING

Given the forementioned sentiment in the market, we have overweighted areas of stable growth, such as financials and healthcare services. We believe that banks and insurance companies have great pricing power at this part of the economic cycle, and hospitals and other health service providers have exhibited modest but steady growth over the past few years. The Orbitex Growth Fund continues to move forward with a portfolio management team consisting of seasoned sector fund specialists in the fields of: Technology, Healthcare and Biotechnology, Financial Services and Energy.

Orbitex Growth Fund is well positioned to take advantage of the changes in this dynamic period of growth. With a top-down sector allocation in place, the Fund should benefit from over weighting in those sectors that exhibit the best risk/reward ratios. By leveraging off the expertise of our sector specialists, the Fund will focus on the fastest growing areas of Technology, Healthcare, Financial Services,

                                                                            | 27
--------------------------------------------------------------------------------

Energy and Consumer Services. We believe that the added benefits of stock picking expertise within the given sector, overlaid by a prudent sector allocation process will provide shareholders with above average returns in the months and years to follow.

INVESTMENT OUTLOOK

With the Fed largely done cutting interest rates, it appears to be a question of when, and not if, the economy will recover, and to what extent. Valuations in several areas (especially technology) are discounting a rather robust rebound, thus, the magnitude of the recovery will be as important as the timing. To date, it appears that companies are finally gaining some visibility and are able to forecast out at least one quarter ahead, whereas last year they were unable to do so. For now, prudence seems to be the key to investment success, but as investors gain more confidence in the market, we expect the more speculative areas to pick up. As managers, we will be watching for this dynamic shift, and will seek to provide investors with the best risk-adjusted returns possible.

Sincerely,

NEIL FEINBERG
PORTFOLIO MANAGER

PORTFOLIO COMPOSITION*

[CHART OMITTED]

Basic Materials                 2.16%
Electronics                     2.25%
Education Services              2.68%
Energy - Alternate Sources      3.02%
Software                        3.53%
Business Services               3.63%
Media                           4.42%
Telecommunications              4.81%
Semiconductor                   4.91%
Computer Equipment              5.91%
Broadcasting                    5.96%
Oil & Gas Services              2.00%
Steel Production                1.65%
Computer Networks               0.69%
Auto Parts                      0.23%
Financial Services             22.76%
Healthcare & Biotechnology     21.27%
Insurance                       8.12%

* Based on total investment value of the Fund as of 4/30/02. Compositions are subject to change.

Letter from Fund Management                     ORBITEX AMERIGO & CLERMONT FUNDS
--------------------------------------------------------------------------------

Dear Shareholder:

--------------------------------------------
"Now, more than ever, the Orbitex
--------------------------------------------
Amerigo and Clermont Funds represent
--------------------------------------------
an excellent core holding for any prudent
--------------------------------------------
investor's portfolio who is seeking some
--------------------------------------------
degree of asset allocation."
--------------------------------------------

ORBITEX AMERIGO FUND
TOP 10 PORTFOLIO HOLDINGS*

S&P Depositary Receipts                       11.60%
----------------------------------------------------
Oakmark Select Fund Class I                    9.13%
----------------------------------------------------
Masters Select Equity Fund                     7.28%
----------------------------------------------------
Artisan Mid Cap Fund                           7.24%
----------------------------------------------------
Franklin Mutual Qualified Fund - Class Z       5.60%
----------------------------------------------------
Strong Adviser Small Cap Value Fund            5.40%
----------------------------------------------------
Buffalo Small Cap Fund                         4.42%
----------------------------------------------------
Hennessy Cornerstone Growth Fund               4.22%
----------------------------------------------------
Rydex Series Trust OTC Fund                    4.14%
----------------------------------------------------
SSgA Growth & Income Fund                      3.82%
----------------------------------------------------

ORBITEX CLERMONT FUND
TOP 10 PORTFOLIO HOLDINGS*

S & P Depositary Receipts                     10.07%
----------------------------------------------------
Pioneer High Yield Fund Class A                8.49%
----------------------------------------------------
Oakmark Select Fund Class I                    8.40%
----------------------------------------------------
American Century Small Cap Value Fund          6.78%
----------------------------------------------------
Tweedy Browne Global Value Fund                6.48%
----------------------------------------------------
Baron Growth Fund                              6.38%
----------------------------------------------------
Thompson Plumb Growth Fund                     5.35%
----------------------------------------------------
Weitz Series Value Fund                        4.21%
----------------------------------------------------
N/I Numeric Small Cap Value Fund               4.16%
----------------------------------------------------
Gateway Fund                                   3.83%
----------------------------------------------------

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual securities.

* Based on total investment value of the Fund as of 4/30/02.

INVESTMENT ENVIRONMENT

The twelve months ended April 30, 2002 represented a year of contrasts. Investors and economists alike have witnessed the equity market's decline in the first five months of the fiscal year and the official declaration of a "bear market". Ironically, several weeks later the degree of the stock market's recovery from the low on September 21st was termed a "bull market". We saw economic growth turn negative in the third quarter of 2001 and the economy declared in "recession" by the National Bureau of Economic research. Yet, in the following two calendar quarters, GDP** growth turned positive. Over the past twelve months, the stocks of smaller companies performed strongly while the shares of larger companies languished. Furthermore, the stocks of cyclical companies performed well. In contrast, the stocks of technology companies continued to struggle. In addition, consumers continued to spend while corporations reduced their expenditures and short-term interest rates during this period fell to forty-year lows. This was a year of contrasts, indeed.

In light of the Enron disaster and the huge declines we have seen in many former stalwart companies, the concept of asset allocation has taken on even greater importance. The Portfolio Management Team for the Orbitex Amerigo and Clermont Funds has always been a firm believer in practicing asset allocation as part of a prudent money management philosophy. It was with the idea of asset allocation in mind that Orbitex Amerigo and Orbitex Clermont were created.

Now, more than ever, the Orbitex Amerigo and Clermont Funds represent an excellent core holding for any prudent investor's portfolio who is seeking some degree of asset allocation.

PORTFOLIO POSITIONING

Within the Orbitex Amerigo portfolio, we have maintained and increased our fund allocations in the small-cap and mid-cap sectors that have shown the

** Gross Domestic Product, or GDP, is the market value of goods and services produced over time including the income of foreign corporations and foreign residents working in the U.S., but excluding the income of U.S. residents and corporations overseas.

                                                                            | 29
--------------------------------------------------------------------------------

best relative strength and performance over this period. Portfolio exposure in the large-cap and international equity sectors was further reduced. This change in the portfolio's asset allocation proved beneficial over this period of time and enabled Orbitex Amerigo to outperform the Standard and Poors' 500 Index for the past twelve months by a respectable margin.

Portfolio allocations within Orbitex Clermont also reflected the over-weighting of the small-cap and mid-cap sectors of the market with a healthy exposure to funds utilizing the "value" investment style. At the present time, the allocation of Orbitex Clermont is 65 percent equities and 35 percent bonds and cash equivalents. Given the present low level of interest rates, and the potential for interest rates to rise, the portfolio management team has made several changes to the line up of bond funds utilized in the portfolio and also complimented these funds with a healthy cash position to provide fund managers with both the flexibility and principal stability which a cash position can add to the fixed income allocation of the portfolio.

INVESTMENT OUTLOOK

The environment over the coming twelve months will likely reward those fund managers who have a talent for both sector and stock selection. In our opinion, the market environment will continue to be selective as the year progresses. Valuations are still high in many areas of the market. Without a big increase in earnings, these high valuations are not justified. It is during this type of environment that good stock pickers excel. We believe we have some of the very best stock pickers in the business working for us inside the Orbitex Amerigo Fund and Orbitex Clermont Fund and we will continue to seek out the investments that can consistently generate the strongest performances within their respective asset classes.

Sincerely,

PORTFOLIO
MANAGEMENT TEAM

Letter from Fund Management                     ORBITEX AMERIGO & CLERMONT FUNDS
--------------------------------------------------------------------------------

PORTFOLIO COMPOSITION -- AMERIGO FUND*

[CHART OMITTED]

International Equity       5.26%
Large Cap Value            7.28%
Small Cap Value            7.58%
Mid Cap Growth            10.39%
Small Cap Growth          10.75%
Large Cap Growth          10.74%
Bond                       2.04%
Mid Cap Value             21.70%
Large Cap Blend           12.78%
Money Market              11.48%

PORTFOLIO COMPOSITION -- CLERMONT FUND*

[CHART OMITTED]

Small Cap Growth         6.38%
International Equity     8.86%
Small Cap Value         13.51%
Bond                    15.47%
Large Cap Growth         0.80%
Large Cap Blend         19.25%
Money Market            18.95%
Mid Cap Value           16.78%

All holdings as of 4/30/02. Portfolio holdings subject to change and should not be considered a recommendation to buy individual mutual funds.

* Based on total investment value of the Fund as of 4/30/02.

32 |                                     ORBITEX INFO-TECH & COMMUNICATIONS FUND
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                 Shares      Market Value
=========================================================================

COMMON STOCKS--79.80%
BROADCASTING-1.15%
USA Networks, Inc. (a)                           18,300      $   547,353
                                                             -----------
BUSINESS SERVICES--4.31%
Costar Group, Inc. (a)                            8,046          191,575
Mantech International Corp. Class A (a)          27,300          646,464
Ebay, Inc. (a)                                   13,300          706,230
Sungard Data Systems, Inc. (a)                   16,900          502,944
                                                             -----------
                                                               2,047,213
                                                             -----------
CABLE--3.76%
Charter Communications Inc. Class A (a)          77,800          637,182
Comcast Corp. Class A (a)                        14,500          387,875
COX Communications, Inc. Class A (a)             22,700          757,953
                                                             -----------
                                                               1,783,010
                                                             -----------
COMMUNICATION SERVICES--3.07%
Ectel Ltd. (a)+                                  22,028          296,717
Harris Corp.                                     16,600          601,086
Ubiqitel, Inc. (a)+                             302,933          557,397
                                                             -----------
                                                               1,455,200
                                                             -----------
COMPUTER EQUIPMENT--1.55%
Dell Computer Corp. (a)                          27,900          734,886
                                                             -----------
COMPUTER HARDWARE--5.05%
Cadence Design Systems, Inc. (a)                 31,200          638,976
Mentor Graphics Corp. (a)                        37,200          717,960
Netscreen Technologies, Inc. (a)\^               57,400          564,242
Synplicity, Inc. (a)                             65,503          477,451
                                                             -----------
                                                               2,398,629
                                                             -----------
COMPUTER NETWORKS--9.04%
Brocade Communications Systems, Inc. (a)\^       46,700        1,195,053
Cisco Systems, Inc. (a)                          44,700          654,855
Emulex Corp. (a)                                 31,817          922,375
Finisar (a)+                                     79,200          506,088
Network Associates Inc. (a)                      18,800          333,700
Qlogic Corp. (a)                                 14,800          676,508
                                                             -----------
                                                               4,288,579
                                                             -----------
COMPUTER SERVICES--1.54%
Affiliated Computer Services, Inc. (a)           13,500          729,945
                                                             -----------
COMPUTER STORAGE DEVICES--2.48%
Network Appliance Corp. (a)                      43,500          759,075
Western Digital Corp. (a)                        67,500          417,825
                                                             -----------
                                                               1,176,900
                                                             -----------
DEFENSE INDUSTRY--2.70%
Allied Research Corp. (a)                         9,660          223,146
L3 Communications Holdings, Inc. (a)              8,300        1,060,574
                                                             -----------
                                                               1,283,720
                                                             -----------
ELECTRONICS--6.69%
Axcelis Technologies, Inc. (a)                   49,700          715,680
Flextronics International Ltd. (a)               51,700          716,045
Sanmina-SCI Corp. (a)                            53,000          551,200
Solectron Corp. (a)                              59,000          430,700
Sypris Solutions, Inc. (a)                       42,200          759,600
                                                             -----------
                                                               3,173,225
                                                             -----------

--------------------------------------------------------------------------------
See Notes to Financial Statements.

ORBITEX INFO-TECH & COMMUNICATIONS FUND                                     | 33
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                Shares      Market Value
========================================================================================
SEMICONDUCTOR--21.17%
Altera Corp. (a)                                                46,200      $   949,872
Amkor Technolgy, Inc. (a)                                       31,800          639,180
Applied Materials, Inc. (a)                                     30,800          749,056
Brooks Automation, Inc. (a)                                     24,500          873,425
Cypress Semiconductor Corp. (a)                                 15,000          334,050
Entegris, Inc. (a)                                              43,003          677,297
Fairchild Semiconductor International, Inc. Class A (a)         19,000          511,860
Genesis Microchip, Inc. (a)+                                    11,836          284,182
Intergrated Device Technology (a)                               19,100          535,564
Intersil Holding Corp. Class A (a)                              15,000          402,750
KLA-Tencor Corp. (a)                                             9,200          542,524
Kronos, Inc. (a)                                                 6,650          270,323
Kulicke & Soffa Industries, Inc. (a)                            29,700          538,758
Microtune, Inc. (a)+                                            58,300          650,045
Oak Technology, Inc. (a)                                        57,600          819,648
Semitool, Inc. (a)                                              32,798          463,764
Sonicblue, Inc. (a)+                                            76,105          148,405
Texas Instruments, Inc.                                         21,200          655,716
                                                                            -----------
                                                                             10,046,419
                                                                            -----------
SOFTWARE--16.76%
Activision, Inc. (a)                                            31,550          993,194
Documentum, Inc. (a)                                            19,400          376,748
HPL Technologies, Inc. (a)+                                     36,000          430,560
Intuit, Inc. (a)                                                31,200        1,222,416
Manhattan Associates, Inc. (a)                                  20,700          653,706
O2Micro International Ltd. (a)                                  33,150          540,345
Packeteer, Inc. (a)                                             69,000          483,000
Precise Software Solutions Ltd. (a)                             17,800          233,892
Rational Software Corp. (a)                                     31,792          463,210
Symantec Corp. (a)                                              22,800          807,348
THQ, Inc. (a)+                                                  29,700        1,041,282
Veritas Software Co. (a)                                        25,000          708,500
                                                                            -----------
                                                                              7,954,201
                                                                            -----------
TELECOMMUNICATIONS EQUIPMENT--0.53%
Spectrian Corp. (a)+                                            23,200          253,808
                                                                            -----------
---------------------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $39,228,299)                                       37,873,088
---------------------------------------------------------------------------------------

PREFERRED STOCKS--0.40%
NETWORKING PRODUCTS--0.40%
U.S. Wireless Data, Inc. Series C (a) (b)                       75,000          187,500
U.S. Wireless Data, Inc. Warrants, expire 3/17/07 (a) (b)      125,000               --
---------------------------------------------------------------------------------------
TOTAL PREFERRED STOCKS (cost $750,000)                                          187,500
---------------------------------------------------------------------------------------

TOTAL INVESTMENTS (cost $39,978,299)--80.20%                                $38,060,588
---------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--19.80%                                         9,395,542
---------------------------------------------------------------------------------------
NET ASSETS--100.00%                                                         $47,456,130
=======================================================================================

--------------------------------------------------------------------------------

 +    All or a portion of the security is on loan (Note 8)

(a)   Denotes non-income producing security.

(b) Private placement security that has been fair valued under the direction of the Board of Trustees. Security is restricted as to sale and deemed illiquid.

--------------------------------------------------------------------------------
See Notes to Financial Statements.

34 |                                     ORBITEX INFO-TECH & COMMUNICATIONS FUND
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                       Shares     Market Value
==============================================================================

SECURITIES SOLD SHORT (A)
SEMICONDUCTOR
ESS Technology, Inc.                                   12,500     $   199,625
Lam Research Corp.                                      8,600         220,676
                                                                  -----------
                                                                      420,301
                                                                  -----------
SOFTWARE

Manugistics Group, Inc.                                27,000         425,520
Serena Software, Inc.                                  28,700         394,625
                                                                  -----------
                                                                      820,145
                                                                  -----------
TELECOMMUNICATIONS EQUIPMENT
Scientific Atlanta, Inc.                               15,000         300,000
-----------------------------------------------------------------------------
TOTAL SECURITIES SOLD SHORT (PROCEEDS $1,665,677)                 $ 1,540,446
=============================================================================

--------------------------------------------------------------------------------
See Notes to Financial Statements.

ORBITEX EMERGING TECHNOLOGY FUND                                            | 35
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                              Shares    Market Value
=====================================================================

COMMON STOCKS--89.10%
ADVERTISING-1.67%
Lamar Advertising Co. (a)                      5,800     $  248,994
                                                         ----------
BROADCASTING--1.26%
USA Networks, Inc. (a)                         6,300        188,433
                                                         ----------
BUSINESS SERVICES--3.53%
Costar Group, Inc. (a)                        12,854        306,054
I-Many, Inc. (a)                              39,700        222,320
                                                         ----------
                                                            528,374
                                                         ----------
CABLE--1.54%
Comcast Corp. (a)                              8,600        230,050
                                                         ----------
COMMUNICATION SERVICES--2.20%
Ectel Ltd. (a)                                11,072        149,140
Education Management Corp. (a)                    12            517
Raindance Communications, Inc. (a)            18,500         55,315
Safenet, Inc. (a)                              8,800        123,640
Ubiquitel, Inc. (a)                               45             83
                                                         ----------
                                                            328,695
                                                         ----------
COMPUTER HARDWARE--6.92%
Advanced Digital Information Corp. (a)        15,900        143,100
Concurrent Computer Corp. (a)                 21,700        148,645
Flextronics International Ltd. (a)            16,100        222,985
Netscreen Technologies, Inc. (a)              23,500        231,005
Photon Dynamics, Inc. (a)                      5,040        244,138
Synplicity, Inc. (a)                           5,997         43,712
                                                         ----------
                                                          1,033,585
                                                         ----------
COMPUTER NETWORKS--6.64%
Brocade Communications Systems, Inc. (a)      16,100        411,999
Emulex Corp. (a)                              10,683        309,700
Netscout Systems, Inc. (a)                    17,200        156,692
Network Associate, Inc. (a)                    6,400        113,600
                                                         ----------
                                                            991,991
                                                         ----------
COMPUTER SERVICES--2.69%
Mentor Graphics Corp. (a)                     12,100        233,530
Silicon Storage Technology, Inc. (a)          17,000        168,640
                                                         ----------
                                                            402,170
                                                         ----------
COMPUTER STORAGE DEVICES--4.42%
Network Appliance Corp. (a)                   12,600        219,870
O2Micro International Ltd. (a)                11,200        182,560
Western Digital Corp. (a)                     41,700        258,123
                                                         ----------
                                                            660,553
                                                         ----------
DIVERSIFIED MANUFACTURING--0.52%
Bistream, Inc. (a)                            20,900         77,748
                                                         ----------
ELECTRONICS--4.63%
Chippac, Inc. (a)                             30,400        278,160
Sanmina-SCI Corp. (a)                         18,500        192,400
Sypris Solutions, Inc. (a)                    12,300        221,400
                                                         ----------
                                                            691,960
                                                         ----------
HEALTHCARE SERVICE--1.38%
Vital Images, Inc. (a)                        24,600        206,640
                                                         ----------
INTERNET--0.78%
At Road, Inc. (a)                             17,500        116,550
                                                         ----------
MEDICAL DEVICES/SUPPLIES--2.21%
Coherent, Inc. (a)                            10,800        330,480
                                                         ----------

--------------------------------------------------------------------------------
See Notes to Financial Statements.

36 |                                            ORBITEX EMERGING TECHNOLOGY FUND
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                         Shares     Market Value
================================================================================

SEMICONDUCTOR--32.29%
Actel Corp. (a)                                          11,000     $   267,300
Altera Corp. (a)                                         16,200         333,072
Amkor Technolgy, Inc. (a)                                10,400         209,040
Applied Materials, Inc. (a)                              10,600         257,792
ASE Test Ltd. (a)                                        17,900         243,977
ASM International N.V. (a)                                6,100         140,300
Axcelis Technologies, Inc. (a)                           17,500         252,000
Brooks Automation, Inc. (a)                               8,300         295,895
Conexant Systems, Inc. (a)                               31,500         321,300
Entegris, Inc. (a)                                       16,000         252,000
Genesis Microchip, Inc. (a)                               3,864          92,775
IntegratedDevice Technology, Inc. (a)                     6,600         185,064
KLA-Tencor Corp. (a)                                      5,000         294,850
Microtune, Inc. (a)                                      19,800         220,770
Monolithic Systems Technology, Inc. (a)                  12,700         168,910
Oak Technology, Inc. (a)                                 17,600         250,448
Semitool, Inc. (a)                                       14,802         209,300
Sonicblue, Inc. (a)                                      25,695          50,105
Systems & Computer Tech Corp. (a)                         9,600         149,280
Ultratech Stepper, Inc. (a)                              13,100         223,617
Varian Semiconductor Equipment Associates, Inc. (a)       4,300         200,896
Vecco Instruments, Inc. (a)                               7,000         207,410
                                                                    -----------
                                                                      4,826,101
                                                                    -----------
SOFTWARE--13.59%
Activcard SA ADS (a)                                     26,600         165,186
Activision, Inc. (a)                                      9,900         311,652
Documentum, Inc. (a)                                     12,200         236,924
HPL Technologies, Inc. (a)                               17,700         211,692
Kronos, Inc. (a)                                          5,600         227,640
Manhattan Associates, Inc. (a)                            7,000         221,060
OTG Software, Inc. (a)                                        1               7
Precise Software Solutions Ltd. (a)                      14,100         185,274
Rational Software Corp. (a)                              10,366         151,033
Supportsoft, Inc. (a)                                        13              44
THQ, Inc. (a)                                             9,150         320,799
                                                                    -----------
                                                                      2,031,311
                                                                    -----------
TELECOMMUNICATIONS EQUIPMENT--2.83%
Aeroflex, Inc. (a)                                       14,400         201,312
Finisar Corp. (a)                                        34,700         221,733
                                                                    -----------
                                                                        423,045
                                                                    -----------
-------------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $14,044,960)                               13,316,680
-------------------------------------------------------------------------------

TOTAL INVESTMENTS (cost $14,044,960)--89.10%                        $13,316,680
-------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--10.90%                                 1,629,344
-------------------------------------------------------------------------------
NET ASSETS-100.00%                                                  $14,946,024
===============================================================================

(a)   Denotes non-income producing security.

--------------------------------------------------------------------------------
See Notes to Financial Statements.

ORBITEX HEALTH & BIOTECHNOLOGY FUND                                         | 37
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                  Shares      Market Value
==========================================================================

COMMON STOCKS--87.31%
BIOTECHNOLOGY--27.77%
3D Pharmaceuticals Inc. (a)                       113,625     $   707,884
Abgenix, Inc. (a)                                  30,698         433,149
Amgen Inc. (a)(b)                                 152,523       8,065,416
ArQule Inc. (a)                                    69,469         659,956
BioMarin Pharmaceutical, Inc. (a)+                521,970       3,147,479
BioMarin Pharmaceutical, Inc. - Warrants (a)       41,269              --
Biotech Holders Trust Depository Receipts          29,000       2,897,100
Cell Genesys, Inc. (a)+                           181,736       2,582,469
Cell Therapeutics, Inc. (a)+                      282,850       3,512,997
Cubist Pharmaceuticals, Inc. (a)                   69,370         969,793
CV Therapeutics, Inc. (a)                          48,000       1,389,120
DOV Pharmaceutical, Inc. (a)                       20,000         150,000
Genentech, Inc. (a)                               111,800       3,968,900
IDEC Pharmaceuticals Corp. (a)+                    66,518       3,655,164
ImmunoGen, Inc. (a)                                75,523         622,309
Immunomedics, Inc. (a)                             14,600         192,136
InterMune, Inc. (a)+                               86,200       2,305,850
iShares Nasdaq Biotech Index (a)*                  10,000         649,000
OSI Pharmaceuticals, Inc. (a)                      40,000       1,278,800
Protein Design Labs, Inc. (a)                     153,360       2,754,345
Telik, Inc. (a)                                   261,248       2,716,979
XOMA Ltd. (a)                                     119,575         446,014
                                                              -----------
                                                               43,104,860
                                                              -----------
GENERICS--0.73%
Ivax Corp. (a)                                     96,100       1,133,980
                                                              -----------
GENOMICS--4.56%
Applied Molecular Evolution, Inc. (a)             155,796       1,165,354
CYTOGEN Corp. (a)                                 491,125         825,090
Human Genome Sciences, Inc. (a)+                   70,000       1,101,800
Millennium Pharmaceuticals, Inc. (a)              119,200       2,379,232
Viriagenics, Inc. (a)                             338,770         626,724
Visible Genetics, Inc. (a)+                       148,480         984,570
                                                              -----------
                                                                7,082,770
                                                              -----------
HEALTHCARE SERVICES--17.39%
Advance PCS (a)                                    27,900         943,299
AmerisourceBergen Corp.                            27,785       2,153,338
Cardinal Health, Inc.                              28,500       1,973,625
Caremark Rx, Inc. (a)(b)                          238,800       5,134,200
Health Management Associates, Inc. (a)            223,600       4,771,624
HEALTHSOUTH Corp. (a)                             287,788       4,345,599
Laboratory Corp. of America Holdings (a)            8,856         878,515
McKesson HBOC, Inc.                                22,700         916,853
Omnicare, Inc.+                                   120,940       3,233,936
Province Healthcare Co. (a)                        43,505       1,675,377
Tenet Healthcare Corp. (a)                         13,100         961,147
                                                              -----------
                                                               26,987,513
                                                              -----------
MEDICAL INSTRUMENTS--15.23%
Biomet, Inc.                                      184,818       5,217,412
CardioDynamics International Corp. (a)            138,650         429,815
Ciphergen Biosystems, Inc. (a)                     58,900         363,413
Invitrogen Corp. (a)+                             120,000       4,161,600
Medtronic, Inc.                                    70,500       3,150,645
Molecular Devices Corp. (a)                        59,673       1,065,163
Orchid Biosciences, Inc. (a)                      450,450       1,040,540
Respironics, Inc. (a)                              98,571       3,232,143
Thermo Electron Corp. (a)                         111,418       2,105,800
Waters Corp. (a)                                  106,400       2,867,480
                                                              -----------
                                                               23,634,011
                                                              -----------

--------------------------------------------------------------------------------
See Notes to Financial Statements.

38 |                                         ORBITEX HEALTH & BIOTECHNOLOGY FUND
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                    Shares       Market Value
=============================================================================

PHARMACEUTICALS--18.40%
Elan PLC ADR (a)+                                   165,900      $  1,970,892
Johnson & Johnson                                    72,100         4,604,307
Merck & Company                                      69,050         3,752,177
Novartis AG                                          58,400         2,451,048
Pfizer Inc.                                         114,050         4,145,718
Schering-Plough Corp.                               308,700         8,427,510
Wyeth                                                56,300         3,209,100
                                                                 ------------
                                                                   28,560,752
                                                                 ------------
SPECIALTY PHARMACEUTICALS--3.23%
Alkermes Corp. (a)                                   83,975         1,691,257
Enzon, Inc. (a)+                                     71,804         2,673,981
Sepracor, Inc. (a)                                   51,282           649,230
                                                                 ------------
                                                                    5,014,468
                                                                 ------------
-----------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $184,527,827)                           135,518,354
-----------------------------------------------------------------------------
PREFERRED STOCKS--4.93%
BIOTECHNOLOGY--4.93%
Aderis Pharmaceuticals, Inc. (a)(c)                 362,640         2,400,677
Mitokor Series F (a)(c)                             401,335         3,010,013
Vitagen Inc. Series C (a)(c)                      2,500,000         2,250,000
-----------------------------------------------------------------------------
TOTAL PREFERRED STOCKS (cost $8,410,014)                            7,660,690
-----------------------------------------------------------------------------

TOTAL INVESTMENTS (cost $192,937,841)--92.24%                    $143,179,044
-----------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--7.76%                               12,041,473
-----------------------------------------------------------------------------
NET ASSETS--100.00%                                              $155,220,517
=============================================================================

--------------------------------------------------------------------------------

+     All or a portion of the security is on loan (Note 8)

(a)   Denotes non-income producing security.

(b) All or a portion of this security is segregated as collateral for short sales.

(c) Private placement security that has been fair valued under the direction of the Board of Trustees. Security is restricted as to sale and deemed illiquid.

* iShares Nasdaq Biotech Index are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the Nasdaq Biotech index. ADR-American Depositary Receipt

                                                Shares     Market Value
=======================================================================

SECURITIES SOLD SHORT (A)
BIOTECHNOLOGY

Quest Diagnostics, Inc. (Proceeds-$850,655)     12,000      $1,103,160
=======================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX MEDICAL SCIENCES FUND                                               | 39
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                    Shares     Market Value
===========================================================================

COMMON STOCKS--93.23%
BIOTECHNOLOGY--55.30%
Abgenix, Inc. (a)                                   27,391      $  386,487
Amgen, Inc. (a)                                     19,000       1,004,720
BioMarin Pharmaceitical, Inc. (a)                  116,403         701,910
BioMarin Pharmaceuticals, Inc. - Warrants (a)       17,460              --
Biotech Holders Trust Depository Receipts            3,500         349,650
BioTransplant, Inc. (a)                             36,000         124,920
Cell Genesys, Inc. (a)                              20,056         284,996
Cell Therapeutics, Inc. (a)                         27,220         338,072
Cubist Pharmaceuticals, Inc. (a)                    30,400         424,992
CV Therapeutics, Inc. (a)                           12,200         353,068
Diversa Corp. (a)                                   20,000         220,000
DOV Pharmaceutical, Inc. (a)                        10,000          75,000
Exelixis, Inc. (a)                                  20,000         198,000
Genentech, Inc. (a)                                 16,400         582,200
Gilead Sciences, Inc. (a)                            9,800         304,976
IDEC Pharmaceuticals Corp. (a)                       8,217         451,524
ImmunoGen, Inc. (a)                                 19,231         158,463
InterMune, Inc. (a)                                  9,400         251,450
Medarex Inc. (a)                                    16,400         166,296
Medimmune, Inc. (a)                                  9,720         324,648
OSI Pharmaceuticals, Inc. (a)                        5,000         159,850
Praecis Pharmaceuticals, Inc. (a)                   15,000          53,700
Protein Design Labs, Inc. (a)                       15,616         280,463
Telik, Inc. (a)                                     38,513         400,535
                                                                ----------
                                                                 7,595,920
                                                                ----------
GENOMICS--5.06%
Human Genome Sciences, Inc. (a)                     10,026         157,809
Millennium Pharmaceuticals, Inc. (a)                15,057         300,538
Myriad Genetics, Inc. (a)                           10,000         237,600
                                                                ----------
                                                                   695,947
                                                                ----------
HEALTHCARE SERVICES--3.88%
HEALTHSOUTH Corp. (a)                               15,600         235,560
Omnicare, Inc.                                      11,100         296,814
                                                                ----------
                                                                   532,374
                                                                ----------
MEDICAL INSTRUMENTS--12.44%
CardioDynamics International Corp. (a)             158,300         490,730
Invitrogen Corp. (a)                                12,200         423,096
Molecular Devices Corp. (a)                          5,477          97,765
Thermo Electron Corp. (a)                           20,900         395,010
Waters Corp. (a)                                    11,200         301,840
                                                                ----------
                                                                 1,708,441
                                                                ----------
PHARMACEUTICALS--11.30%
Elan PLC ADR (a)                                    17,400         206,712
Ivax Corp. (a)                                      25,000         295,000
Johnson & Johnson                                    5,500         351,230
Schering-Plough Corp.                               25,600         698,880
                                                                ----------
                                                                 1,551,822
                                                                ----------

-------------------------------------------------------------------------------

See Notes to Financial Statements.

40 |                                               ORBITEX MEDICAL SCIENCES FUND
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                 Shares    Market Value
=======================================================================

SPECIALTY PHARMACEUTICALS--5.25%
Corixa Corp. (a)                                 15,000     $    82,350
Enzon, Inc. (a)                                   6,196         230,740
SangStat Medical Corp. (a)                       10,000         233,000
Zymogenetics, Inc. (a)                           15,000         175,500
                                                            -----------
                                                                721,590
                                                            -----------
-----------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $18,850,982)                       12,806,094
-----------------------------------------------------------------------
TOTAL INVESTMENTS (cost $18,850,982)--93.23%                $12,806,094
-----------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--6.77%                            929,294
-----------------------------------------------------------------------
NET ASSETS--100.00%                                         $13,735,388
=======================================================================

(a)  Denotes non-income producing security.

ADR-American Depositary Receipt

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX ENERGY & BASIC MATERIALS FUND                                       | 41
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                 Shares      Market Value
=========================================================================

COMMON STOCKS--94.46%
BASE METALS--47.05%
Castle (A.M.) & Co                               15,800      $   181,700
Inco Ltd. (a)                                    15,000          300,450
Ispat International NV (a)                      704,800        1,902,960
Novamerican Steel, Inc. (a)                      10,511           89,554
Olympic Steel, Inc. (a)                         122,900          657,515
Placer Dome, Inc.                                20,000          235,000
Steel Dynamics, Inc. (a)                         17,200          300,140
Stelco, Inc. Class A (a)                        160,000          566,733
Usinor SA                                        16,850          220,009
                                                             -----------
                                                               4,454,061
                                                             -----------
ENERGY-ALTERNATE SOURCES--7.84%
Astropower, Inc. (a)                             13,000          483,860
Intermagnetics General Corp. (a)                    632           15,882
Wesport Innovations, Inc. (a)                    46,800          242,691
                                                             -----------
                                                                 742,433
                                                             -----------
NATURAL GAS--15.94%
Burlington Resources, Inc.                        5,000          222,150
Chesapeake Energy Corp. (a)                      81,800          699,390
Devon Energy Corp.                                5,000          246,550
EOG Resources, Inc.                               8,000          340,400
                                                             -----------
                                                               1,508,490
                                                             -----------
OIL PRODUCTION--15.28%
Conoco Inc.                                       2,000           56,100
Encana Corp.                                     22,000          691,900
Exxon Mobil Corp.                                 5,700          228,969
Kerr McGee Corp.                                  2,000          119,600
Shell Transport & Trading Ltd. PLC ADR            5,700          245,955
Unocal Corp.                                      2,800          104,132
                                                             -----------
                                                               1,446,656
                                                             -----------
OIL SERVICE--8.35%
Baker Hughes Inc.                                 2,500           94,200
Diamond Offshore Drilling, Inc.                  10,000          311,200
Smith International, Inc. (a)                     2,000          140,100
Trico Marine Services, Inc. (a)                  30,000          245,400
                                                             -----------
                                                                 790,900
                                                             -----------
------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $7,958,236)                          8,942,540
------------------------------------------------------------------------
TOTAL INVESTMENTS (cost $7,958,236)--94.46%                  $ 8,942,540
------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--5.54%                             524,450
------------------------------------------------------------------------
NET ASSETS--100.00%                                          $ 9,466,990
========================================================================

(a)  Denotes non-income producing security.

ADR-American Depositary Receipt

--------------------------------------------------------------------------------

See Notes to Financial Statements.

42 |                                             ORBITEX FINANCIAL SERVICES FUND
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                            Shares     Market Value
===================================================================

COMMON STOCKS--98.88%
BANKS-MONEY CENTERS--13.84%
Bank of New York, Inc. (The)                 3,400       $ 124,406
Citigroup, Inc.                              5,433         235,249
FleetBoston Financial Corp.                  6,000         211,800
J.P. Morgan Chase & Co.                      3,500         122,850
Wells Fargo & Co.                            3,575         182,861
                                                         ---------
                                                           877,166
                                                         ---------
BANKS-REGIONAL--15.24%
American Capital Strategies, Inc.            8,000         256,560
Banknorth Group Inc.                         7,075         186,709
Investors Financial Services Corp.           2,000         147,280
PrivateBancorp, Inc.                         8,000         241,920
South Trust Corp.                            5,000         133,400
                                                         ---------
                                                           965,869
                                                         ---------
BANKS-SAVINGS & LOANS--3.03%
Washington Mutual, Inc.                      5,087         191,932
                                                         ---------
BROKERAGE SERVICES--3.60%
Goldman Sachs Group, Inc.                    1,100          86,625
Lehman Brothers Holdings Inc.                2,400         141,600
                                                         ---------
                                                           228,225
                                                         ---------
BUSINESS SERVICES--14.64%
BISYS Group, Inc. (The) (a)                  4,700         160,740
Concord EFS, Inc. (a)                        4,800         156,432
Euronet Services, Inc. (a)                   7,000         114,730
Fiserv, Inc. (a)                             3,150         140,049
NCO Group, Inc. (a)                          5,000         139,200
Paychex Inc.                                 2,000          74,660
ProBusiness Services, Inc. (a)               7,225         141,755
                                                         ---------
                                                           927,566
                                                         ---------
CONSUMER FINANCE--7.94%
Fannie Mae                                   2,000         157,860
Household International, Inc.                3,800         221,502
MBNA Corp.                                   3,500         124,075
                                                         ---------
                                                           503,437
                                                         ---------
HEALTHCARE SERVICE--6.29%
Anthem, Inc. (a)                             1,800         122,760
Cardinal Health, Inc.                        2,000         138,500
Lincare Holdings, Inc. (a)                   1,400          44,072
Universal Health Services, Inc. (a)          2,000          93,100
                                                         ---------
                                                           398,432
                                                         ---------
INSURANCE BROKERAGE--5.22%
Gallagher (Arthur J. & Co.)                  3,500         126,350
Marsh & McLennan Cos., Inc.                  2,025         204,687
                                                         ---------
                                                           331,037
                                                         ---------
INSURANCE-LIFE/HEALTH--6.88%
AFLAC Inc.                                   7,200         215,280
MetLife, Inc.                                4,150         141,681
United Health Group Corp.                      900          79,029
                                                         ---------
                                                           435,990
                                                         ---------
INSURANCE-PROPERTY & CASUALTY--16.53%
Allstate Corp.                               2,525         100,344
American International Group, Inc.           3,350         231,552
Everest Re Group Ltd                         2,050         139,195
Hartford Financial Services Group, Inc.      2,000         138,600
HCC Insurance Holdings, Inc.                 8,000         208,000
--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX FINANCIAL SERVICES FUND                                             | 43
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                     Shares    Market Value
===========================================================================

INSURANCE-PROPERTY & CASUALTY--16.53% (CONTINUED)
White Montains Insurance Group, Inc.                   300      $  107,550
XL Capital Ltd. Class A                              1,300         122,655
                                                                ----------
                                                                 1,047,896
                                                                ----------
INSURANCE-SPECIALTY--2.98%
Ambac Financial Group, Inc.                          3,000         188,580
                                                                ----------
INVESTMENT MANAGEMENT/ADVISORY SERVICES--2.69%
Affiliated Managers Group, Inc. (a)                  2,000         127,200
Neuberger Berman Inc.                                1,000          43,450
                                                                ----------
                                                                   170,650
                                                                ----------
--------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $5,607,185)                            6,266,780
--------------------------------------------------------------------------
TOTAL INVESTMENTS (cost $5,607,185)--98.88%                     $6,266,780
--------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--1.12%                                70,960
--------------------------------------------------------------------------
NET ASSETS--100.00%                                             $6,337,740
===========================================================================

(a) Denotes non-income producing security.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

44 |                                                       ORBITEX FOCUS 30 FUND
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                Shares     Market Value
=======================================================================

COMMON STOCKS--100.14%
BASIC MATERIALS-9.31%
Alcoa, Inc.                                      7,900      $  268,837
DuPont (E.I.) de Nemours and Co.                 5,250         233,625
International Paper Co.                          7,850         325,225
                                                            ----------
                                                               827,687
                                                            ----------
CAPITAL GOODS--22.30%
3M Co.                                           5,500         691,900
Boeing Co.                                       7,000         312,200
Caterpillar, Inc.                                6,900         376,878
General Electric Co.                             6,425         202,709
United Technologies Corp.                        5,700         399,969
                                                            ----------
                                                             1,983,656
                                                            ----------
COMMUNICATION SERVICES--2.84%
AT&T Corp.                                       8,150         106,928
SBC Communications, Inc.                         4,700         145,982
                                                            ----------
                                                               252,910
                                                            ----------
CONSUMER CYCLICALS--13.31%
General Motors Corp.                             6,200         397,730
Home Depot, Inc.                                 8,062         373,835
Wal-Mart Stores, Inc.                            7,375         411,966
                                                            ----------
                                                             1,183,531
                                                            ----------
CONSUMER STAPLES--14.21%
Disney (Walt) Co.                                7,700         178,486
McDonald's Corp.                                 8,350         237,140
Philip Morris Companies, Inc.                    7,100         386,453
Procter & Gamble Co.                             5,125         462,583
                                                            ----------
                                                             1,264,662
                                                            ----------
ENERGY--5.51%
Exxon Mobil Corp.                               12,200         490,074
                                                            ----------
FINANCIAL--7.91%
American Express Co.                             7,000         287,070
Citigroup Inc.                                   3,866         167,398
J.P. Morgan Chase & Co.                          7,100         249,210
                                                            ----------
                                                               703,678
                                                            ----------
HEALTHCARE--11.59%
Guidant Corp. (a)                                6,400         240,640
Johnson & Johnson                                6,650         424,669
Merck & Co., Inc.                                6,725         365,436
                                                            ----------
                                                             1,030,745
                                                            ----------
TECHNOLOGY--13.16%
Hewlett-Packard Co.                              7,400         126,540
Intel Corp.                                      5,950         170,229
International Business Machines Corp.            5,925         496,278
Microsoft Corp. (a)                              7,225         377,580
                                                            ----------
                                                             1,170,627
                                                            ----------
----------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $8,151,109)                        8,907,570
----------------------------------------------------------------------
TOTAL INVESTMENTS (cost $8,151,109)--100.14%                $8,907,570
----------------------------------------------------------------------
OTHER LIABILITIES LESS ASSETS--(0.14)%                         (12,633)
----------------------------------------------------------------------
NET ASSETS-100.00%                                          $8,894,937
======================================================================

(a) Denotes non-income producing security.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROWTH FUND                                                         | 45
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                              Shares    Market Value
====================================================================

COMMON STOCKS--101.13%
AUTO PARTS--0.23%
Westport Innovations, Inc.                     7,400     $   38,374
                                                         ----------
BASIC MATERIALS--2.18%
Goldcorp, Inc.                                20,000        356,200
                                                         ----------
BROADCASTING--6.02%
Clear Channel Communication, Inc. (a)          8,500        399,075
Cox Radio, Inc. Class A (a)                    9,200        263,488
Hispanic Broadcasting Corp. (a)               12,000        321,840
                                                         ----------
                                                            984,403
                                                         ----------
BUSINESS SERVICES--3.67%
Global Payments, Inc.                          7,620        292,760
National Data Corp.                            9,525        306,419
                                                         ----------
                                                            599,179
                                                         ----------
COMPUTERS EQUIPMENT--5.97%
Brocade Communications Systems, Inc. (a)       3,800         97,242
Dell Computer Corp. (a)                        6,000        158,040
Electronic Data Systems Corp.                  4,400        238,744
Hewlett Packard Co.                            6,000        102,600
International Business Machines Corp.          2,500        209,400
Veritas Software Co.                           6,000        170,040
                                                         ----------
                                                            976,066
                                                         ----------
COMPUTERS NETWORKS--0.70%
EMC Corp. (a)                                 12,500        114,250
                                                         ----------
EDUCATION SERVICES--2.71%
Sylvan Learning Systems, Inc. (a)             16,050        442,980
                                                         ----------
ELECTRONICS--2.28%
Molecular Devices Corp. (a)                    5,118         91,356
Thermo Electron Corp. (a)                      3,300         62,370
Waters Corp. (a)                               3,000         80,850
Woodward Governor Co.                          2,000        137,660
                                                         ----------
                                                            372,236
                                                         ----------
ENERGY-ALTERNATE SOURCES--3.05%
Astropower, Inc. (a)                          13,000        483,860
Capstone Turbine Corp. (a)                     5,000         15,250
                                                         ----------
                                                            499,110
                                                         ----------
FINANCIAL SERVICES--23.02%
Allied Capital Corp.                          12,000        313,200
Bank of New York Co., Inc. (The)              19,044        696,820
Citigroup Inc.                                 8,800        384,504
Concord Efs, Inc. (a)                         16,338        532,455
FleetBoston Financial Corp.                    5,870        207,211
Household International, Inc.                  4,850        282,707
J.P. Morgan Chase & Co.                        5,172        181,537
Mellon Financial Corp.                        15,000        566,400
Washington Mutual, Inc.                        5,800        218,834
Wells Fargo & Co.                              7,388        377,896
                                                         ----------
                                                          3,761,564
                                                         ----------
HEALTHCARE & BIOTECHNOLOGY--21.52%
Amgen, Inc. (a)                                4,277        226,168
BioMarin Pharmaceutical, Inc. (a)             13,702         82,623
Biomet, Inc.                                   5,152        145,441
Cardinal Health, Inc.                            800         55,400
Cardiodynamics International Corp. (a)         2,938          9,108
Celera Genomics Group (a)                     36,800        575,552
Cell Genesys, Inc. (a)                         5,161         73,338
Cell Therapeutics, Inc. (a)                    7,600         94,392

--------------------------------------------------------------------------------

See Notes to Financial Statements.

46 |                                                         ORBITEX GROWTH FUND
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                    Shares     Market Value
===========================================================================

HEALTHCARE & BIOTECHNOLOGY--21.52% (CONTINUED)
Cubist Pharmaceuticals, Inc. (a)                     1,830     $   25,583
Elan Corp. ADR (a)                                   7,400         87,912
Genentech, Inc. (a)                                  2,700         95,850
Health Management Associates, Inc. Class A (a)       6,000        128,040
HEALTHSOUTH Corp. (a)                                7,972        120,377
Human Genome Sciences, Inc. (a)                      2,009         31,622
IDEC Pharmaceuticals Corp. (a)                       1,300         71,435
Immunogen, Inc. (a)                                    206          1,698
InterMune, Inc. (a)                                  2,400         64,200
Ivax Corp. (a)                                       2,800         33,040
Johnson & Johnson                                    1,900        121,334
Laboratory Corp of American Holdings                   123         12,202
McKesson Corp.                                         700         28,273
Medtronic, Inc.                                      4,125        184,346
Merck & Company, Inc.                                1,900        103,246
Millennium Pharmaceuticals, Inc. (a)                 1,826         36,447
Novartis AG ADR                                      1,600         67,152
Omnicare, Inc.                                       3,200         85,568
Pfizer Inc.                                            600         21,810
Protein Design Labs, Inc. (a)                        4,554         81,790
Province Healthcare Co.                              1,100         42,361
Respironics, Inc. (a)                                2,700         88,533
Schering-Plough Corp. (b)                           16,900        461,370
Sepracor, Inc. (a)                                   2,050         25,953
TELIK, Inc. (a)                                      5,572         57,949
Tenet Healthcare Corp. (a)                             700         51,359
Visible Genetics, Inc. (a)                           5,000         33,155
Wyeth                                                1,600         91,200
                                                               ----------
                                                                3,515,827
                                                               ----------
INSURANCE--8.22%
AFLAC, Inc.                                          2,900         86,710
American International Group, Inc.                   7,100        490,752
Hartford Financial Services Group, Inc.              5,282        366,043
Marsh & McLennan Cos., Inc.                          3,950        399,266
                                                               ----------
                                                                1,342,771
                                                               ----------
MEDIA--4.47%
AOL Time Warner, Inc. (a)                            3,000         57,060
Comcast Corp. (a)                                    5,000        133,750
Radio One, Inc. (a)                                 23,350        523,040
Westwood One, Inc. (a)                                 450         16,200
                                                               ----------
                                                                  730,050
                                                               ----------
OIL & GAS SERVICES--2.02%
Global Santa Fe Corp.                                7,620         81,654
Shaw Industries Ltd. (a)                            10,000        106,708
Transocean Sedco Forex, Inc.                         4,000        142,000
                                                               ----------
                                                                  330,362
                                                               ----------
SEMICONDUCTOR--4.96%
Applied Materials, Inc. (a)                          8,000        194,560
Applied Micro Circuits Corp. (a)                     5,000         33,750
Micron Technology, Inc. (a)                          9,000        213,300
Qlogic Corp. (a)                                     1,000         45,710
Texas Instruments, Inc.                              6,000        185,580
Vitesse Semiconductors Corp. (a)                     4,200         25,116
Xilinx, Inc. (a)                                     3,000        113,280
                                                               ----------
                                                                  811,296
                                                               ----------
SOFTWARE--3.57%
Computer Associates International, Inc.              5,000         93,000
First Data Corp.                                     3,000        238,470
Informatica Corp. (a)                                1,700         13,481

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROWTH FUND                                                         | 47
--------------------------------------------------------------------------------
Schedule of Investments (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                  Shares    Market Value
========================================================================

SOFTWARE--3.57% (CONTINUED)
Microsoft Corp. (a)                                3,500     $   182,910
Rational Software Corp. (a)                        3,792          55,250
                                                             -----------
                                                                 583,111
                                                             -----------
STEEL PRODUCTION--1.67%
Maverick Tube Corp. (a)                           15,000         272,250
                                                             -----------
TELECOMMUNICATIONS--4.87%
Ciena Corp. (a)                                    7,000          52,430
Cisco Systems, Inc. (a)                            4,000          58,600
Entercom Communications Corp. (a)                  3,200         167,200
Netscreen Technologies, Inc. (a)                   5,500          54,065
SBC Communications, Inc.                           9,000         279,540
Verizon Communications, Inc.                       4,000         160,440
WorldCom, Inc. (a)                                10,000          24,790
                                                             -----------
                                                                 797,065
                                                             -----------
------------------------------------------------------------------------
TOTAL COMMON STOCKS (cost $18,597,810)                        16,527,094
------------------------------------------------------------------------
TOTAL INVESTMENTS (cost $18,597,810)--101.13%                $16,527,094
------------------------------------------------------------------------
OTHER LIABILITIES LESS ASSETS--(1.13)%                          (184,458)
------------------------------------------------------------------------
NET ASSETS--100.00%                                          $16,342,636
========================================================================

(a)  Denotes non-income producing security.

ADR-American Depositary Receipt

--------------------------------------------------------------------------------

See Notes to Financial Statements.

48 |                                                        ORBITEX AMERIGO FUND
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                      Shares      Market Value
==============================================================================

REGISTERED INVESTMENT COMPANIES--99.78%
BOND FUNDS--2.04%
Pioneer High Yield Fund - Class A                      73,769      $   805,555
------------------------------------------------------------------------------
TOTAL BOND FUNDS (cost $811,205)                                       805,555
------------------------------------------------------------------------------
EQUITY FUNDS--86.28%
INTERNATIONAL EQUITY--5.25%
Dreyfus Emerging Markets Fund                          74,723          982,607
Janus Overseas Fund                                    56,010        1,090,521
                                                                   -----------
                                                                     2,073,128
                                                                   -----------
LARGE CAP BLEND--12.75%
Gateway Fund                                           21,333          463,346
S&P Depositary Receipts*                               42,400        4,573,266
                                                                   -----------
                                                                     5,036,612
                                                                   -----------
LARGE CAP GROWTH--10.72%
Janus Global Technology Fund (a)                        3,361           33,514
Janus Growth and Income Fund                           37,245        1,063,721
Rydex Series Trust OTC Fund (a)                       183,370        1,630,161
SSgA Growth & Income Fund (a)                          83,994        1,507,692
                                                                   -----------
                                                                     4,235,088
                                                                   -----------
LARGE CAP VALUE--7.26%
Masters Select Equity Fund (a)                        236,884        2,868,662
                                                                   -----------
MID CAP GROWTH--10.36%
Artisan Mid Cap Fund (a)                              118,417        2,852,670
Federated Kaufman Fund - Class K (a)                  202,432          882,603
Undiscovered Managers Behavior Growth Fund (a)         22,880          358,758
                                                                   -----------
                                                                     4,094,031
                                                                   -----------
MID CAP VALUE--21.66%
Franklin Mutual Qualified Fund - Class Z              128,457        2,208,169
Legg Mason Opportunity Fund Primary Shares             71,008          720,019
Oakmark Select Fund - Class I                         129,965        3,598,740
Weitz Hickory Fund (a)                                 37,305        1,007,990
Weitz Partners Value Fund                              50,678        1,020,659
                                                                   -----------
                                                                     8,555,577
                                                                   -----------
SMALL CAP GROWTH--10.72%
Buffalo Small Cap Fund (a)                             82,709        1,741,848
Hennessy Cornerstone Growth Fund (a)                  100,197        1,663,276
Turner Small Cap Growth Fund (a)                       45,458          830,511
                                                                   -----------
                                                                     4,235,635
                                                                   -----------
SMALL CAP VALUE--7.56%
Boston Partners Small Cap Value II Fund (a)            43,845          860,674
Strong Adviser Small Cap Value Fund (a)                92,485        2,127,156
                                                                   -----------
                                                                     2,987,830
                                                                   -----------
------------------------------------------------------------------------------
TOTAL EQUITY FUNDS (cost $35,498,462)                               34,086,563
------------------------------------------------------------------------------
MONEY MARKET FUNDS--11.46%
BNY Hamilton Fund                                   1,790,994        1,790,994
Flex Institutional Fund                             2,734,826        2,734,826
------------------------------------------------------------------------------
TOTAL MONEY MARKET FUNDS (cost $4,525,820)                           4,525,820
------------------------------------------------------------------------------
TOTAL INVESTMENTS (cost $40,835,487)--99.78%                       $39,417,938
------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--0.22%                                    85,392
------------------------------------------------------------------------------
NET ASSETS--100.00%                                                $39,503,330
==============================================================================

--------------------------------------------------------------------------------

(a)  Denotes non-income producing security.

 * Standard & Poors Depositary Receipts are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 index.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX CLERMONT FUND                                                       | 49
--------------------------------------------------------------------------------
Schedule of Investments
April 30, 2002
--------------------------------------------------------------------------------

                                                           Shares      Market Value
===================================================================================
REGISTERED INVESTMENT COMPANIES--97.89%
BOND FUNDS--15.13%
Fidelity Advisor Strategic Income Fund                      37,040      $   380,025
Pimco Real Return Fund-Institutional Class                  28,902          304,334
Pimco Total Return Fund-Institutional Class                 28,447          301,534
Pioneer High Yield Fund-Class A                            109,882        1,199,915
-----------------------------------------------------------------------------------
TOTAL BOND FUNDS (cost $2,162,603)                                        2,185,808
-----------------------------------------------------------------------------------
EQUITY FUNDS--64.21%
International Equity--8.68%
Artisan International Fund                                  17,857          336,780
Tweedy Browne Global Value Fund                             46,110          916,204
                                                                        -----------
                                                                          1,252,984
                                                                        -----------
LARGE CAP BLEND--18.85%
Gateway Fund                                                24,912          541,094
S&P Depositary Receipts*                                    13,200        1,423,751
Thompson Plumb Growth Fund                                  18,125          756,710
                                                                        -----------
                                                                          2,721,555
                                                                        -----------
LARGE CAP GROWTH--0.78%
Rydex Series Trust OTC Fund (a)                             12,639          112,362
                                                                        -----------
MID CAP VALUE--16.42%
Merger Fund                                                 26,898          388,682
Oakmark Select Fund-Class I                                 42,882        1,187,411
Undiscovered Managers REIT Fund-Institutional Class         13,132          201,576
Weitz Series Value Fund                                     17,865          594,549
                                                                        -----------
                                                                          2,372,218
                                                                        -----------
SMALL CAP GROWTH--6.25%
Baron Growth Fund (a)                                       27,982          902,127
                                                                        -----------
SMALL CAP VALUE--13.23%
American Century Small Cap Value Fund-Class INV            109,503          958,155
Third Avenue Value Fund                                      9,487          364,126
N/I Numeric Small Cap Value Fund                            30,641          587,994
                                                                        -----------
                                                                          1,910,275
                                                                        -----------
-----------------------------------------------------------------------------------
TOTAL EQUITY FUNDS (cost $8,871,565)                                      9,271,521
-----------------------------------------------------------------------------------
MONEY MARKET FUNDS--18.55%
BNY Hamilton Fund                                           69,064           69,064
Flex Institutional Fund                                  2,609,121        2,609,121
-----------------------------------------------------------------------------------
TOTAL MONEY MARKET FUNDS (cost $2,678,185)                                2,678,185
-----------------------------------------------------------------------------------
TOTAL INVESTMENTS (cost $13,712,353)--97.89%                            $14,135,514
-----------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES--2.11%                                        304,603
-----------------------------------------------------------------------------------
NET ASSETS--100.00%                                                     $14,440,117
===================================================================================

--------------------------------------------------------------------------------

(a)   Denotes non-income producing security.

 * Standard & Poors Depositary Receipts are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 index.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

50 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Statements of Assets and Liabilities
April 30, 2002
--------------------------------------------------------------------------------

                                                                          Info-Tech &        Emerging          Health &
                                                                        Communications      Technology      Biotechnology
                                                                             Fund              Fund             Fund
                                                                        --------------     ------------     ------------
ASSETS:
Investments, at cost ..............................................     $  39,978,299      $ 14,044,960     $192,937,841
========================================================================================================================
Investments in securities, at value (Note 2) ......................     $  38,060,588      $ 13,316,680     $143,179,044
Short term investments (Note 2) ...................................                --                --               --
Cash ..............................................................         5,444,233         2,652,586        5,068,608
Segregated Cash ...................................................         3,246,962                --        6,057,019
Collateral held for securities loaned at value (Note 8) ...........         5,744,221                --       18,780,289
Receivable for securities sold ....................................         2,310,748           743,662        5,697,866
Interest and dividends receivable .................................             1,361                --               --
Receivable for fund shares sold ...................................         2,000,624                --          365,167
Receivable from advisor (Note 3) ..................................           108,398           108,126               --
Deferred organizational expenses (Note 2) .........................               869                --               --
Prepaid expenses and other assets .................................            61,990            48,899           18,300
------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS ......................................................        56,979,994        16,869,953      179,166,293
------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Securities lending collateral (Note 8) ............................         5,744,221                --       18,780,289
Payable for securities purchased ..................................         1,917,194         1,836,706        3,343,121
Securities sold short, at value (Proceeds-$1,665,677 and
 $850,655, respectively) (Note 2) .................................         1,540,446                --        1,103,160
Payable for fund shares redeemed ..................................           155,692            74,113          236,348
Payable for distribution fees (Note 3) ............................            37,996             9,603          109,005
Payable for trustees' fees (Note 3) ...............................             1,014             1,245            1,476
Dividends payable .................................................                --                --               --
Due to custodian ..................................................                --                --               --
Payable to advisor (Note 3) .......................................                --                --          171,178
Accrued expenses and other liabilities ............................           127,301             2,262          201,199
------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES .................................................         9,523,864         1,923,929       23,945,776
------------------------------------------------------------------------------------------------------------------------
NET ASSETS ........................................................     $  47,456,130      $ 14,946,024     $155,220,517
------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
Paid in capital ...................................................     $ 301,913,071      $ 88,499,498     $251,638,671
Undistributed net investment income ...............................                --                --               --
Accumulated net realized loss on investments ......................      (252,664,461)      (72,825,194)     (46,406,852)
Net unrealized appreciation (depreciation) on investments .........        (1,792,480)         (728,280)     (50,011,302)
------------------------------------------------------------------------------------------------------------------------
NET ASSETS ........................................................     $  47,456,130      $ 14,946,024     $155,220,517
========================================================================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROUP OF FUNDS                                                      | 51
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
   Medical     Energy & Basic    Financial
  Sciences        Materials       Services      Focus 30        Growth         Amerigo      Clermont
    Fund            Fund            Fund          Fund           Fund           Fund          Fund
-------------  ---------------  ------------  ------------  --------------  ------------- -------------
 $18,850,982     $ 7,958,236     $5,607,185    $8,151,109    $ 18,597,810    $40,835,487   $13,712,353
=======================================================================================================
 $12,806,094     $ 8,942,540     $6,266,780    $8,907,570    $ 16,527,094    $34,892,118   $11,457,329
          --              --             --            --              --      4,525,820     2,678,185
     998,852         624,897        147,602        22,321              --         72,924       242,312
          --              --             --            --          14,556             --            --
          --              --             --            --              --             --            --
     226,064         934,358             --            --         526,382             --            --
          --           6,887          4,179         6,915          13,117         12,101        24,208
      58,993         102,599         26,483         5,344              --        111,375        27,250
          --          20,148         30,287        31,719              --             --         9,946
      27,635           1,032             --            --           1,819            614           614
      32,667          23,258         19,698         9,721           8,503          6,002        10,857
-------------------------------------------------------------------------------------------------------
  14,150,305      10,655,719      6,495,029     8,983,590      17,091,471     39,620,954    14,450,701
-------------------------------------------------------------------------------------------------------
          --              --             --            --              --             --            --
     197,162       1,158,723        124,736            --          38,971             --            --
          --              --             --            --              --             --            --
     146,464              --             --        15,565         207,733         33,321            --
      10,585           6,118          4,201         1,922          10,953          3,619           950
       2,264             518            927           816             718          1,390            --
          --              --             --            --              --          2,478            --
          --              --             --            --         421,020             --            --
         769              --             --            --           7,726         17,290            --
      57,673          23,370         27,425        70,350          61,714         59,526         9,634
-------------------------------------------------------------------------------------------------------
     414,917       1,188,729        157,289        88,653         748,835        117,624        10,584
-------------------------------------------------------------------------------------------------------
 $13,735,388     $ 9,466,990     $6,337,740    $8,894,937    $ 16,342,636    $39,503,330   $14,440,117
-------------------------------------------------------------------------------------------------------
 $26,317,248     $ 9,427,600     $5,894,151    $8,326,742    $ 37,083,838    $44,644,496   $15,140,129
          --              --             --            --              --             --       177,224
  (6,536,972)       (944,914)      (216,006)     (188,266)    (18,670,486)    (3,723,617)   (1,300,397)
  (6,044,888)        984,304        659,595       756,461      (2,070,716)    (1,417,549)      423,161
-------------------------------------------------------------------------------------------------------
 $13,735,388     $ 9,466,990     $6,337,740    $8,894,937    $ 16,342,636    $39,503,330   $14,440,117
=======================================================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

52 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Statements of Assets and Liabilities (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                      Info-Tech &        Emerging           Health &
                                                                    Communications      Technology       Biotechnology
                                                                         Fund              Fund              Fund
                                                                    --------------    --------------     -------------
CLASS A SHARES:
Net Assets .......................................................    $19,736,049       $11,924,778       $52,963,946
Net asset value per share (based on shares of beneficial interest
  outstanding, no par value per share) ...........................    $      7.54       $      2.60       $     14.94
Maximum sales charge (Note 3) ....................................           5.75%             5.75%             5.75%
---------------------------------------------------------------------------------------------------------------------
Offering price per share .........................................    $      8.00       $      2.76       $     15.85
---------------------------------------------------------------------------------------------------------------------
Total shares outstanding at end of year ..........................      2,616,853         4,590,159         3,545,673
---------------------------------------------------------------------------------------------------------------------
CLASS B SHARES:
Net Assets .......................................................    $24,500,062       $ 2,984,137       $70,850,515
Net asset value per share (based on shares of beneficial interest
 outstanding, no par value per share)* ......... .................    $      7.29       $      2.55       $     14.67
---------------------------------------------------------------------------------------------------------------------
Total shares outstanding at end of year ..........................      3,358,840         1,169,371         4,830,314
---------------------------------------------------------------------------------------------------------------------
CLASS C SHARES:
Net Assets .......................................................    $ 3,220,019       $    37,109       $31,406,056
Net asset value per share (based on shares of beneficial interest
  outstanding, no par value per share)* ..........................    $      7.34       $      2.58       $     14.68
Maximum sales charge (Note 3) ....................................           1.00%             1.00%             1.00%
---------------------------------------------------------------------------------------------------------------------
Offering price per share .........................................    $      7.41       $      2.61       $     14.83
---------------------------------------------------------------------------------------------------------------------
Total shares outstanding at end of year ..........................        438,893            14,398         2,139,383
---------------------------------------------------------------------------------------------------------------------
CLASS D SHARES:
Net assets .......................................................    $        --       $        --       $        --
Net asset value and offering price per share (based on shares of
  beneficial interest outstanding, no par value per share ........    $        --       $        --       $        --
---------------------------------------------------------------------------------------------------------------------
Total shares outstanding at end of year ..........................             --                --                --
---------------------------------------------------------------------------------------------------------------------
CLASS N SHARES:
Net assets .......................................................    $        --       $        --       $        --
Net asset value and offering price per share (based on shares of
  beneficial interest outstanding, no par value per share ........    $        --       $        --       $        --
---------------------------------------------------------------------------------------------------------------------
Total shares outstanding at end of year ..........................             --                --                --
=====================================================================================================================

------------

* Redemption price is equal to net asset value less any applicable contingent deferred sales charge.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROUP OF FUNDS                                                      | 53
--------------------------------------------------------------------------------

   Medical      Energy & Basic      Financial
  Sciences         Materials         Services        Focus 30          Growth           Amerigo          Clermont
    Fund             Fund              Fund            Fund             Fund             Fund              Fund
------------    --------------     ------------    -------------   ---------------   -------------     -------------
 $8,125,398       $4,490,041        $2,955,545      $  379,701       $8,405,192       $        --       $        --
 $     5.26       $    17.04        $    11.40      $    11.94       $    19.75       $        --       $        --
       5.75%            5.75%             5.75%           5.75%            5.75%               --                --
--------------------------------------------------------------------------------------------------------------------
 $     5.58       $    18.08        $    12.10      $    12.67       $    20.96       $        --       $        --
--------------------------------------------------------------------------------------------------------------------
  1,544,506          263,473           259,193          31,798          425,549                --                --
--------------------------------------------------------------------------------------------------------------------
 $5,456,150       $4,976,949        $2,895,154      $1,901,482       $6,678,186       $        --       $        --
 $     5.17       $    16.73        $    11.30      $    11.75       $    19.47       $        --       $        --
--------------------------------------------------------------------------------------------------------------------
  1,054,433          297,503           256,290         161,873          342,951                --                --
--------------------------------------------------------------------------------------------------------------------
 $  153,840       $       --        $  487,041      $       --       $1,259,258       $ 4,135,624       $        --
 $     5.21       $       --        $    11.29      $       --       $    19.52       $     11.27       $        --
       1.00%              --              1.00%             --             1.00%               --                --
--------------------------------------------------------------------------------------------------------------------
 $     5.27       $       --        $    11.40      $       --       $    19.72       $     11.27       $        --
--------------------------------------------------------------------------------------------------------------------
     29,506               --            43,129              --           64,522           366,861                --
--------------------------------------------------------------------------------------------------------------------
 $       --       $       --        $       --      $6,613,754       $       --       $        --       $        --
 $       --       $       --        $       --      $    12.05       $       --       $        --       $        --
--------------------------------------------------------------------------------------------------------------------
         --               --                --         548,682               --                --                --
--------------------------------------------------------------------------------------------------------------------
 $       --       $       --        $       --      $       --       $       --       $35,367,706       $14,440,117
 $       --       $       --        $       --      $       --       $       --       $     11.22       $      9.94
--------------------------------------------------------------------------------------------------------------------
         --               --                --              --               --         3,150,983         1,453,435
====================================================================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

54 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Statements of Operations
Year Ended April 30, 2002
--------------------------------------------------------------------------------

                                                                    Info-Tech &     Emerging         Emerging         Health &
                                                                  Communications   Technology       Technology     Biotechnology
                                                                       Fund           Fund*            Fund**          Fund
                                                                  --------------  ------------     ------------    -------------
INVESTMENT INCOME:
Interest income .................................................  $    134,880    $     5,829     $    593,769    $    822,688
Dividend income .................................................       114,315            863           48,181         589,396
Securities lending income, net ..................................        13,679             --               --          61,871
Foreign taxes withheld ..........................................          (282)            --               --          (4,697)
--------------------------------------------------------------------------------------------------------------------------------
Total investment income .........................................       262,592          6,692          641,950       1,469,258
--------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisor fee (Note 3) .................................       933,433        117,278          548,646       2,541,095
Distribution fees (Note 3):
 Class A Shares .................................................       119,924         29,999          178,920         286,687
 Class B Shares .................................................       388,912         18,636           80,503         889,835
 Class C Shares .................................................        58,023            190              574         426,324
Transfer agent fees (Note 3) ....................................       387,656        114,849          446,042         555,568
Printing and postage expense ....................................       128,649         32,815           75,792         167,937
Registration fees ...............................................        74,915         30,006           60,581          57,543
Professional fees ...............................................        71,507         13,354          106,958         212,833
Administration fees (Note 3) ....................................        69,090         19,836          138,971         187,630
Accounting fees (Note 3) ........................................        59,738         24,795               --          72,425
Custodian fees ..................................................        34,755          8,829           44,011          61,732
Insurance .......................................................        16,754          1,240            8,843          20,611
Amortization of organization expenses ...........................         4,077             --               --              --
Litigation expense (Note 2) .....................................            --             --               --              --
Trustees' fees ..................................................            --          1,691           35,285           4,568
Conversion expense ..............................................            --             --          123,504
Miscellaneous expenses ..........................................         6,229            370           58,640           2,822
--------------------------------------------------------------------------------------------------------------------------------
Total expenses before waivers and reimbursements ................     2,353,662        413,888        1,907,270       5,487,610
Expense waived and reimbursed (Note 3) ..........................      (389,190)      (168,037)        (158,771)       (233,330)
--------------------------------------------------------------------------------------------------------------------------------
Net Expenses ....................................................     1,964,472        245,851        1,748,499       5,254,280
--------------------------------------------------------------------------------------------------------------------------------
Net Investment Income (Loss) ....................................    (1,701,880)      (239,159)      (1,106,549)     (3,785,022)
--------------------------------------------------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) from investments .......................   (54,763,256)    (1,647,882)     (53,694,524)     (1,446,243)
Net realized gain (loss) from securities sold short .............      (840,641)            --               --       1,793,591
Distributions of realized gains by other investment companies ...            --             --               --              --
--------------------------------------------------------------------------------------------------------------------------------
Total net realized gain (loss) ..................................   (55,603,897)    (1,647,882)     (53,694,524)        347,348
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)
 on investments .................................................    (6,286,525)     1,320,336       (5,497,390)    (12,337,502)
Net change in unrealized appreciation (depreciation)
 on short sales .................................................       125,231             --               --        (252,505)
--------------------------------------------------------------------------------------------------------------------------------
Total net unrealized appreciation (depreciation) ................    (6,161,294)     1,320,336       (5,497,390)    (12,590,007)
--------------------------------------------------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED GAIN (LOSS) .........................   (61,765,191)      (327,546)     (59,191,914)    (12,242,659)
--------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS ......................................  $(63,467,071)   $  (566,705)    $(60,298,463)   $(16,027,681)
================================================================================================================================

--------------------------------------------------------------------------------

* For the Emerging Technology Fund and the Medical Sciences Fund, results shown are for the period November 1, 2001 through April 30, 2002. (See
      Note 1)

**    For the period November 1, 2000 through October 31, 2001.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROUP OF FUNDS                                                      | 55
--------------------------------------------------------------------------------

   Medical         Medical     Energy & Basic   Financial
  Sciences        Sciences       Materials       Services      Focus 30          Growth         Amerigo       Clermont
    Fund*          Fund**           Fund           Fund          Fund             Fund            Fund          Fund
-------------   ------------   --------------  ------------   -----------     ------------    -----------    -----------
$     7,537     $    282,213    $    14,494     $   2,341     $     3,460     $    28,684     $    90,388    $    35,604
     14,557           33,578         76,805       124,372         166,501         164,369         197,073        256,774
         --               --             --            --              --             265              --             --
         --               --         (6,340)       (1,122)             --            (989)             --             --
------------------------------------------------------------------------------------------------------------------------
     22,094          315,791         84,959       125,591         169,961         192,329         287,461        292,378
------------------------------------------------------------------------------------------------------------------------
    124,516          361,714        122,520       100,079          75,066         157,933         363,527        113,467
     23,515           88,701         19,196        16,318           2,098          43,443              12            355
     40,027          111,205         50,026        34,009          15,134          86,357              --             --
        797              765             --         5,258              --          15,614          31,870            939
     36,200          169,423         56,741        78,119          85,651         114,025          65,038        101,886
     10,198           87,364         11,104         7,073           9,818          31,025          12,207          5,697
     30,062           58,720         28,756        61,075          50,150          69,529          71,727         55,609
     14,849           95,220         15,422        16,004          13,990          27,478          45,522         19,523
     19,836          101,265         47,920        40,460          44,230          39,607          41,664         40,064
     24,795               --         42,008        56,968          55,073          52,758          43,605         42,142
      7,345           30,277          9,602         6,286           9,590          16,180          12,555          4,913
      1,508            5,865             --            82             831             270           7,075          2,102
      5,083            8,860          4,026            --              --           3,022          11,833         11,833
         --               --             --            --         795,617              --              --             --
      1,691           26,090          3,556         4,050           3,948           5,898           4,258          4,258
         --           60,371             --            --              --              --              --             --
        449           38,756            178         1,570             967           2,306           2,593          1,745
------------------------------------------------------------------------------------------------------------------------
    340,871        1,244,596        411,055       427,351       1,162,163         665,445         713,486        404,533
    (67,347)         (63,543)      (156,822)     (215,210)       (217,190)       (119,645)       (197,581)      (252,559)
------------------------------------------------------------------------------------------------------------------------
    273,524        1,181,053        254,233       212,141         944,973         545,800         515,905        151,974
------------------------------------------------------------------------------------------------------------------------
   (251,430)        (865,262)      (169,274)      (86,550)       (775,012)       (353,471)       (228,444)       140,404
------------------------------------------------------------------------------------------------------------------------

    (56,479)      (5,991,596)      (646,057)     (147,620)        166,953        (426,589)     (4,004,621)    (1,352,576)
         --               --             --            --              --           2,896              --             --
         --               --             --            --              --              --         319,237         96,654
------------------------------------------------------------------------------------------------------------------------
    (56,479)      (5,991,596)      (646,057)     (147,620)        166,953        (423,693)     (3,685,384)    (1,255,922)
------------------------------------------------------------------------------------------------------------------------

 (5,174,502)      (5,807,853)      (966,857)      369,726        (839,716)     (3,748,488)        867,658        657,799
         --               --             --            --              --              --              --             --
------------------------------------------------------------------------------------------------------------------------
 (5,174,502)      (5,807,853)      (966,857)      369,726        (839,716)     (3,748,488)        867,658        657,799
------------------------------------------------------------------------------------------------------------------------
 (5,230,981)     (11,799,449)    (1,612,914)      222,106        (672,763)     (4,172,181)     (2,817,726)      (598,123)
------------------------------------------------------------------------------------------------------------------------

$(5,482,411)    $(12,664,711)   $(1,782,188)    $ 135,556     $(1,447,775)    $(4,525,652)    $(3,046,170)   $  (457,719)
========================================================================================================================

--------------------------------------------------------------------------------
See Notes to Financial Statements.

56 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Statements of Changes in Net Assets
Year Ended April 30, 2002
--------------------------------------------------------------------------------

                                                                              Info-Tech &       Emerging        Health &
                                                                            Communications     Technology     Biotechnology
                                                                                 Fund             Fund*           Fund
                                                                           ----------------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS:
FROM OPERATIONS:
Net investment income (loss) ............................................    $ (1,701,880)     $  (239,159)    $ (3,785,022)
Net realized gain (loss) on investments .................................     (55,603,897)      (1,647,882)         347,348
Net change in unrealized appreciation (depreciation) on
 investments ............................................................      (6,286,525)       1,320,336      (12,337,502)
Net change in unrealized appreciation (depreciation) on
 short sales ............................................................         125,231               --         (252,505)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations .........     (63,467,071)        (566,705)     (16,027,681)
---------------------------------------------------------------------------------------------------------------------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
From Net Realized Gains:
 Class A ................................................................              --               --               --
 Class B ................................................................              --               --               --
 Class C ................................................................              --               --               --
 Class D ................................................................              --               --               --
 Class N ................................................................              --               --               --
From Investment Income:
 Class A ................................................................              --               --               --
 Class B ................................................................              --               --               --
 Class C ................................................................              --               --               --
 Class D ................................................................              --               --               --
 Class N ................................................................              --               --               --
From Capital:
 Class A ................................................................              --               --               --
 Class B ................................................................              --               --               --
 Class C ................................................................              --               --               --
 Class D ................................................................              --               --               --
 Class N ................................................................              --               --               --
---------------------------------------------------------------------------------------------------------------------------
Total Dividends and Distributions to Shareholders .......................              --               --               --
---------------------------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS (NOTE 7) ...................................     (17,149,966)      (2,094,684)     (40,693,984)
---------------------------------------------------------------------------------------------------------------------------
Total Increase (Decrease) in Net Assets .................................     (80,617,037)      (2,661,389)     (56,721,665)
---------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
Beginning of year .......................................................     128,073,167       17,607,413      211,942,182
---------------------------------------------------------------------------------------------------------------------------
End of year .............................................................    $ 47,456,130      $14,946,024     $155,220,517
---------------------------------------------------------------------------------------------------------------------------
Undistributed net investment income at end of year ......................    $         --      $        --     $         --
===========================================================================================================================

--------------------------------------------------------------------------------

* For the Emerging Technology Fund and the Medical Sciences Fund, results shown are for the period November 1, 2001 through April 30, 2002. (See
      Note 1)

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROUP OF FUNDS                                                      | 57
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Medical     Energy & Basic    Financial
 Sciences        Materials       Services       Focus 30       Growth          Amerigo      Clermont
   Fund*           Fund            Fund           Fund          Fund            Fund          Fund
-----------   --------------   ------------   -----------   -------------   ------------  ------------
$  (251,430)    $  (169,274)   $   (86,550)   $  (775,012)  $   (353,471)   $  (228,444)  $   140,404
    (56,479)       (646,057)      (147,620)       166,953       (423,693)    (3,685,384)   (1,255,922)
 (5,174,502)       (966,857)       369,726       (839,716)    (3,748,488)       867,658       657,799
         --              --             --             --             --             --            --
-----------------------------------------------------------------------------------------------------
 (5,482,411)     (1,782,188)       135,556     (1,447,775)    (4,525,652)    (3,046,170)     (457,719)
-----------------------------------------------------------------------------------------------------

         --        (429,474)            --        (12,944)            --           (437)       (4,721)
         --        (465,561)            --        (49,946)            --             --            --
         --              --             --       (206,184)            --       (146,290)       (4,246)
         --              --             --             --             --             --            --
         --              --             --             --             --     (1,498,080)     (309,503)

         --              --             --             --             --           (150)       (2,348)
         --              --             --             --             --             --            --
         --              --             --             --             --        (34,229)       (1,014)
         --              --             --             --             --             --            --
         --              --             --             --             --       (545,696)     (171,639)

         --              --             --         (2,140)            --             --            --
         --              --             --         (8,258)            --             --            --
         --              --             --             --             --             --            --
         --              --             --        (34,088)            --             --            --
         --              --             --             --             --             --            --
-----------------------------------------------------------------------------------------------------
         --        (895,035)            --       (313,560)            --     (2,224,882)     (493,471)
-----------------------------------------------------------------------------------------------------
 (2,483,057)     (2,335,702)    (4,708,854)      (522,275)    (6,773,405)     5,725,892     3,616,176
-----------------------------------------------------------------------------------------------------
 (7,965,468)     (5,012,925)    (4,573,298)    (2,283,610)   (11,299,057)       454,840     2,664,986
-----------------------------------------------------------------------------------------------------

 21,700,856      14,479,915     10,911,038     11,178,547     27,641,693     39,048,490    11,775,131
-----------------------------------------------------------------------------------------------------
$13,735,388     $ 9,466,990    $ 6,337,740    $ 8,894,937   $ 16,342,636    $39,503,330   $14,440,117
-----------------------------------------------------------------------------------------------------
$        --     $        --    $        --    $        --   $         --    $        --   $   177,224
=====================================================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

58 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Statements of Changes in Net Assets
Year Ended April 30, 2001
--------------------------------------------------------------------------------

                                                                        Info-Tech &      Emerging        Emerging         Health &
                                                                      Communications    Technology      Technology     Biotechnology
                                                                           Fund            Fund*          Fund**           Fund
                                                                      --------------   -------------   ------------    -------------
INCREASE (DECREASE) IN NET ASSETS:
FROM OPERATIONS:
Net investment income (loss) .......................................  $  (5,214,360)   $ (1,106,549)   $ (2,678,575)   $ (5,059,459)
Net realized gain (loss) on investments. ...........................   (142,237,708)    (53,694,524)    (17,420,013)    (15,100,170)
Net change in unrealized appreciation (depreciation) on
 investments .......................................................    (52,772,371)     (5,497,390)     (4,620,167)     (6,655,253)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations ....   (200,224,439)    (60,298,463)    (24,718,755)    (26,814,882)
------------------------------------------------------------------------------------------------------------------------------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
From Net Realized Gains:
 Class A ...........................................................    (39,636,955)             --         (21,270)     (2,572,627)
 Class B ...........................................................    (47,475,769)             --          (1,820)     (2,856,655)
 Class C ...........................................................     (6,959,743)             --              --      (1,524,866)
 Class D ...........................................................             --              --              --              --
 Class N ...........................................................             --              --              --              --
From Investment Income:
 Class A ...........................................................             --              --              --              --
 Class B ...........................................................             --              --              --              --
 Class C ...........................................................             --              --              --              --
 Class D ...........................................................             --              --              --              --
 Class N ...........................................................             --              --              --              --
------------------------------------------------------------------------------------------------------------------------------------
Total Dividends and Distributions to Shareholders ..................    (94,072,467)             --         (23,090)     (6,954,148)
------------------------------------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS (NOTE 7) ..............................     30,112,972     (18,266,763)     55,617,296      65,975,778
------------------------------------------------------------------------------------------------------------------------------------
Total Increase (Decrease) in Net Assets ............................   (264,183,934)    (78,565,226)     30,875,451      32,206,748
------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
Beginning of year ..................................................    392,257,101      96,172,639      65,297,188     179,735,434
------------------------------------------------------------------------------------------------------------------------------------
End of year ........................................................  $ 128,073,167    $ 17,607,413    $ 96,172,639    $211,942,182
------------------------------------------------------------------------------------------------------------------------------------
Undistributed net investment income (loss) at end of year ..........  $          --    $         --    $         --    $         --
====================================================================================================================================

--------------------------------------------------------------------------------

* For the Medical Sciences Fund and the Emerging Technology Fund, results shown are for the period November 1, 2000 through October 31, 2001.

**    For the period November 1, 1999 through October 31, 2000.

*** For Financial Services Fund, results shown are for the period August 1, 2000 (commencement of operations) through April 30, 2001.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROUP OF FUNDS                                                      | 59
--------------------------------------------------------------------------------

   Medical        Medical     Energy & Basic     Financial
  Sciences       Sciences       Materials        Services        Focus 30        Growth         Amerigo       Clermont
    Fund*          Fund**          Fund           Fund***          Fund           Fund           Fund           Fund
-------------  ------------   --------------   -------------  --------------  -------------  -------------  ------------
$   (865,262)  $  (352,418)    $  (103,859)     $   (24,351)   $  (138,121)   $   (646,250)  $    105,065   $   182,450
  (5,991,596)     (486,110)        735,435          (16,145)     1,523,065     (16,912,258)     2,946,348       623,735
  (5,807,853)    4,838,272       1,479,904          289,869     (2,877,546)      8,379,147    (10,591,118)   (1,458,153)
-----------------------------------------------------------------------------------------------------------------------
 (12,664,711)    3,999,744       2,111,480          249,373     (1,492,602)     (9,179,361)    (7,539,705)     (651,968)
-----------------------------------------------------------------------------------------------------------------------

          --       (52,986)       (309,161)         (26,543)      (172,131)             --             --            --
          --       (15,845)       (263,168)         (14,321)      (106,463)             --             --            --
          --            --              --           (1,825)            --              --        (42,622)           --
          --            --              --               --             --              --             --            --
          --            --              --               --     (1,790,560)             --     (1,774,491)     (260,132)
          --          (449)             --               --             --              --             --            --
          --          (134)             --               --             --              --             --            --
          --            --              --               --             --              --         (4,706)           --
          --            --              --               --             --              --             --            --
          --            --              --               --             --              --       (179,253)     (383,923)
-----------------------------------------------------------------------------------------------------------------------
          --       (69,414)       (572,329)         (42,689)    (2,069,154)             --     (2,001,072)     (644,055)
-----------------------------------------------------------------------------------------------------------------------
  (8,814,252)   37,823,956       6,906,312       10,704,354     (1,373,235)      3,465,415     12,748,514     2,773,124
-----------------------------------------------------------------------------------------------------------------------
 (21,478,963)   41,754,286       8,445,463       10,911,038     (4,934,991)     (5,713,946)     3,207,737     1,477,101
-----------------------------------------------------------------------------------------------------------------------

  43,179,819     1,425,533       6,034,452               --     16,113,538      33,355,639     35,840,753    10,298,030
-----------------------------------------------------------------------------------------------------------------------
$ 21,700,856   $43,179,819     $14,479,915      $10,911,038    $11,178,547    $ 27,641,693   $ 39,048,490   $11,775,131
-----------------------------------------------------------------------------------------------------------------------
$         --   $        --     $    (1,049)     $        --    $  (150,290)   $         --   $    112,194   $        --
=======================================================================================================================

--------------------------------------------------------------------------------

See Notes to Financial Statements.

60 |                                     ORBITEX INFO-TECH & COMMUNICATIONS FUND
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                              Class A Shares

                                             -------------------------------------------------------------------------------------
                                                Year Ended       Year Ended       Year Ended       Year Ended      Period Ended
                                             April 30, 2002(b) April 30, 2001 April 30, 2000 (b) April 30, 1999 April 30, 1998 (a)
                                             ----------------- -------------- ------------------ -------------- ------------------
Net asset value, beginning of year .........      $ 16.21         $ 58.99          $ 30.62          $ 19.62          $ 15.00
                                                  -------         -------          -------          -------          -------
Income (loss) from investment operations:

Net investment loss ........................        (0.20)          (0.62)           (0.77)           (0.08)              --
Net realized and unrealized gain
  (loss)  on investments ...................        (8.47)         (26.25)           32.60            11.26             4.62
                                                  -------         -------          -------          -------          -------
  Total income (loss) from investment
    operations .............................        (8.67)         (26.87)           31.83            11.18             4.62
                                                  -------         -------          -------          -------          -------
Less distributions from net investment
  income ...................................           --              --               --               --               --
Less distributions from net realized gain ..           --          (15.91)           (3.46)           (0.18)              --
                                                  -------         -------          -------          -------          -------
  Total distributions from net investment
    income and net realized gains ..........           --          (15.91)           (3.46)           (0.18)              --
                                                  -------         -------          -------          -------          -------
Net asset value, end of year ...............      $  7.54         $ 16.21          $ 58.99          $ 30.62          $ 19.62
                                                  =======         =======          =======          =======          =======
Total return(c) ............................       (53.49)%        (57.91)%         106.44%           57.43%           30.80%
                                                  =======         =======          =======          =======          =======
Ratios and supplemental data:
  Net assets, end of year (in 000's) .......      $19,736         $51,444         $182,182          $34,335          $ 2,440
  Ratio of expenses to average net
    assets(d) ..............................         2.28%           2.00%            2.00%            2.07%            2.88%
  Ratio of expenses to average net assets
    before waivers and reimbursements(d) ...         2.80%           2.14%            2.29%            4.04%           39.06%
  Ratio of net investment loss to average
    net assets(d) ..........................        (1.93)%         (1.54)%          (1.55)%          (0.70)%          (1.27)%
  Portfolio turnover rate ..................          671%          1,045%             222%             360%              76%

---------

(a)   The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX INFO-TECH & COMMUNICATIONS FUND                                     | 61
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class B Shares
                                                          --------------------------------------------------------------------------
                                                              Year Ended       Year Ended         Year Ended         Period Ended
                                                          April 30, 2002(b)  April 30, 2001   April 30, 2000 (b)  April 30, 1999 (a)
                                                          -----------------  --------------  -------------------  ------------------
Net asset value, beginning of year ......................      $ 15.81          $ 58.35            $ 30.48             $ 18.23
                                                               -------          -------            -------             -------
Income (loss) from investment operations:

Net investment loss .....................................        (0.26)           (0.63)             (1.10)              (0.08)
Net realized and unrealized gain (loss) on
 investments ............................................        (8.26)          (26.00)             32.43               12.51
                                                               -------          -------            -------             -------
 Total income (loss) from investment operations .........        (8.52)          (26.63)             31.33               12.43
                                                               -------          -------            -------             -------
Less distributions from net investment income ...........           --               --                 --                  --
Less distributions from net realized gain ...............           --           (15.91)             (3.46)              (0.18)
                                                               -------          -------            -------             -------
 Total distributions from net investment income
  and net realized gains ................................           --           (15.91)             (3.46)              (0.18)
                                                               -------          -------            -------             -------
Net asset value, end of year ............................      $  7.29          $ 15.81            $ 58.35             $ 30.48
                                                               =======          =======            =======             =======
Total return(c) .........................................       (53.89)%         (58.17)%           105.25%              68.67%
                                                               =======          =======            =======             =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .....................      $24,500          $66,333           $185,508             $18,904
 Ratio of expenses to average net assets(d) .............         2.88%            2.60%              2.60%               2.41%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .........................         3.41%            2.75%              2.80%               4.41%
 Ratio of net investment loss to average net assets(d) ..        (2.53)%          (2.13)%            (2.15)%             (1.40)%
 Portfolio turnover rate ................................          671%           1,045%               222%                360%

------------

(a)   The commencement of this class was September 16, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

62 |                                     ORBITEX INFO-TECH & COMMUNICATIONS FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                                Class C Shares
                                                                           --------------------------------------------------------
                                                                               Year Ended       Year Ended        Period Ended
                                                                           April 30, 2002(b)  April 30, 2001  April 30, 2000 (a)(b)
                                                                           -----------------  --------------  ---------------------
Net asset value, beginning of year .......................................      $ 15.87          $ 58.38              $ 53.75
                                                                                -------          -------              -------
Income (loss) from investment operations:

Net investment loss ......................................................        (0.26)           (0.94)               (0.42)
Net realized and unrealized gain (loss) on investments ...................        (8.27)          (25.66)                5.05
                                                                                -------          -------              -------
 Total income (loss) from investment operations ..........................        (8.53)          (26.60)                4.63
                                                                                -------          -------              -------
Less distributions from net investment income ............................           --              --                    --
Less distributions from net realized gain ................................           --           (15.91)                  --
                                                                                -------          -------              -------
 Total distributions from net investment income and net realized gains ...           --           (15.91)                  --
                                                                                -------          -------              -------
Net asset value, end of year .............................................      $  7.34          $ 15.87              $ 58.38
                                                                                =======          =======              =======
Total return(c) ..........................................................       (53.75)%         (58.09)%               8.61%
                                                                                =======          =======              =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ......................................      $ 3,220          $10,296              $24,568
 Ratio of expenses to average net assets(d) ..............................         2.87%            2.60%                2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d).......................................................         3.40%            2.76%                2.93%
 Ratio of net investment loss to average net assets(d) ...................        (2.51)%          (2.13)%              (2.20)%
 Portfolio turnover rate .................................................          671%           1,045%                 222%

------------

(a)   The commencement of this class was January 14, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX EMERGING TECHNOLOGY FUND                                            | 63
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class A Shares
                                                    --------------------------------------------------------------------------------
                                                       Period Ended          Year Ended         Year Ended          Period Ended
                                                    April 30, 2002(b)*  October 31, 2001(b)  October 31, 2000   October 31, 1999 (a)
                                                    ------------------  -------------------  ----------------   --------------------
Net asset value, beginning of year ................      $  2.74             $    9.96          $    9.99(c)         $   10.00
                                                         -------             ---------          ---------            ---------
Income (loss) from investment operations:

Net investment loss ...............................        (0.04)                (0.13)             (0.23)               (0.58)
Net realized and unrealized gain (loss) on
  investments .....................................        (0.10)                (7.09)              0.20                20.56
                                                         -------             ---------          ---------            ---------
 Total income (loss) from investment operations ...        (0.14)                (7.22)             (0.03)               19.98
                                                         -------             ---------          ---------            ---------
Less distributions from net investment income .....           --                    --              (0.00)(d)               --
Less distributions from net realized gain .........           --                    --              (0.00)(d)               --
                                                         -------             ---------          ---------            ---------
 Total distributions from net investment income
  and net realized gains ..........................           --                    --              (0.00)                  --
                                                         -------             ---------          ---------            ---------
Net asset value, end of year ......................      $  2.60             $    2.74          $    9.96            $   29.98
                                                         =======             =========          =========            =========
Total return(e) ...................................        (5.11)%              (72.49)%            (0.28)%             199.98%
                                                         =======             =========          =========            =========
Ratios and Supplemental Data:
 Net assets, end of year (in 000's) ...............      $11,925             $  14,120          $  78,680            $  63,745
 Ratio of expenses to average net assets(f) .......         2.50%                 3.60%              2.11%                2.76%
 Ratio of total expenses to average net assets
  before waivers and reimbursements(f) ............         4.29%                 3.97%              2.29%                2.76%
 Ratio of total expenses to average net assets
  including extraordinary expenses(f) .............           --                  4.24%                --                   --
 Ratio of net investment loss to average net
  assets(f) .......................................        (1.21)%              ( 2.41)%            (1.59)%              (2.45)%
 Portfolio turnover rate ..........................          255%                  420%               107%                 112%

--------------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of investment operations was November 16, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on October 29, 1999, payable November 1, 1999.

(d)   Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

64 |                                            ORBITEX EMERGING TECHNOLOGY FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                 Class B Shares
                                                  ---------------------------------------------------------------------------------
                                                      Period Ended         Year Ended         Year Ended          Period Ended
                                                   April 30, 2002(b)*  October 31, 2001(b)  October 31, 2000   October 31, 1999 (a)
                                                   ------------------  -------------------  ----------------   --------------------
Net asset value, beginning of year ...............      $   2.70            $    9.87          $    9.98(c)         $  27.09
                                                        --------            ---------          ---------            --------
Income (loss) from investment operations:

Net investment income (loss) .....................         (0.05)               (0.17)             (0.30)              (0.06)
Net realized and unrealized gain (loss) on
 investments .....................................         (0.10)               (7.00)              0.19                2.92
                                                        --------            ---------          ---------            --------
 Total income (loss) from investment operations ..         (0.15)               (7.17)             (0.11)               2.86
                                                        --------            ---------          ---------            --------
Less distributions from net investment income ....            --                   --              (0.00)(d)              --
Less distributions from net realized gain ........            --                   --              (0.00)(d)              --
                                                        --------            ---------          ---------            --------
 Total distributions from net investment income
  and net realized gains .........................            --                   --              (0.00)                 --
                                                        --------            ---------          ---------            --------
Net asset value, end of year .....................      $   2.55            $    2.70          $    9.87            $  29.95
                                                        ========            =========          =========            ========
Total return(e) ..................................         (5.56)%             (72.64)%            (1.08)%             10.55%
                                                        ========            =========          =========            ========
Ratios and Supplemental Data:
 Net assets, end of year (in 000's) ..............      $  2,984            $   3,460          $  17,399            $  1,552
 Ratio of expenses to average net assets(f) ......          3.10%                4.14%              2.84%               2.40%
 Ratio of total expenses to average net assets
  before waivers and reimbursements(f) ...........          4.90%                4.47%              3.22%               2.40%
 Ratio of total expenses to average net assets
  including extraordinary expenses(f) ............            --                 4.88%                --                  --
 Ratio of net investment loss to average net
  assets(f) ......................................         (1.50)%              (3.09)%            (2.21)%             (3.23)%
 Portfolio turnover rate .........................           255%                 420%               107%                112%

---------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of this class was October 6, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on October 29, 1999, payable November 1, 1999.

(d)   Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX EMERGING TECHNOLOGY FUND                                            | 65
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                          Class C Shares
                                                                 ------------------------------------------------------------------
                                                                     Period Ended             Year Ended           Period Ended
                                                                  April 30, 2002(b)*     October 31, 2001(b)   October 31, 2000 (a)
                                                                 --------------------   --------------------- ---------------------
Net asset value, beginning of year .............................       $   2.72               $    9.95             $   13.32
                                                                       --------               ---------             ---------
Income (loss) from investment operations:

Net investment loss ............................................          (0.05)                  (0.15)                (0.08)
Net realized and unrealized gain (loss) on investments .........          (0.09)                  (7.08)                (3.29)
                                                                       --------               ---------             ---------
 Total income (loss) from investment operations ................          (0.14)                  (7.23)                (3.37)
                                                                       --------               ---------             ---------
Less distributions from net investment income ..................             --                      --                    --
Less distributions from net realized gain ......................             --                      --                    --
Less distributions in excess of net realized gains .............             --                      --                    --
                                                                       --------               ---------             ---------
 Total distributions from net investment income and net
  realized gains ...............................................             --                      --                    --
                                                                       --------               ---------             ---------
Net asset value, end of year ...................................       $   2.58               $    2.72             $    9.95
                                                                       ========               =========             =========
Total return(c) ................................................          (5.15)%                (72.66)%              (25.30)%
                                                                       ========               =========             =========
Ratios and Supplemental Data:
 Net assets, end of year (in 000's) ............................       $     37               $      28             $      93
 Ratio of expenses to average net assets(d) ....................           3.10%                   4.21%                 2.99%
 Ratio of total expenses to average net assets before
  waivers and reimbursements(d) ................................           4.98%                   4.47%                 3.98%
 Ratio of total expenses to average net assets including
  extraordinary expenses(d).....................................             --                    4.51%                   --
 Ratio of net investment loss to average net assets(d) .........          (1.49)%                 (2.81)%               (2.46)%
 Portfolio turnover rate .......................................            255%                    420%                  107%

------------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of this class was July 20, 2000.


(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

66 |                                         ORBITEX HEALTH & BIOTECHNOLOGY FUND
--------------------------------------------------------------------------------
Financial Highlights

--------------------------------------------------------------------------------
Selected data based on a share outstanding throughout each period indicated

                                                                                          Class A Shares
                                                                    ------------------------------------------------------------
                                                                         Year Ended        Year Ended         Period Ended
                                                                     April 30, 2002(b)    April 30, 2001   April 30, 2000 (a)(b)
                                                                    -------------------  ---------------- ----------------------
Net asset value, beginning of year ................................       $ 16.53            $ 17.33             $ 10.00
                                                                          -------            -------             -------
Income (loss) from investment operations:

Net investment loss ...............................................         (0.26)             (0.32)              (0.21)
Net realized and unrealized gain (loss) on investments ............         (1.33)              0.03                7.54(e)
                                                                          -------            -------             -------
 Total income (loss) from investment operations ...................         (1.59)             (0.29)               7.33
                                                                          -------            -------             -------
Less distributions from net investment income .....................            --                --                   --
Less distributions from net realized gain .........................            --              (0.51)                 --
                                                                          -------            -------             -------
 Total distributions from net investment income and net
  realized gains ..................................................            --              (0.51)                 --
                                                                          -------            -------             -------
Net asset value, end of year ......................................       $ 14.94            $ 16.53             $ 17.33
                                                                          =======            =======             =======
Total return(c) ...................................................         (9.62)%            (2.36)%             73.30%
                                                                          =======            =======             =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ...............................       $52,964            $77,112             $66,418
 Ratio of expenses to average net assets(d) .......................          2.20%              2.00%               2.00%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d)............................................          2.31%              2.22%               3.02%
 Ratio of net investment loss to average net assets(d) ............         (1.48)%            (1.55)%             (1.33)%
 Portfolio turnover rate ..........................................           172%               255%                144%

---------

(a)   The commencement of investment operations was July 15, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investment.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX HEALTH & BIOTECHNOLOGY FUND                                         | 67
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                              Class B Shares
                                                                    ------------------------------------------------------------
                                                                         Year Ended         Year Ended         Period Ended
                                                                     April 30, 2002(b)    April 30, 2001   April 30, 2000 (a)(b)
                                                                    -------------------   -------------- -----------------------
Net asset value, beginning of year ................................      $   16.33            $ 17.28            $   10.00
                                                                         ---------            -------            ---------
Income (loss) from investment operations:

Net investment loss ...............................................          (0.36)             (0.42)               (0.31)
Net realized and unrealized gain (loss) on investments ............          (1.30)             (0.02)                7.59 (e)
                                                                         ---------            -------            ---------
 Total income (loss) from investment operations ...................          (1.66)             (0.44)                7.28
                                                                         ---------            -------            ---------
Less distributions from net investment income .....................             --                --                    --
Less distributions from net realized gain .........................             --             (0.51)                   --
                                                                         ---------            -------            ---------
 Total distributions from net investment income and net
  realized gains ..................................................             --             (0.51)                   --
                                                                         ---------            -------            ---------
Net asset value, end of year ......................................      $   14.67            $ 16.33            $   17.28
                                                                         =========            =======            =========
Total return(c) ...................................................         (10.17)%            (3.24)%              72.80%
                                                                         =========            =======            =========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ...............................      $  70,851            $89,831            $  74,925
 Ratio of expenses to average net assets(d) .......................           2.79%              2.60%                2.60%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d)............................................           2.91%              2.81%                3.37%
 Ratio of net investment loss to average net assets(d) ............          (2.08)%            (2.14)%              (1.94)%
 Portfolio turnover rate ..........................................            172%               255%                 144%

------------

(a)   The commencement of investment operations was July 15, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Advisor and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redumptions for Fund shares in relation to fluctuating market values of the Fund's investment.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

68 |                                         ORBITEX HEALTH & BIOTECHNOLOGY FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                              Class C Shares
                                                                       ------------------------------------------------------------
                                                                            Year Ended         Year Ended         Period Ended
                                                                        April 30, 2002(b)    April 30, 2001   April 30, 2000 (a)(b)
                                                                       -------------------  ---------------- ----------------------
Net asset value, beginning of year ...................................      $   16.33           $ 17.28             $ 16.33
                                                                            ---------           -------             -------
Income (loss) from investment operations:

Net investment loss ..................................................          (0.36)            (0.44)              (0.12)
Net realized and unrealized gain (loss) on investments ...............          (1.29)             0.00(f)             1.07(e)
                                                                            ---------           -------             -------
 Total income (loss) from investment operations ......................          (1.65)            (0.44)               0.95
                                                                            ---------           -------             -------
Less distributions from net investment income ........................             --                --                  --
Less distributions from net realized gain ............................             --             (0.51)                 --
                                                                            ---------           -------             -------
 Total distributions from net investment income and net
  realized gains .....................................................             --             (0.51)                 --
                                                                            ---------           -------             -------
Net asset value, end of year .........................................      $   14.68           $ 16.33             $ 17.28
                                                                            =========           =======             =======
Total return(c) ......................................................         (10.10)%           (3.07)%              5.82%
                                                                            =========           =======             =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..................................      $  31,406           $44,999             $38,393
 Ratio of expenses to average net assets(d) ..........................           2.80%             2.60%               2.60%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d) ..............................................           2.91%             2.80%               3.00%
 Ratio of net investment loss to average net assets(d) ...............          (2.08)%           (2.15)%             (1.94)%
 Portfolio turnover rate .............................................            172%              255%                144%

------------

(a)   The commencement of this class was January 18, 2000.


(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redumptions for Fund shares in relation to fluctuating market values of the Fund's investment.

(f)   Amount represents less than $0.01 per share.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX MEDICAL SCIENCES FUND                                               | 69
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                            Class A Shares
                                              ------------------------------------------
                                                  Period Ended          Year Ended
                                               April 30, 2002(b)*   October 31, 2001(b)
                                              -------------------- ---------------------
Net asset value, beginning of year ..........      $    7.30            $   10.40(c)
                                                   ---------            ---------
Income (loss) from investment operations:

Net investment income (loss) ................          (0.08)               (0.25)
Net realized and unrealized gain (loss)
 on investments .............................          (1.96)               (2.85)
                                                   ---------            ---------
 Total income (loss) from investment
  operations ................................          (2.04)               (3.10)
                                                   ---------            ---------
Less distributions from net investment
 income .....................................             --                   --
Less distributions from net realized gain                 --                   --
                                                   ---------            ---------
 Total distributions from net investment
  income and net realized gains .............             --                   --
                                                   ---------            ---------
Net asset value, end of year ................      $    5.26            $    7.30
                                                   =========            =========
Total return(e) .............................         (27.95)%             (29.81)%
                                                   =========            =========
Ratios and supplemental data:
 Net assets, end of year (in 000's) .........      $   8,125            $  12,949
 Ratio of expenses to average net assets(f)..           2.50%                3.66%
 Ratio of total expenses to average net
  assets before waivers and reimbursements(f)           3.18%                3.89%
 Ratio of total expenses to average net
  assets including extraordinary expenses(f).             --                 4.08%
 Ratio of net investments income (loss)
  to average net assets(f) ..................          (2.27)%              (2.76)%
 Portfolio turnover rate ....................             70%                 185%

                                                                    Class A Shares
                                              ----------------------------------------------------------
                                                  Year Ended         Year Ended         Period Ended
                                               October 31, 2000   October 31, 1999   October 31, 1998(a)
                                              ------------------ ------------------ --------------------
Net asset value, beginning of year ..........     $   16.11           $  10.32            $ 10.00
                                                  ---------           --------            -------
Income (loss) from investment operations:

Net investment income (loss) ................         (0.23)             (0.10)              0.04
Net realized and unrealized gain (loss)
 on investments .............................         15.75               5.89               0.28
                                                  ---------           --------            -------
 Total income (loss) from investment
  operations ................................         15.52               5.79               0.32
                                                  ---------           --------            -------
Less distributions from net investment
 income .....................................         (0.00)(d)             --                 --
Less distributions from net realized gain             (0.43)                --                 --
                                                  ---------           --------            -------
 Total distributions from net investment
  income and net realized gains .............         (0.43)                --                 --
                                                  ---------           --------            -------
Net asset value, end of year ................     $   31.20           $  16.11            $ 10.32
                                                  =========           ========            =======
Total return(e) .............................         98.43%             56.11%              3.20%
                                                  =========           ========            =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .........     $  26,565           $  1,401            $   214
 Ratio of expenses to average net assets(f)..          2.02%              1.87%              0.00%
 Ratio of total expenses to average net
  assets before waivers and reimbursements(f)          2.85%             16.73%             51.07%
 Ratio of total expenses to average net
  assets including extraordinary expenses(f).            --                 --                 --
 Ratio of net investments income (loss)
  to average net assets(f) ..................         (0.82)%            (1.00)%             0.66%
 Portfolio turnover rate ....................           141%                61%                82%

------------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of investment operations was January 6, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on December 14, 2000, payable December 15, 2000.

(d)   Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

70                                                 ORBITEX MEDICAL SCIENCES FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                       Class B Shares
                                                      ------------------------------------------------------------------------------
                                                         Period Ended          Year Ended         Year Ended        Period Ended
                                                      April 30, 2002(b)*  October 31, 2001(b)  October 31, 2000  October 31, 1999(a)
                                                      ------------------  -------------------  ----------------  -------------------
Net asset value, beginning of year .................      $    7.20           $   10.32(c)        $   16.11           $  16.95
                                                          ---------           ---------           ---------           --------
Income (loss) from investment operations:

Net investment loss ................................          (0.10)              (0.30)              (0.40)             (0.01)
Net realized and unrealized gain (loss)
 on investments ....................................          (1.93)              (2.82)              15.67              (0.83)
                                                          ---------           ---------           ---------           --------
 Total income (loss) from investment operations ....          (2.03)              (3.12)              15.27              (0.84)
                                                          ---------           ---------           ---------           --------
Less distributions from net investment income ......             --                  --               (0.00)(d)             --
Less distributions from net realized gain ..........             --                  --               (0.43)                --
                                                          ---------           ---------           ---------           --------
 Total distributions from net investment income
  and net realized gains ...........................             --                  --               (0.43)                --
                                                          ---------           ---------           ---------           --------
Net asset value, end of year .......................      $    5.17           $    7.20           $   30.95           $  16.11
                                                          =========           =========           =========           ========
Total return(e) ....................................         (28.19)%            (30.23)%             96.85%             (4.98)%
                                                          =========           =========           =========           ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ................      $   5,456           $   8,672           $  16,568           $     25
 Ratio of expenses to average net assets(f) ........           3.10%               4.21%               2.61%              2.40%
 Ratio of total expenses to average net assets
  before waivers and reimbursements(f) .............           3.78%               4.42%               3.42%             17.43%
 Ratio of total expenses to average net assets
  including extraordinary expenses(f) ..............             --                4.66%                 --                 --
 Ratio of net investment loss to average net
  assets(f) ........................................          (2.87)%             (3.36)%             (1.39)%            (1.51)%
 Portfolio turnover rate ...........................             70%                185%                141%                61%

---------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of this class was October 12, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on December 14, 2000, payable December 15, 2000.

(d)   Amount represents less than $0.01 per share.

(e) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(f)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX MEDICAL SCIENCES FUND                                               | 71
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                          Class C Shares
                                                                   --------------------------------------------------------------
                                                                      Period Ended           Year Ended          Period Ended
                                                                   April 30, 2002(b)*   October 31, 2001(b)   October 31, 2000(a)
                                                                   ------------------   -------------------   -------------------
Net asset value, beginning of year ..............................       $   7.28            $   10.37(c)           $ 30.05
                                                                        --------            ---------              -------
Income (loss) from investment operations:

Net investment loss .............................................          (0.10)               (0.29)               (0.23)
Net realized and unrealized gain (loss) on investments ..........          (1.97)               (2.80)                1.29
                                                                        --------            ---------              -------
 Total income (loss) from investment operations .................          (2.07)               (3.09)                1.06
                                                                        --------            ---------              -------
Less distributions from net investment income ...................             --                   --                   --
Less distributions from net realized gain .......................             --                   --                   --
Less distributions in excess of net realized gains ..............             --                   --                   --
                                                                        --------            ---------              -------
 Total distributions from net investment income and net realized
  gains .........................................................             --                   --                   --
                                                                        --------            ---------              -------
Net asset value, end of year ....................................       $   5.21            $    7.28              $ 31.11
                                                                        ========            =========              =======
Total return(d) .................................................         (28.43)%             (29.80)%               3.53%
                                                                        ========            =========              =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .............................       $    154            $      80              $    47
 Ratio of expenses to average net assets(e) .....................           3.10%                4.42%                3.00%
 Ratio of total expenses to average net assets before waivers and
  reimbursements(e) .............................................           3.85%                4.59%                3.82%
 Ratio of total expenses to average net assets including
  extraordinary expenses(e) .....................................             --                 4.70%                  --
 Ratio of net investment loss to average net assets(e) ..........          (2.87)%              (3.42)%              (2.16)%
 Portfolio turnover rate ........................................             70%                 185%                 141%

-------------

* Results shown are for the period November 1, 2001 through April 30, 2002. (See Note 1)

(a)   The commencement of this class was July 20, 2000.


(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Net asset values at beginning of period have been restated to reflect a three for one stock split to shareholders of record on December 14, 2000, payable December 15, 2000.

(d) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(e)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

72                                         ORBITEX ENERGY & BASIC MATERIALS FUND
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                Class A Shares
                                                      -----------------------------------
                                                          Year Ended         Year Ended
                                                      April 30, 2002 (b)   April 30, 2001
                                                      ------------------   --------------
Net asset value, beginning of year ..................       $  20.43          $ 18.62
                                                            --------          -------
Income (loss) from investment operations:

Net investment income (loss) ........................          (0.22)           (0.12)
Net realized and unrealized gain (loss) on
 investments and foreign currency transactions ......          (1.63)            3.18
                                                            --------          -------
 Total income (loss) from investment operations                (1.85)            3.06
                                                            --------          -------
Less distributions from net investment income .......             --               --
Less distributions from net realized gain ...........          (1.54)           (1.25)
                                                            --------          -------
 Total distributions from net investment income
  and net realized gains ............................          (1.54)           (1.25)
                                                            --------          -------
Net asset value, end of year ........................       $  17.04          $ 20.43
                                                            ========          =======
Total return(c) .....................................          (7.14)%          18.83%
                                                            ========          =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .................       $  4,490           $8,163
 Ratio of expenses to average net assets(d) .........           2.29%            2.00%
 Ratio of expenses to average net assets before
   waivers and reimbursements(d) ....................           3.86%            3.73%
 Ratio of net investment income (loss) to average
   net assets(d) ....................................          (1.39)%          (0.93)%
 Portfolio turnover rate ............................            835%             476%

                                                                             Class A Shares
                                                       ------------------------------------------------------------
                                                           Year Ended           Year Ended          Period Ended
                                                       April 30, 2000 (b)   April 30, 1999 (b)   April 30, 1998 (a)
                                                       ------------------   ------------------   ------------------
Net asset value, beginning of year ..................       $  14.92            $   16.54            $   15.00
                                                            --------            ---------            ---------
Income (loss) from investment operations:

Net investment income (loss) ........................          (0.07)                0.00 (f)             0.38(e)
Net realized and unrealized gain (loss) on
 investments and foreign currency transactions ......           3.77                (1.25)                1.22
                                                            --------            ---------            ---------
 Total income (loss) from investment operations                 3.70                (1.25)                1.60
                                                            --------            ---------            ---------
Less distributions from net investment income .......             --                (0.37)               (0.03)
Less distributions from net realized gain ...........             --                 0.00 (f)            (0.03)
                                                            --------            ---------            ---------
 Total distributions from net investment income
  and net realized gains ............................             --                (0.37)               (0.06)
                                                            --------            ---------            ---------
Net asset value, end of year ........................       $  18.62            $   14.92            $   16.54
                                                            ========            =========            =========
Total return(c) .....................................          24.80%               (6.86)%              10.74%
                                                            ========            =========            =========
Ratios and supplemental data:
 Net assets, end of year (in 000's) .................       $  3,658            $   4,286            $   5,698
 Ratio of expenses to average net assets(d) .........           2.00%                2.19%                2.45%
 Ratio of expenses to average net assets before
   waivers and reimbursements(d) ....................           4.80%                8.76%                9.27%
 Ratio of net investment income (loss) to average
   net assets(d) ....................................          (0.48)%               0.00%                6.12%(e)
 Portfolio turnover rate ............................            735%                 921%                 519%

---------------

(a)   The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser.

(f)   Amount represents less than $0.01 per share.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX ENERGY & BASIC MATERIALS FUND                                      | 73
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class B Shares
                                                   --------------------------------------------------------------------------------
                                                       Year Ended         Year Ended         Year Ended           Period Ended
                                                   April 30, 2002 (b)   April 30, 2001   April 30, 2000 (b)   April 30, 1999 (a)(b)
                                                   ------------------   --------------   ------------------   ---------------------
Net asset value, beginning of year ...............      $  20.26            $ 18.58           $  14.98              $  12.22
                                                        --------            -------           --------              --------
Income (loss) from investment operations:

Net investment loss ..............................         (0.31)             (0.18)             (0.18)                (0.05)
Net realized and unrealized gain (loss) on
 investments and foreign currency transactions ...         (1.68)              3.11               3.78                  3.21(e)
                                                        --------            -------           --------              --------
 Total income (loss) from investment operations ..         (1.99)              2.93               3.60                  3.16
                                                        --------            -------           --------              --------
Less distributions from net investment income ....            --                 --                 --                 (0.40)
Less distributions from net realized gain ........         (1.54)             (1.25)                --                  0.00(f)
                                                        --------            -------           --------              --------
 Total distributions from net investment income
  and net realized gains .........................         (1.54)             (1.25)                --                 (0.40)
                                                        --------            -------           --------              --------
Net asset value, end of year .....................      $  16.73            $ 20.26           $  18.58              $  14.98
                                                        ========            =======           ========              ========
Total return(c) ..................................         (7.91)%            18.15%             24.03%                26.92%
                                                        ========            =======           ========              ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..............      $  4,977             $6,317            $ 2,377              $    408
 Ratio of expenses to average net assets(d) ......          2.90%              2.60%              2.60%                 2.40%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) ..................          4.53%              4.32%              4.67%                 8.49%
 Ratio of net investment loss to average net
  assets(d) ......................................         (2.01)%            (1.50)%            (1.12)%               (0.66)%
 Portfolio turnover rate .........................           835%               476%               735%                  921%

-------------

(a)   The commencement of this class was September 21, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser.

(f)   Amount represents less than $0.01 per share.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

74 |                                             ORBITEX FINANCIAL SERVICES FUND
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                              Class A Shares
                                                                                 -----------------------------------------
                                                                                      Year Ended           Period Ended
                                                                                  April 30, 2002 (b)     April 30, 2001(a)
                                                                                 --------------------   ------------------
Net asset value, beginning of year ...........................................         $ 10.92               $ 10.00
                                                                                       -------               -------
Income (loss) from investment operations:

Net investment loss ..........................................................           (0.08)                (0.01)
Net realized and unrealized gain (loss) on investments .......................            0.56                  0.98
                                                                                       -------               -------
 Total income (loss) from investment operations ..............................            0.48                  0.97
                                                                                       -------               -------
Less distributions from net investment income ................................              --                    --
Less distributions from net realized gain ....................................              --                 (0.05)
                                                                                       -------               -------
 Total distributions from net investment income and net realized gains . .....              --                 (0.05)
                                                                                       -------               -------
Net asset value, end of year .................................................         $ 11.40               $ 10.92
                                                                                       =======               =======
Total return(c) ..............................................................            4.40%                 9.71%
                                                                                       =======               =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..........................................         $ 2,956               $ 5,883
 Ratio of expenses to average net assets(d) ..................................            2.30%                 2.00%
 Ratio of expenses to average net assets before waivers and reimbursements(d)             4.96%                 4.65%
 Ratio of net investment loss to average net assets(d) .......................           (0.74)%               (0.13)%
 Portfolio turnover rate .....................................................              55%                   21%

-------------

(a)   The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX FINANCIAL SERVICES FUND                                             | 75
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                              Class B Shares
                                                                                 -----------------------------------------
                                                                                      Year Ended           Period Ended
                                                                                  April 30, 2002 (b)     April 30, 2001(a)
                                                                                 --------------------   ------------------
Net asset value, beginning of year ...........................................         $ 10.88               $ 10.00
                                                                                       -------               -------
Income (loss) from investment operations:

Net investment loss ..........................................................           (0.15)                (0.04)
Net realized and unrealized gain (loss) on investments .......................            0.57                  0.97
                                                                                       -------               -------
 Total income (loss) from investment operations ..............................            0.42                  0.93
                                                                                       -------               -------
Less distributions from net investment income ................................              --                    --
Less distributions from net realized gain ....................................              --                 (0.05)
                                                                                       -------               -------
 Total distributions from net investment income and net realized gains . .....              --                 (0.05)
                                                                                       -------               -------
Net asset value, end of year .................................................         $ 11.30               $ 10.88
                                                                                       =======               =======
Total return(c) ..............................................................            3.86%                 9.31%
                                                                                       =======               =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..........................................         $ 2,895               $ 4,419
 Ratio of expenses to average net assets(d) ..................................            2.94%                 2.60%
 Ratio of expenses to average net assets before waivers and reimbursements(d)             5.60%                 5.32%
 Ratio of net investment loss to average net assets(d) .......................           (1.39)%               (0.73)%
 Portfolio turnover rate .....................................................              55%                   21%

-----------

(a)   The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

76 |                                             ORBITEX FINANCIAL SERVICES FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                              Class C Shares
                                                                                 -----------------------------------------
                                                                                      Year Ended           Period Ended
                                                                                  April 30, 2002 (b)     April 30, 2001(a)
                                                                                 --------------------   ------------------
Net asset value, beginning of year ...........................................         $ 10.89               $ 10.00
                                                                                       -------               -------
Income (loss) from investment operations:

Net investment loss ..........................................................           (0.17)                (0.03)
Net realized and unrealized gain (loss) on investments .......................            0.57                  0.97
                                                                                       -------               -------
 Total income (loss) from investment operations ..............................            0.40                  0.94
                                                                                       -------               -------
Less distributions from net investment income ................................              --                    --
Less distributions from net realized gain ....................................              --                 (0.05)
                                                                                       -------               -------
 Total distributions from net investment income and net realized gains .......              --                 (0.05)
                                                                                       -------               -------
Net asset value, end of year .................................................         $ 11.29               $ 10.89
                                                                                       =======               =======
Total return(c) ..............................................................            3.67%                 9.41%
                                                                                       =======               =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..........................................         $   487               $   609
 Ratio of expenses to average net assets(d) ..................................            3.08%                 2.60%
 Ratio of expenses to average net assets before waivers and reimbursements(d)             5.75%                 5.17%
 Ratio of net investment loss to average net assets(d) .......................           (1.54)%               (0.72)%
 Portfolio turnover rate .....................................................              55%                   21%

------------

(a)   The commencement of investment operations was August 1, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assumes no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX FOCUS 30 FUND                                                       | 77
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class A Shares
                                                      -----------------------------------------------------------------------------
                                                          Year Ended        Year Ended     Six Months Ended        Period Ended
                                                      April 30, 2002 (b)  April 30, 2001  April 30, 2000 (b)   October 31, 1999 (a)
                                                      ------------------  --------------  -------------------- --------------------
Net asset value, beginning of year .................      $   14.33           $ 19.17           $  21.96             $  22.76
                                                          ---------           -------           --------             --------
Income (loss) from investment operations:

Net investment loss ................................          (0.95)            (0.18)             (0.71)               (0.08)
Net realized and unrealized gain (loss) on
 investments .......................................          (1.03)            (1.80)              1.17                (0.72)
                                                          ---------           -------           --------             --------
 Total income (loss) from investment operations ....          (1.98)            (1.98)              0.46                (0.80)
                                                          ---------           -------           --------             --------
Less distributions from net investment income ......             --                --                 --                   --
Less distributions from net realized gain ..........          (0.35)            (2.86)             (3.25)                  --
Less distributions from capital ....................          (0.06)               --                 --                   --
                                                          ---------           -------           --------             --------
 Total distributions from net investment income,
  net realized gains and capital ...................          (0.41)            (2.86)             (3.25)                  --
                                                          ---------           -------           --------             --------
Net asset value, end of year .......................      $   11.94           $ 14.33           $  19.17             $  21.96
                                                          =========           =======           ========             ========
Total return(c) ....................................         (13.82)%          (10.35)%             1.36%               (3.51)%
                                                          =========          ========           ========             ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ................      $     380          $    946            $ 1,126             $     60
 Ratio of expenses to average net assets(d)(e) .....           8.88%             2.78%              8.35%                3.58%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) ....................          11.03%             4.64%             10.75%                6.22%
 Ratio of net investment loss to average net
  assets(d) ........................................          (7.15)%           (1.32)%            (7.19)%              (2.60)%
 Portfolio turnover rate ...........................              1%               43%                30%                  61%

-----------

(a)   The commencement of this class was July 12, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Ratio includes amounts relating to the litigation expenses and litigation settlement costs recognized in the period (see Note 3). If such expenses had not been incurred, the ratios of expenses to average net assets would be 1.67%, 1.36%, 1.13% and 1.00%, respectively.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

78 |                                                       ORBITEX FOCUS 30 FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class B Shares
                                                       ----------------------------------------------------------------------------
                                                           Year Ended        Year Ended     Six Months Ended       Period Ended
                                                       April 30, 2002 (b)  April 30, 2001  April 30, 2000 (b)  October 31, 1999 (a)
                                                       ------------------  --------------  ------------------  --------------------
Net asset value, beginning of year ..................      $   14.18           $ 19.12           $ 21.94            $  22.76
                                                           ---------           -------           -------            --------
Income (loss) from investment operations:

Net investment loss .................................          (1.29)            (0.14)            (1.22)              (0.10)
Net realized and unrealized gain (loss) on
 investments ........................................          (0.73)            (1.94)             1.65               (0.72)
                                                           ---------           -------           -------            --------
 Total income (loss) from investment operations .....          (2.02)            (2.08)             0.43               (0.82)
                                                           ---------           -------           -------            --------
Less distributions from net investment income .......             --                --                --                  --
Less distributions from net realized gain ...........          (0.35)            (2.86)            (3.25)                 --
Less distributions from capital .....................          (0.06)               --                --                  --
                                                           ---------           -------           -------            --------
 Total distributions from net investment income,
  net realized gains and capital ....................          (0.41)            (2.86)            (3.25)                 --
                                                           ---------           -------           -------            --------
Net asset value, end of year ........................      $   11.75           $ 14.18           $ 19.12            $  21.94
                                                           =========           =======           =======            ========
Total return(c) .....................................         (14.25)%          (10.96)%            1.22%              (3.60)%
                                                           =========           =======           =======            ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) .................      $   1,901           $   935           $   914            $     10
 Ratio of expenses to average net assets(d)(e) ......          11.89%             3.29%            13.22%               4.58%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .....................          14.09%             5.12%            15.62%               7.28%
 Ratio of net investment loss to average net
  assets(d) .........................................         (10.22)%           (1.84)%          (12.23)%             (3.53)%
 Portfolio turnover rate ............................              1%               43%               30%                 61%

------------

(a)   The commencement of this class was July 12, 1999.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Ratio includes amounts relating to the litigation expenses and litigation settlement costs recognized in the period (see Note 3). If such expenses had not been incurred, the ratios of expenses to average net assets would be 2.40%, 1.91%, 1.74% and 1.60%, respectively.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX FOCUS 30 FUND                                                       | 79
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                         Class D Shares (a)
                                               -------------------------------------
                                                    Year Ended         Year Ended
                                               April 30, 2002 (b)   April 30, 2001
                                               ------------------   ----------------
Net asset value, beginning of year ...........     $    14.41          $    19.21
                                                   ----------          ----------
Income income (loss) from investment
operations:

Net investment income (loss) .................          (0.97)              (0.20)
Net realized and unrealized gain (loss)
 on investments ..............................          (0.98)              (1.74)
                                                   ----------          ----------
 Total income (loss) from investment
  operations .................................          (1.95)              (1.94)
                                                   ----------          ----------
Less distributions from net investment
 income ......................................             --                  --
Less distributions in excess of net
 investment income ...........................             --                  --
Less distributions from net realized gain.....          (0.35)              (2.86)
Less distributions from capital ..............          (0.06)                 --
                                                   ----------          ----------
 Total distributions from net
  investment income, net realized
  gains and capital. .........................          (0.41)              (2.86)
                                                   ----------          ----------
Net asset value, end of year .................     $    12.05          $    14.41
                                                   ==========          ==========
Total return(c) ..............................         (13.53)%            (10.12)%
                                                   ==========          ==========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..........     $    6,614          $    9,298
 Ratio of expenses to average net
  assets .....................................           9.02%(e)            2.42%(e)
 Ratio of expenses to average net
  assets before waivers and
  reimbursements .............................          11.19%               4.39%
 Ratio of net investment income (loss)
  to average net assets ......................          (7.32)%             (0.97)%
 Portfolio turnover rate .....................              1%                 43%

                                                                    Class D Shares (a)
                                               --------------------------------------------------------------
                                                                               Year Ended October 31,
                                                 Six Months Ended        -----------------------------------
                                                April 30, 2000 (b)          1999          1998        1997
                                               --------------------      ----------     --------     -------
Net asset value, beginning of year ...........     $     21.97           $   19.02       $ 17.21     $ 14.13
                                                   -----------           ---------       -------     -------
Income income (loss) from investment
operations:

Net investment income (loss) .................           (0.21)              (0.27)         0.32        0.18
Net realized and unrealized gain (loss)
 on investments ..............................            0.70                4.62          2.54        3.34
                                                   -----------           ---------       -------     -------
 Total income (loss) from investment
  operations .................................            0.49                4.35          2.86        3.52
                                                   -----------           ---------       -------     -------
Less distributions from net investment
 income ......................................              --                  --         (0.27)      (0.18)
Less distributions in excess of net
 investment income ...........................              --                  --            --       (0.11)
Less distributions from net realized gain.....           (3.25)              (1.40)        (0.78)      (0.15)
Less distributions from capital ..............              --                  --            --          --
                                                   -----------           ---------       -------     -------
 Total distributions from net
  investment income, net realized
  gains and capital. .........................           (3.25)              (1.40)        (1.05)      (0.44)
                                                   -----------           ---------       -------     -------
Net asset value, end of year .................     $     19.21           $   21.97       $ 19.02     $ 17.21
                                                   ===========           =========       =======     =======
Total return(c) ..............................            1.50%              24.08%        17.13%      25.18%
                                                   ===========           =========       =======     =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..........     $    14,074           $  18,429       $29,535     $21,127
 Ratio of expenses to average net
  assets .....................................            3.38%(d)(e)         3.11%(e)      0.18%       0.42%
 Ratio of expenses to average net
  assets before waivers and
  reimbursements .............................            5.65%(d)            4.41%         0.91%       1.05%
 Ratio of net investment income (loss)
  to average net assets ......................           (2.06)%(d)          (1.41)%        1.60%       1.51%
 Portfolio turnover rate .....................              30%                 61%          196%        265%

------------

(a) The information prior to July 12, 1999 reflects the operations of the ASM Index 30 Fund, Inc., which was reorganized into Class D shares of the Orbitex Focus 30 Fund.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions. Had the Adviser, Administrator and Custodian not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Ratio includes amounts relating to the general operating expense and litigation expenses and litigation settlement costs recognized as a result of the termination of the investment advisory agreement with the former Adviser (see Note 3). If such expenses had not been incurred, the ratio of expense to average net assets would be 1.31%, 0.95%, 0.70% and 1.03%, respectively.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

80 |                                                         ORBITEX GROWTH FUND
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                            Class A Shares
                                                                 -----------------------------------
                                                                     Year Ended        Year Ended
                                                                 April 30, 2002 (b)  April 30, 2001
                                                                 ------------------  --------------
Net asset value, beginning of year .............................      $   24.28         $ 31.19
                                                                      ---------         -------
Income (loss) from investment operations:

Net investment income (loss) ...................................          (0.30)          (0.53)
Net realized and unrealized gain (loss) on investments .........          (4.23)          (6.38)
                                                                      ---------         -------
 Total income (loss) from investment operation .................          (4.53)          (6.91)
                                                                      ---------         -------
Less distributions from net investment income ..................             --              --
Less distributions from net realized gain ......................             --              --
Less distributions in excess of net realized gains .............             --              --
                                                                      ---------         -------
 Total distributions from net investment income and
  net realized gains . .........................................             --              --
                                                                      ---------         -------
Net asset value, end of year ...................................      $   19.75         $ 24.28
                                                                      =========         =======
Total return(c) ................................................         (18.66)%        (22.15)%
                                                                      =========         =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ............................      $   8,405         $14,538
 Ratio of expenses to average net assets(d) ....................           2.30%           2.00%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d) ........................................           2.87%           2.07%
 Ratio of net investment income (loss) to average net
  assets(d) ....................................................          (1.39)%         (1.66)%
 Portfolio turnover rate .......................................            158%            465%

                                                                                        Class A Shares
                                                                 -------------------------------------------------------------
                                                                      Year Ended           Year Ended          Period Ended
                                                                  April 30, 2000 (b)   April 30, 1999 (b)   April 30, 1998 (a)
                                                                 -------------------- -------------------- -------------------
Net asset value, beginning of year .............................      $   18.66             $  17.93           $   15.00
                                                                      ---------             --------           ---------
Income (loss) from investment operations:

Net investment income (loss) ...................................          (0.57)               (0.15)               0.26(e)
Net realized and unrealized gain (loss) on investments .........          14.12 (f)             1.70                2.67
                                                                      ---------             --------           ---------
 Total income (loss) from investment operation .................          13.55                 1.55                2.93
                                                                      ---------             --------           ---------
Less distributions from net investment income ..................             --                (0.19)                 --
Less distributions from net realized gain ......................          (0.54)               (0.63)                 --
Less distributions in excess of net realized gains .............          (0.48)                  --                  --
                                                                      ---------             --------           ---------
 Total distributions from net investment income and
  net realized gains . .........................................          (1.02)               (0.82)                 --
                                                                      ---------             --------           ---------
Net asset value, end of year ...................................      $   31.19             $  18.66           $   17.93
                                                                      =========             ========           =========
Total return(c) ................................................          73.29%                9.07%              19.53%
                                                                      =========             ========           =========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ............................      $  20,065             $  1,422           $     891
 Ratio of expenses to average net assets(d) ....................           2.00%                1.93%               2.11%
 Ratio of expenses to average net assets before waivers
  and reimbursements(d) ........................................           3.21%               23.92%              50.13%
 Ratio of net investment income (loss) to average net
  assets(d) ....................................................          (1.68)%              (0.85)%              4.41%(e)
 Portfolio turnover rate .......................................            254%                 957%                448%

-------------

(a)   The commencement of investment operations was October 22, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Net investment income per share and the net investment income ratio would have been lower without a certain investment strategy followed by the Adviser during the current fiscal year.

(f) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investments.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX GROWTH FUND                                                         | 81
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                     Class B Shares
                                                      ------------------------------------------------------------------------------
                                                          Year Ended       Year Ended         Year Ended           Period Ended
                                                      April 30, 2002 (b) April 30, 2001   April 30, 2000 (b)   April 30, 1999 (a)(b)
                                                      ------------------ -------------- -------------------- -----------------------
Net asset value, beginning of year ..................      $   24.08         $ 31.10          $   18.61              $  16.46
                                                           ---------         -------          ---------              --------
Income (loss) from investment operations:

Net investment loss .................................          (0.43)          (0.64)             (0.95)                (0.12)
Net realized and unrealized gain (loss) on
 investments ........................................          (4.18)          (6.38)             14.46(e)               3.11
                                                           ---------         -------          ---------              --------
 Total income (loss) from investment operations .....          (4.61)          (7.02)             13.51                  2.99
                                                           ---------         -------          ---------              --------
Less distributions from net investment income .......             --              --                 --                 (0.21)
Less distributions from net realized gain ...........             --              --              (0.54)                (0.63)
Less distributions in excess of net realized gain ...             --              --              (0.48)                   --
                                                           ---------         -------          ---------              --------
 Total distributions from net investment income
  and net realized gains ............................             --              --              (1.02)                (0.84)
                                                           ---------         -------          ---------              --------
Net asset value, end of year ........................      $   19.47         $ 24.08          $   31.10              $  18.61
                                                           =========         =======          =========              ========
Total return(c) .....................................         (19.14)%        (22.57)%            73.28%                18.61%
                                                           =========         =======          =========              ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) .................      $   6,678         $11,050           $ 12,461              $     54
 Ratio of expenses to average net assets(d) .........           2.91%           2.60%              2.60%                 2.03%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .....................           3.48%           2.67%              3.20%                18.75%
 Ratio of net investment loss to average net
  assets(d) .........................................          (1.99)%         (2.24)%            (2.34)%               (1.05)%
 Portfolio turnover rate ............................            158%            465%               254%                  957%

------------

(a)   The commencement of this class was September 16, 1998.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

(e) Per share amounts are not in accord with the aggregate net loss on investments for the period due to the timing of sales and redemptions for Fund shares in relation to fluctuating market values of the Fund's investments.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

82 |                                                         ORBITEX GROWTH FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                           Class C Shares
                                                                    ------------------------------------------------------------
                                                                         Year Ended         Year Ended         Period Ended
                                                                     April 30, 2002 (b)   April 30, 2001   April 30, 2000 (a)(b)
                                                                    -------------------- ---------------- ----------------------
Net asset value, beginning of year ................................       $  24.08            $ 31.19            $  51.65
                                                                          --------            -------            --------
Income (loss) from investment operations:

Net investment loss ...............................................          (0.43)             (0.54)              (0.11)
Net realized and unrealized gain (loss) on investments ............          (4.13)             (6.57)             (20.35)
                                                                          --------            -------            --------
 Total income (loss) from investment operations ...................          (4.56)             (7.11)             (20.46)
                                                                          --------            -------            --------
Less distributions from net investment income .....................             --                 --                  --
Less distributions from net realized gain .........................             --                 --                  --
Less distributions in excess of net realized gains ................             --                 --                  --
                                                                          --------            -------            --------
 Total distributions from net investment income and net realized
  gains ...........................................................             --                 --                  --
                                                                          --------            -------            --------
Net asset value, end of year ......................................       $  19.52            $ 24.08            $  31.19
                                                                          ========            =======            ========
Total return(c) ...................................................         (18.94)%           (22.78)%            (39.61)%
                                                                          ========            =======            ========
Ratios and supplemental data:
 Net assets, end of year (in 000's) ...............................       $  1,259            $ 2,054            $    829
 Ratio of expenses to average net assets(d) .......................           2.91%              2.60%               2.60%
 Ratio of expenses to average net assets before waivers and
  reimbursements(d) ...............................................           3.48%              2.71%               4.23%
 Ratio of net investment loss to average net assets(d) ............          (1.99)%            (2.17)%             (2.41)%
 Portfolio turnover rate ..........................................            158%               465%                254%

-----------

(a)   The commencement of this class was March 14, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser, Administrator, Custodian and Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX AMERIGO FUND                                                        | 83
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                                                Class C Shares
                                                                                   ----------------------------------------
                                                                                        Year Ended          Period Ended
                                                                                    April 30, 2002 (b)   April 30, 2001 (a)
                                                                                   -------------------- -------------------
Net asset value, beginning of year ...............................................       $ 13.07             $ 16.91
                                                                                         -------             -------
Income (loss) from investment operations:

Net investment loss ..............................................................         (0.18)              (0.02)
Net realized and unrealized gain (loss) on investments ...........................         (0.95)              (3.12)
                                                                                         -------             -------
 Total income (loss) from investment operations ..................................         (1.13)              (3.14)
                                                                                         -------             -------
Less distributions from net investment income ....................................         (0.12)              (0.04)
Less distributions from net realized gain ........................................         (0.55)              (0.66)
Less distributions in excess of net realized gains ...............................            --                  --
                                                                                         -------             -------
 Total distributions from net investment income and net realized gains ...........         (0.67)              (0.70)
                                                                                         -------             -------
Net asset value, end of year .....................................................       $ 11.27             $ 13.07
                                                                                         =======             =======
Total return(c) ..................................................................         (8.66)%            (18.95)%
                                                                                         =======             =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) ..............................................       $ 4,136             $ 2,878
 Ratio of expenses to average net assets(d) ......................................          2.33%               2.15%
 Ratio of expenses to average net assets before waivers and reimbursements(d) ....          2.87%               3.57%
 Ratio of net investment income (loss) to average net assets(d) ..................         (1.55)%              0.76%
 Portfolio turnover rate .........................................................            46%                 10%

------------

(a)   The commencement of this class was July 13, 2000.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions, and assume no sales charge. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

84 |                                                        ORBITEX AMERIGO FUND
--------------------------------------------------------------------------------
Financial Highlights (continued)
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                       Class N Shares
                                                            -------------------------------------
                                                                 Year Ended         Year Ended
                                                             April 30, 2002 (b)   April 30, 2001
                                                            -------------------- ----------------
Net asset value, beginning of year ........................       $ 12.97             $ 16.36
                                                                  -------             -------
Income (loss) from investment operations:

Net investment income (loss) ..............................         (0.07)               0.07
Net realized and unrealized gain (loss) on
 investments ..............................................         (0.94)              (2.73)
                                                                  -------             -------
 Total income (loss) from investment operations                     (1.01)              (2.66)
                                                                  -------             -------
Less distributions from net investment income .............         (0.19)              (0.07)
Less distributions from net realized gain .................         (0.55)              (0.66)
Less distributions in excess of net realized gain .........            --                  --
                                                                  -------             -------
 Total distributions from net investment income
  and net realized gain ...................................         (0.74)              (0.73)
                                                                  -------             -------
Net asset value, end of year ..............................       $ 11.22             $ 12.97
                                                                  =======             =======
Total return(c) ...........................................         (7.79)%            (16.71)%
                                                                  =======             =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .......................       $35,368             $36,170
 Ratio of expenses to average net assets(d) ...............          1.33%               1.15%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) ...........................          1.88%               1.71%
 Ratio of net investment income (loss) to average
  net assets(d) ...........................................         (0.55)%              0.32%
 Portfolio turnover rate ..................................            46%                 10%

                                                                                 Class N Shares
                                                            ---------------------------------------------------------
                                                                 Year Ended         Year Ended        Period Ended
                                                             April 30, 2000 (b)   April 30, 1999   April 30, 1998 (a)
                                                            -------------------- ----------------  ------------------
Net asset value, beginning of year ........................       $ 12.88            $ 11.37            $ 10.00
                                                                  -------            -------            -------
Income (loss) from investment operations:

Net investment income (loss) ..............................        ( 0.03)            ( 0.05)              0.02
Net realized and unrealized gain (loss) on
 investments ..............................................          3.68               1.56               1.39
                                                                  -------            -------            -------
 Total income (loss) from investment operations                      3.65               1.51               1.41
                                                                  -------            -------            -------
Less distributions from net investment income .............            --                 --              (0.02)
Less distributions from net realized gain .................        ( 0.17)                --                 --
Less distributions in excess of net realized gain .........            --                 --              (0.02)
                                                                  -------            -------            -------
 Total distributions from net investment income
  and net realized gain ...................................        ( 0.17)                --              (0.04)
                                                                  -------            -------            -------
Net asset value, end of year ..............................       $ 16.36            $ 12.88            $ 11.37
                                                                  =======            =======            =======
Total return(c) ...........................................         28.48%             13.28%             14.11%
                                                                  =======            =======            =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .......................       $35,841            $19,534            $ 7,558
 Ratio of expenses to average net assets(d) ...............          1.15%              1.15%              1.15%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) ...........................          1.83%              2.29%              4.45%
 Ratio of net investment income (loss) to average
  net assets(d) ...........................................        ( 0.22)%           ( 0.51)%             0.15%
 Portfolio turnover rate ..................................            10%                38%                14%

------------

(a)   The commencement of investment operations was July 14, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions. Had the Adviser and Administrator not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

ORBITEX CLERMONT FUND                                                       | 85
--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

Selected data based on a share outstanding throughout each period indicated

                                                                     Class N Shares
                                                          -------------------------------------
                                                               Year Ended         Year Ended
                                                           April 30, 2002 (b)   April 30, 2001
                                                          -------------------- ----------------
Net asset value, beginning of year ......................       $ 10.81            $ 12.17
                                                                -------            -------
Income (loss) from investment operations:

Net investment income (loss) ............................          0.12               0.18
Net realized and unrealized gain (loss) on
 investments ............................................         (0.55)             (0.87)
                                                                -------            -------
 Total income (loss) from investment operations .........         (0.43)             (0.69)
                                                                -------            -------
Less distributions from net investment income ...........         (0.15)             (0.39)
Less distributions from net realized gain ...............         (0.29)             (0.28)
                                                                -------            -------
 Total distributions from net investment income and
  net realized gains ....................................         (0.44)             (0.67)
                                                                -------            -------
Net asset value, end of year ............................       $  9.94            $ 10.81
                                                                =======            =======
Total return(c) .........................................         (3.92)%            (5.87)%
                                                                =======            =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .....................       $14,440            $11,668
 Ratio of expenses to average ner assets(d). ............          1.33%              1.15%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .........................          3.55%              2.85%
 Ratio of net investment income (loss) to average
  net assets(d) .........................................          1.22%              1.62%
 Portfolio turnover rate ................................            60%                 9%

                                                                               Class N Shares
                                                          ---------------------------------------------------------
                                                               Year Ended         Year Ended        Period Ended
                                                           April 30, 2000 (b)   April 30, 1999   April 30, 1998 (a)
                                                          -------------------- ---------------- -------------------
Net asset value, beginning of year ......................       $ 11.23            $ 10.81            $ 10.00
                                                                -------            -------            -------
Income (loss) from investment operations:

Net investment income (loss) ............................          0.18               0.14               0.17
Net realized and unrealized gain (loss) on
 investments ............................................          1.06               0.42               0.80
                                                                -------            -------            -------
 Total income (loss) from investment operations .........          1.24               0.56               0.97
                                                                -------            -------            -------
Less distributions from net investment income ...........         (0.18)             (0.14)             (0.16)
Less distributions from net realized gain ...............         (0.12)                --                 --
                                                                -------            -------            -------
 Total distributions from net investment income and
  net realized gains ....................................         (0.30)             (0.14)             (0.16)
                                                                -------            -------            -------
Net asset value, end of year ............................       $ 12.17            $ 11.23            $ 10.81
                                                                =======            =======            =======
Total return(c) .........................................         11.12%              5.31%              9.84%
                                                                =======            =======            =======
Ratios and supplemental data:
 Net assets, end of year (in 000's) .....................       $10,298            $ 7,820            $ 4,441
 Ratio of expenses to average ner assets(d). ............          1.15%              1.15%              1.15%
 Ratio of expenses to average net assets before
  waivers and reimbursements(d) .........................          3.08%              3.31%              5.95%
 Ratio of net investment income (loss) to average
  net assets(d) .........................................          1.51%              1.46%              2.53%
 Portfolio turnover rate ................................            18%                65%                22%

-----------

(a)   The commencement of investment operations was July 14, 1997.

(b) Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(c) Total returns are historical and assume changes in share price, reinvestment of dividends and capital gains distributions. Had the Adviser, Administrator and Custodian not absorbed a portion of the Distributor not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(d)   Annualized for periods less than one year.

--------------------------------------------------------------------------------

See Notes to Financial Statements.

86 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements
April 30, 2002
--------------------------------------------------------------------------------
1. ORGANIZATION

Orbitex Group of Funds (the "Trust" or the "Funds") was established in Delaware in December 1996 and is registered under the Investment Company Act of 1940 (the "1940 Act"), as amended, as an open-end management investment company. The Trust is comprised of twelve funds (collectively the "Funds" and each individually a "Fund"), eleven of which are currently open for investment and ten of which are included in this report. They are as follows: Info-Tech & Communications Fund, Emerging Technology Fund, Health & Biotechnology Fund, Medical Sciences Fund, Energy & Basic Materials Fund, Financial Services Fund, Focus 30 Fund, Growth Fund, Amerigo Fund and Clermont Fund. The Emerging Technology Fund and the Medical Sciences Fund joined the Trust effective November 1, 2001. Prior to November 1, 2001, the Emerging Technology Fund and the Medical Sciences Fund were each a series of Monument Series Fund. The Emerging Technology Fund and the Medical Sciences Fund will now operate with a fiscal year end of April 30. The Cash Reserves Fund has a fiscal year end of December 31 and therefore will be reported separately. The Info-Tech & Communications Fund, Emerging Technology Fund, Health & Biotechnology Fund, Medical Sciences Fund, Energy & Basic Materials Fund and Financial Services Fund operate as non-diversi-fied investment companies. The Focus 30 Fund, Growth Fund, Amerigo Fund and Clermont Fund operate as diversified investment companies.

FUND                                                                      PRIMARY OBJECTIVE
----                              -----------------------------------------------------------------------------------------------
Info-Tech & Communications Fund   Long-term growth of capital through selective investment in the securities of communications, information and related technology companies

Emerging Technology Fund          Long-term growth of capital through select investment in securities of research, design, development or manufacturing of new or emerging technologies companies

Health & Biotechnology Fund       Long-term growth of capital through selective investment in the securities of companies engaged in the healthcare, health products, pharmaceuticals, medical research and biotechnology industries

Medical Sciences Fund             Long-term appreciation of capital by investing primarily in a portfolio of equity securities of medical science companies

Energy & Basic Materials Fund     Long-term growth of capital through selective investment in the securities of companies engaged in energy and basic materials industries

Financial Services Fund           Long-term growth of capital through selective investment in companies that provide financial services to consumers and industry

Focus 30 Fund                     Long-term growth of capital and current income through focused investment in the securities of some or all of the 30 companies listed on the New York Stock Exchange that make up the
                                  Dow Jones Industrial Average. The Fund is not an index fund

Growth Fund                       Long-term growth of capital through selective investment in securities of companies of all sizes that offer potential for growth

Amerigo Fund                      Long-term growth of capital without regard to current income

Clermont Fund                     Growth of capital and a reasonable level of current income

The Funds offer the following classes of shares:

CLASS       FUNDS OFFERING CLASS
-----       --------------------------------------------------------------------

Class A     All Funds except Amerigo Fund and Clermont Fund
Class B     All Funds except Amerigo Fund and Clermont Fund
Class C     All Funds except Focus 30 Fund, Energy & Basic Materials Fund and
            Clermont Fund
Class D     Focus 30 Fund only
Class N     Amerigo Fund and Clermont Fund only

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

ORBITEX GROUP OF FUNDS                                                      | 87
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

Security Valuation and Transactions

U.S. equity securities are valued at the last sale price on the exchange or in the over-the-counter market in which such securities are primarily traded, as of the close of business on the day the securities are being valued, or lacking any sales, the last available bid price. U.S. long-term debt obligations are valued at the mean between quoted bid and asked prices for such securities or, if such prices are not available, at prices of securities with comparable maturity, quality and type. U.S. short-term debt investments with maturities less than 60 days are valued at amortized cost or original cost plus accrued interest, each of which approximates fair value.

Foreign securities are valued on the basis of market quotations from the primary market in which they are traded, and are translated from the local currency into U.S. dollars using current exchange rates.

Securities for which current market quotations are not readily available or for which quotations are not deemed to be representative of market values are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees ("Trustees").

Investment security transactions are accounted for as of the trade date. Cost is determined and gains and losses are based upon the specific identification method for both financial statement and federal income tax purposes.

Valuation of Fund of Funds

The Amerigo Fund and the Clermont Fund seek to achieve their investment objectives by investing in portfolios of open-end or closed-end investment companies (the "underlying funds"). Underlying funds are valued at their respective net asset values as reported by such investment companies. The underlying funds value securities in their portfolios for which market quotations are readily available at their market values (generally the last reported sale price) and all other securities and assets at their fair value pursuant to the methods established by the board of directors of the underlying funds.

Foreign Currency Translations

The accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in a foreign currency, and income receipts and expense payments are translated into U.S. dollars at the prevailing exchange rate on the respective dates of the transactions. Purchases and sales of securities are translated into U.S. dollars at the contractual currency rates established at the approximate time of the trade.

Net realized gains and losses on foreign currency transactions represent net gains and losses from currency realized between the trade and settlement dates on securities transactions and the difference between income accrued versus income received. The effects of changes in foreign currency exchange rates on investments in securities are included with the net realized and unrealized gain or loss on investment securities.

Income Taxes

It is each Fund's policy to comply with all sections of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and gains to its shareholders and therefore, no provision for federal income tax has been made. Each Fund is treated as a separate taxpayer for federal income tax purposes.

Investment Income

Dividends are recorded net of non-reclaimable tax withholdings on the ex-dividend date, except for certain foreign securities for which dividends are recorded as soon after ex-dividend date as such information is available. Interest income is recorded on the accrual basis. Market discount, original issue discount and premiums are amortized on a yield to maturity basis. The value of additional securities received as interest or dividend payments is recorded as income and as an adjustment to the cost basis of such securities.

88 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

Expenses

Expenses of the Trust that are directly identifiable to a specific Fund, are charged to that Fund. Expenses, which are not readily identifiable to a specific Fund, are allocated in such a manner as deemed equitable, taking into consideration the nature and type of expense and the relative sizes of the Funds. Each Fund's income, expenses (other than the class specific distribution fees) and realized and unrealized gains and losses are allocated proportionally each day between the classes based upon the relative net assets of each class.

Litigation Expense

Prior to the close of business on July 9, 1999, the Focus 30 Fund operated as a separate fund called the ASM Index 30 Fund ("ASM Fund"). On July 9, 1999, ASM Fund was reorganized as a new portfolio of the Trust and existing shareholders of ASM Fund received Class D shares of the Focus 30 Fund in exchange for their shares of ASM Fund. On December 23, 1998, at a meeting of the independent members of the ASM Board, the Directors voted to notify Vector Index Advisors, Inc. ("Vector"), the prior advisor of the Focus 30 Fund, of the termination of its advisory agreement, which became effective on February 28, 1999. During this interim period, the ASM Directors solicited proposals from other funds and advisors and considered alternative arrangements for ASM Fund. Such alternatives included the approval of a new advisory relationship with another advisor, the reorganization of ASM Fund with another fund or, in the absence of such options, the termination of ASM Fund and distribution of its assets to the shareholders. The Directors established an expense reserve to cover the cost of any extraordinary items relative to these undertakings.

Prior to the ASM Fund reorganization as of the close of business on July 9, 1999, certain legal proceedings were initiated against ASM Fund, which caused the directors to re-evaluate and increase the reserve expense for the ongoing legal fees associated with defending the claims. On February 8, 1999 and on June 2, 1999, suits were filed in the Thirteenth Judicial Court, Hillsborough County, Florida against Steven H. Adler, a former director and officer of ASM, Vector, the ASM Fund, and, in the case of the latter suit, Mutual Funds Service Co., the former administrator, fund accountant and transfer agent. The Focus 30 Fund succeeded to the obligations of ASM Fund with respect to these suits, including obligations to indemnify its officers and directors for which no officers' and directors' insurance policy was in effect.

The suits filed were settled on November 15, 2001 and February 6, 2002 for a total of $1,070,000, $350,000 of which was absorbed by the insurance company. As a result, full and final settlement has been reached on all outstanding claims against the Focus 30 Fund. Additional legal costs of $75,617 were also incurred in connection with this litigation during the period.

Distributions to Shareholders

Income will normally be declared and distributed annually for each of the Funds, except for the Focus 30 Fund, which will normally declare and distribute income quarterly. All Funds declare and pay net realized capital gain distributions annually. The character of income and gains to be distributed is determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to the timing of the recording of certain expenses and realized losses.

Deferred Organizational Costs

Organizational expenses have been deferred and are being amortized over a period of five years commencing with operations. The Advisor has agreed with respect to each of the Funds, except for Health & Biotechnology Fund and Financial Services Fund, that, if any of the initial shares of a Fund are redeemed during such amortization period by the holder thereof, the redemption proceeds will be reduced for any unamortized organization expenses in the same ratio as the number of shares redeemed bears to the number of initial shares held at the time of redemption.

Repurchase Agreements

Each Fund may enter into repurchase agreements. In a repurchase agreement, a Fund buys a security and the seller simultaneously agrees to repurchase the security on a specified future date at an agreed-upon price. The repurchase price reflects an agreed-upon interest rate during the time the Fund's money is invested in the security. Because the security constitutes collateral for the repurchase obligation, a repurchase agreement can be considered a collateralized loan. The Fund's risk is the ability of the seller to pay the agreed-upon price on the maturity date. If the seller is unable to make a timely repurchase, the Fund could experience delays in the receipt of

ORBITEX GROUP OF FUNDS                                                      | 89
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

expected proceeds, suffer a loss in principal or current interest, or incur costs in liquidating the collateral. The Trustees have established criteria to evaluate the creditworthiness of parties with which the Funds may enter into repurchase agreements.

Options and Futures Contracts

Each Fund may enter into options contracts. An option contract is a contract in which the writer of the option grants the buyer of the option the right to purchase from (call option), or sell to (put option), the writer a designated instrument at a specified price within a specified period of time. Certain options, including options on indices, will require cash settlement by the Fund if the option is exercised.

If the Fund writes an option and the option expires unexercised, the Fund will realize income, in the form of a capital gain, to the extent of the amount received for the option (the "premium"). If the Fund elects to close out the option it would recognize a gain or loss based on the difference between the cost of closing the option and the initial premium received. If the Fund purchased an option and allows the option to expire, it would realize a loss to the extent of the premium paid. If the Fund elects to close out the option, it would recognize a gain or loss equal to the difference between the cost of acquiring the option and the amount realized upon the sale of the option. The gain or loss recognized by the Fund upon the exercise of a written call or purchased put option is adjusted for the amount of the option premium. If a written put or purchased call option is exercised, the Fund's cost basis of the acquired security or currency would be the exercise price adjusted for the amount of the option premium.

The liability representing the Fund's obligation under an exchange traded written option or investment in a purchased option is valued at the last sale price or, in the absence of a sale, the closing bid price or at the most recent asked price (bid for purchased options) if no bid and asked price are available. Over-the-counter written or purchased options are valued using dealer supplied quotations.

When the Fund writes a covered call option, the Fund foregoes, in exchange for the premium, the opportunity to profit during the option period from an increase in the market value of the underlying security or currency above the exercise price. When the Fund writes a put option it accepts the risk of a decline in the market value of the underlying security or currency below the exercise price. Over-the-counter options have the risk of the potential inability of counterparties to meet the terms of their contracts. The Fund's maximum exposure to purchased options is limited to the premium initially paid. In addition, certain risks may arise upon entering into option contracts including the risk that an illiquid secondary market will limit the Fund's ability to close out an option contract prior to the expiration date and, that a change in the value of the option contract may not correlate exactly with changes in the value of the securities or currencies hedged.

The Funds may enter into futures contracts in order to hedge existing portfolio securities, or securities the Funds intend to purchase, against fluctuations in value caused by changes in prevailing market interest rates or securities movements and to manage exposure to changing interest rates and securities prices. The risks of entering into futures contracts include the possibility the change in value of the contract may not correlate with the changes in the value of the underlying securities. Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount equal to a certain percentage of the contract value (initial margin). Subsequent payments (variation margin) are made or received daily, in cash, by the Funds. The variation margin is equal to the daily change in the contract value and is recorded as unrealized gain or loss. The Funds will recognize a gain or loss when the contract is closed or expires.

Short Sales

Each Fund may engage in short sales (selling securities it does not own) as part of its normal investment activities. These short sales are collateralized by cash and securities deposits made with the applicable counterparty broker. The collateral required is determined daily by reference to the market value of the short positions. Such collateral for the Fund is held by one broker. Dividend expense on short sales is treated as an expense on the Statement of Operations. Liabilities for securities sold short are reported at market value in the financial statements. Such liabilities are subject to off balance sheet risk to the extent of any future increases in market value of the securities sold short. The ultimate liability for securities sold short could exceed the liabilities recorded in the Statement of Assets and Liabilities. Liabilities for securities sold short are closed out by purchasing the applicable securities for delivery to the counterparty broker.

90 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

Other

There are certain additional risks involved when investing in foreign securities that are not inherent in domestic securities. These risks may involve foreign currency exchange rate fluctuations, adverse political and economic developments and the imposition of unfavorable foreign governmental laws and restrictions.

The Info-Tech & Communications Fund, Health & Biotechnology Fund, Energy & Basic Materials Fund, Financial Services Fund, Emerging Technology Fund and Medical Sciences Fund may focus their investments in certain industries, subjecting them to greater risk than funds that are more diversified.

3. FEES AND COMPENSATION PAID TO AFFILIATES AND OTHER PARTIES

Advisory Fees

Each Fund, except for Amerigo Fund and Clermont Fund, has entered into an Investment Advisory Agreement with Orbitex Management, Inc. ("OMI"), a subsidiary of Orbitex Financial Services Group, Inc. ("OFSG"). As compensation for the services rendered, facilities furnished, and expenses borne by OMI, the Funds will pay OMI a fee accrued daily and paid monthly, at the annualized rate of 0.75% of the average daily net assets for the Focus 30 Fund and the Growth Fund, 1.25% of the average daily net assets for Info-Tech & Communications Fund, Health & Biotechnology Fund, Energy & Basic Materials Fund, Financial Services Fund, Emerging Technology Fund and Medical Sciences Fund. In addition, OMI has entered into a sub-advisory agreement with Century Capital Management, Inc. ("CCM") on behalf of the Financial Services Fund. Under the terms of the sub-advisory agreement, OMI will pay CCM a fee accued daily and paid monthly, at the annualized rate of 0.50% of the average daily net assets of the Fund, subject to certain minimum requirements.

Amerigo Fund and Clermont Fund have entered into an Investment Advisory Agreement with Clarke Lanzen Skalla Investment Firm, Inc. ("CLS"), a subsidiary of OFSG. As compensation for the services rendered, facilities furnished, and expenses borne by CLS, the Funds will pay CLS a fee accrued daily and paid monthly, at the annualized rate of 1.00% of the average daily net assets of the Funds.

Except for Focus 30 Fund, Amerigo Fund and Clermont Fund, OMI has agreed to waive or limit its fees and to pay certain operating expenses to the extent necessary to limit total fund operating expenses, net of waivers and custodial credits. These limits will remain in effect until August 31, 2002. The annualized rates are as follows:

                          AS OF             PRIOR TO
CLASS                AUGUST 31, 2001     AUGUST 31, 2001
-----                ---------------     ---------------
Class A .........         2.50%               2.00%
Class B .........         3.10%               2.60%
Class C .........         3.10%               2.60%

OMI had agreed to waive or limit its fees and to pay certain operating expenses to the extent necessary to limit total fund operating expenses for Focus 30 Fund, net of waivers and custodial credits and excluding extraordinary or non-recurring expenses. These limits will remain in effect until August 31, 2002. The annualized rates are as follows:

                          AS OF             PRIOR TO
CLASS                AUGUST 31, 2001     AUGUST 31, 2001
-----                ---------------     ---------------
Class A .........         1.90%               1.40%
Class B .........         2.50%               2.00%
Class D .........         1.50%               1.00%

ORBITEX GROUP OF FUNDS                                                      | 91
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

CLS has agreed to waive or limit its fees and to pay certain operating expenses to the extent necessary to limit total fund operating expenses for Amerigo Fund and Clermont Fund, net of waivers and custodial credits. These limits will remain in effect until August 31, 2002. The annualized rates are as follows:

                                                 PERIOD
                           AS OF            AUGUST 31, 2001         PRIOR TO
CLASS                JANUARY 18, 2002     TO JANUARY 18, 2002    AUGUST 31, 2001
-----                ----------------     -------------------    ---------------
Class C .........          2.15%                  2.65%               2.15%
Class N .........          1.15%                  1.65%               1.15%

The waivers for the Advisors' fees for the year ended April 30, 2002 amounted to $389,190, $233,330, $122,250, $100,079, $75,066, $110,829, $192,278 and $108,164
for Info-Tech & Communications Fund, Health & Biotechnology Fund, Energy & Basic Materials Fund, Financial Services Fund, Focus 30 Fund, Growth Fund, Amerigo Fund and Clermont Fund, respectively. The waivers for the Advisors' fees for the six months ended April 30, 2002 amounted to $117,278 and $67,347 for the Emerging Technology Fund and Medical Sciences Fund, respectively. The reimbursements for the year ended April 30, 2002 amounted to $23,905, $104,464, $131,457 and $133,061 for the Energy & Basic Materials Fund, Financial Services Fund, Focus 30 Fund and Clermont Fund. The reimbursement for the six months ended April 30, 2002 amounted to $50,759 for the Emerging Technology Fund.

Administration, Fund Accounting and Transfer Agent Fees

Orbitex Fund Services, Inc. ("OFS"), formerly known as American Data Services, Inc., an affiliate of the Advisors, serves as the administrator of the Funds pursuant to an Administrative Service Agreement with the Trust ("Administration Agreement"). The Administration agreement provides that OFS may retain Sub-Administrators for the purpose of providing such services to one or more Funds. For providing administration services to the funds, OFS will receive from each fund a monthly fee calculated at an annual rate of 0.10% of the first $100 million of the fund's average daily net assets, and at reduced rates thereafter, subject to certain minimum requirements. OFS also acts as the fund accounting agent of the Funds. For providing fund accounting services, OFS will receive from each fund a monthly fee calculated at an annual rate of 0.002% for the first $100 million of a fund's average daily net assets, and at reduced rates thereafter, subject to certain minimum requirements, plus out-of-pocket expenses. Administration and fund accounting fees earned by OFS from each fund are set forth on the statement of operations. Transfer agent fees earned by OFS from the Funds aggregated $1,584,558 during the year ended April 30, 2002.

OFS also serves as the transfer agent of the Trust. Prior to July 18, 2001, Boston Financial Data Service ("BFDS") served as the transfer agent for Info-Tech & Communications Fund, Energy & Basic Materials Fund, Orbitex Financial Services Fund and the Orbitex Growth Fund. Prior to September 25, 2001, PFPC Inc. ("PFPC") served as the transfer agent for Emerging Technology Fund and Medical Sciences Fund. For providing transfer agent services, OFS will receive from each fund a minimum monthly or per account fee plus certain transaction fees which are allocated by shareholder accounts.

Fees waived by OFS for the year ended April 30, 2002 amounted to $10,667, $10,667, $10,667, $8,816, $5,303 and $11,334 for Energy & Basic Materials Fund,
Financial Services Fund, Focus 30 Fund, Growth Fund, Amerigo Fund and Clermont Fund, respectively.

Distributor

The distributor of the Funds is Orbitex Funds Distributor, Inc. ("OFD"), an affiliate of the Advisors. The Trust has adopted Distribution Plans and Agreements ("Plans and Agreements") pursuant to Rule 12b-l under the 1940 Act. The Plans and Agreements provide for the payment of a distribution fee to the distributor at an annualized rate of 0.40%, 0.75% and 0.75% of the average daily net assets attributable to the shares of Class A, Class B and Class C, respectively. The Plans and Agreements for Class B and Class C also provide for the payment of a shareholder service fee at an annualized rate of 0.25% of the average daily net assets attributable to the shares of Class B and Class C. Class D shares and Class N shares do not pay 12b-1 distribution or shareholder service fees.

92 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

Class A Shares are offered at net asset value plus a maximum sales load of 5.75%. Class B Shares are offered subject to a contingent deferred sales charge and will automatically convert to Class A Shares after eight years. Class C Shares are offered subject to a contingent deferred sales charge plus maximum sales load of 1.00% except for Amerigo Fund, which is not subject to any sales load. Class D and Class N Shares are offered at net asset value.

For the year ended April 30, 2002, OFD received sales charges on sales of the Funds' Class A and C shares. In addition, contingent deferred sales charges ("CDSCs") were paid to OFD for Class B and C shares. OFD hs advised the Funds that the approximate amounts were as follows:

                                                SALES CHARGES               CDSCS
                                            ---------------------   ----------------------
                                             Class A     Class C      Class B     Class C
                                            ---------   ---------   -----------  ---------
Info-Tech & Communications Fund .........    $6,000     $  --         $127,000     $5,000
Emerging Technology Fund* ...............     2,000        --           22,000         --
Health & Biotechnology Fund .............    44,000        --          632,000     55,000
Medical Sciences Fund* ..................     1,000        --           50,000         --
Energy & Basic Materials Fund ...........     6,000        --           29,000         --
Financial Services Fund .................     2,000        --           58,000      1,000
Focus 30 Fund ...........................        --        --            9,000         --
Growth Fund .............................     1,000        --           67,000      1,000
Amerigo Fund ............................        --        --               --      2,000
Clermont Fund ...........................     1,000        --               --         --

-----------

* For the six months ended April 30, 2002.

Trustees Fees

The Funds do not compensate Trustees who are employees of the Adviser. Trustees who are not Adviser employees receive a fee of $2,500 for each regular and special meeting of the Board that the Trustee attends. The Trust also reimburses each such Trustee for travel and other expenses incurred in attending meetings of the Board.

Custodian

Circle Trust Company ("CTC"), an affiliate of the Advisers, is the Custodian for the Trust. Prior to August 1, 2001, Firstar Bank N.A served as the custodian of the assets of Amerigo Fund and Clermont Fund. In addition, CTC acts as a broker for certain of the Fund's portfolio transactions. For the year ended April 30, 2002, CTC earned $703,725 in commissions. Custodian fees earned by CTC from the Funds aggregated $169,763 during the year ended April 30, 2002.

4. AGGREGATE UNREALIZED APPRECIATION AND DEPRECIATION

The identified cost of investments in securities owned by each Fund for federal income tax purposes, and their respective gross unrealized appreciation and depreciation at April 30, 2002, were as follows:

                                                                                                        NET
                                                                  GROSS             GROSS            UNREALIZED
                                              IDENTIFIED       UNREALIZED         UNREALIZED        APPRECIATION
                                                 COST         APPRECIATION       DEPRECIATION      (DEPRECIATION)
                                            --------------   --------------   -----------------   ----------------
Info-Tech & Communications Fund .........    $ 39,245,656      $2,281,116       $ (5,006,630)       $ (2,725,514)
Emerging Technology Fund ................      14,203,514         496,939         (1,383,773)           (886,834)
Health & Biotechnology Fund .............     194,913,087       7,909,335        (60,746,538)        (52,837,203)
Medical Sciences Fund ...................      18,850,982         362,442         (6,407,330)         (6,044,888)
Energy & Basic Materials Fund ...........       8,083,580       1,215,974           (357,014)            858,960
Financial Services Fund .................       5,613,899         962,302           (309,421)            652,881
Focus 30 Fund ...........................       8,294,889       2,042,885         (1,430,204)            612,681
Growth Fund .............................      18,785,396       1,412,399         (3,670,701)         (2,258,302)
Amerigo Fund ............................      40,835,487       1,940,460         (3,358,009)         (1,417,549)
Clermont Fund ...........................      13,712,353         741,053           (317,892)            423,161

ORBITEX GROUP OF FUNDS                                                      | 93
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

5. INVESTMENT TRANSACTIONS

The cost of purchases and the proceeds from sales of investments, other than U.S. Government obligations and short-term securities, for the year ended April 30, 2002, were as follows:

                                                PURCHASES           SALES
                                             ---------------   ---------------
Info-Tech & Communications Fund ..........    $529,892,209      $557,540,798
Emerging Technology Fund* ................      43,796,510        46,706,280
Health & Biotechnology Fund ..............     300,923,129       317,037,206
Medical Sciences Fund* ...................      12,999,409        16,364,059
Energy & Basic Materials Fund ............      77,343,509        80,388,315
Financial Services Fund ..................       4,314,367         9,068,850
Focus 30 Fund.............................          78,605         1,411,752
Growth Fund...............................      31,625,821        36,723,937
Amerigo Fund..............................      17,420,426        15,013,068
Clermont Fund.............................       7,916,226         5,943,255

----------------

* For the six months ended April 30, 2002.

6. RESTRICTED SECURITIES

A restricted security is a security which has been purchased through a private offering and cannot be resold to the public without prior registration under the Securities Act of 1933. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. The issuers of the securities will bear any costs involved in registration under the Securities Act of 1933 in connection with the disposition of such securities. The Funds do not have the right to demand that such securities be registered.

Restricted securities are valued at the direction of a Fund's Board of Trustees; the securities are restricted as to resale and have been valued in good faith, taking into consideration the appropriate economic, financial and other pertinent available information to the restricted security. The table below shows the securities held at April 30, 2002 that are being valued by the Funds' Board of Trustees:

                                                                      NUMBER                            VALUE             PERCENTAGE
                                                                        OF     ACQUISITION               PER    4/30/02     OF NET
FUND                                            SECURITY              SHARES       DATE         COST    UNIT   FAIR VALUE    ASSETS
----                              --------------------------------- ---------  ------------- --------- ------  ---------- ----------
Info-Tech & Communications Fund   U.S. Wireless Data, Inc. Series C    75,000     4/10/00    $ 750,000  $2.50  $  187,500    0.40%
Health & Biotechnology Fund ..... Aderis Pharmaceuticals, Inc.        362,640      2/7/01    2,400,002   6.62   2,400,677    1.55
Health & Biotechnology Fund ..... Mitokor Series F                    401,335     8/22/00    3,010,012   7.50   3,010,013    1.94
Health & Biotechnology Fund ..... Vitagen Inc. Series C             2,500,000     6/18/01    3,000,000   0.90   2,250,000    1.45

Because of the inherent uncertainty of valuation, these values may differ significantly from the values that would have been used had a ready market for these securities existed, and the differences could be material.

7. SHAREHOLDERS' TRANSACTIONS

Following is a summary of shareholder transactions for each Fund:

                                                                     YEAR ENDED                       YEAR ENDED
                                                                   APRIL 30, 2002                   APRIL 30, 2001
                                                            ----------------------------    -----------------------------
                                                              SHARES         DOLLARS           SHARES          DOLLARS
                                                            ----------    -------------      ----------    --------------
INFO-TECH AND COMMUNICATIONS
 CLASS A SHARES:
 Shares sold ...........................................     8,904,589    $  89,133,044       1,268,383    $  42,064,161
 Shares issued in connection with the transfer of the
  Monument Telecommunication's net assets ..............       271,090        2,516,387              --               --
 Shares issued to shareholders in reinvestment .........            --               --       1,201,031       35,891,337
 Shares redeemed .......................................    (9,732,982)     (99,226,072)     (2,383,682)     (85,724,283)
                                                            ----------    -------------      ----------    -------------
  Net increase (decrease) ..............................      (557,303)   $  (7,576,641)         85,732    $  (7,768,785)
                                                            ==========    =============      ==========    =============

94 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                  YEAR ENDED                       YEAR ENDED
                                                                APRIL 30, 2002                   APRIL 30, 2001
                                                         ----------------------------     ---------------------------
                                                           SHARES         DOLLARS           SHARES        DOLLARS
                                                         ----------    -------------      ----------    -------------
CLASS B SHARES:
Shares sold ...........................................     235,510    $   3,043,900         787,432    $  27,920,496
Shares issued in connection with the transfer of the
 Monument Telecommunication's net assets ..............     187,462        1,689,185              --               --
Shares issued to shareholders in reinvestment .........          --               --       1,566,338       45,784,053
Shares redeemed .......................................  (1,259,148)     (12,572,673)     (1,338,246)     (43,875,085)
                                                         ----------    -------------      ----------    -------------
 Net increase (decrease) ..............................    (836,176)   $  (7,839,588)      1,015,524    $  29,829,464
                                                         ==========    =============      ==========    =============

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           ------------------------------      ------------------------------
                                                             SHARES            DOLLARS           SHARES           DOLLARS
                                                           -----------      -------------      ----------      -------------
CLASS C SHARES:
Shares sold ...........................................        53,205       $     706,792         416,945      $  14,029,850
Shares issued in connection with the transfer of the
 Monument Telecommunication's net assets ..............         4,075              36,931              --                 --
Shares issued to shareholders in reinvestment .........            --                  --         227,985          6,684,533
Shares redeemed .......................................      (267,028)         (2,711,217)       (417,089)       (12,662,090)
                                                             --------       -------------        --------      -------------
 Net increase (decrease) ..............................      (209,748)      $  (1,967,494)        227,841      $   8,052,293
                                                             ========       =============        ========      =============

                                             PERIOD ENDED                     YEAR ENDED                     YEAR ENDED
                                            APRIL 30, 2002                 OCTOBER 31, 2001               OCTOBER 31, 2000
                                       -------------------------    ----------------------------    ---------------------------
                                         SHARES        DOLLARS        SHARES          DOLLARS         SHARES         DOLLARS
                                       ----------   ------------    -----------     ------------    -----------   -------------
EMERGING TECHNOLOGY(A)
 CLASS A SHARES:
 Shares sold .......................     227,313    $    713,600        278,446     $  1,625,716    13,878,090    $ 145,606,568
 Shares issued to shareholders in
  reinvestment .....................          --              --             --               --         1,346           19,942
 Shares redeemed ...................    (788,703)     (2,480,593)    (3,028,223)     (17,074,709)   (8,104,300)    (116,420,532)
                                        --------    ------------     ----------     ------------    ----------    -------------
  Net increase (decrease) ..........    (561,390)   $ (1,766,993)    (2,749,777)    $(15,448,993)    5,775,136    $  29,205,978
                                        ========    ============     ==========     ============    ==========    =============

                                             PERIOD ENDED                   YEAR ENDED                     YEAR ENDED
                                            APRIL 30, 2002               OCTOBER 31, 2001               OCTOBER 31, 2000
                                       -------------------------    --------------------------    --------------------------
                                         SHARES        DOLLARS        SHARES        DOLLARS         SHARES         DOLLARS
                                       ----------   ------------    -----------  -------------    -----------  -------------
 CLASS B SHARES:
 Shares sold ......................      28,881     $    89,383        92,233    $    549,556     2,463,373    $  37,055,559
 Shares issued to shareholders in
  reinvestment ....................          --              --            --              --           115            1,706
 Shares redeemed ..................    (142,388)       (430,986)     (572,925)     (3,377,850)     (751,752)     (10,766,618)
                                       --------     -----------      --------    ------------     ---------    -------------
  Net increase (decrease) .........    (113,507)    $  (341,603)     (480,692)   $ (2,828,294)    1,711,736    $  26,290,647
                                       ========     ===========      ========    ============     =========    =============

                                             PERIOD ENDED                     YEAR ENDED                     YEAR ENDED
                                            APRIL 30, 2002                 OCTOBER 31, 2001               OCTOBER 31, 2000
                                       -------------------------    ----------------------------    ---------------------------
                                         SHARES        DOLLARS        SHARES          DOLLARS         SHARES         DOLLARS
                                       ----------   ------------    -----------     ------------    -----------   -------------
 CLASS C SHARES:
 Shares sold ....................        5,109        $ 16,711         2,959        $  20,776          9,393        $120,671
 Shares issued to shareholders in
  reinvestment ..................           --              --            --               --             --              --
 Shares redeemed ................         (936)         (2,799)       (2,127)         (10,252)            --              --
                                         -----        --------       -------        ---------          -----        --------
  Net increase ..................        4,173        $ 13,912           832        $  10,524          9,393        $120,671
                                         =====        ========       =======        =========          =====        ========

ORBITEX GROUP OF FUNDS                                                      | 95
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                   YEAR ENDED                       YEAR ENDED
                                                                 APRIL 30, 2002                   APRIL 30, 2001
                                                         -----------------------------    ----------------------------
                                                            SHARES          DOLLARS           SHARES        DOLLARS
                                                         -----------    --------------     -----------   -------------
HEALTH & BIOTECHNOLOGY
 CLASS A SHARES:
 Shares sold ...........................................  2,707,503     $  46,961,605       3,130,093    $  71,394,291
 Shares issued to shareholders in reinvestment .........         --                --         107,868        2,335,353
 Shares redeemed ....................................... (3,826,690)      (66,028,844)     (2,406,567)     (51,310,196)
                                                         ----------     -------------      ----------    -------------
  Net increase (decrease) .............................. (1,119,187)    $ (19,067,239)        831,394    $  22,419,448
                                                         ==========     =============      ==========    =============

                                                                   YEAR ENDED                       YEAR ENDED
                                                                 APRIL 30, 2002                   APRIL 30, 2001
                                                         -----------------------------    ----------------------------
                                                            SHARES          DOLLARS           SHARES        DOLLARS
                                                         -----------    --------------     -----------   -------------
CLASS B SHARES:
Shares sold ............................................     724,525    $   12,371,751       2,497,579   $  56,316,350
 Shares issued to shareholders in reinvestment .........          --                --         125,429       2,694,223
 Shares redeemed .......................................  (1,396,584)      (23,611,581)     (1,455,948)    (30,436,911)
                                                          ----------    --------------      ----------   -------------
  Net increase (decrease) ..............................    (672,059)   $  (11,239,830)      1,167,060   $  28,573,662
                                                          ==========    ==============      ==========   =============

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS C SHARES:
 Shares sold ...........................................     258,158       $    4,482,832       1,374,270      $  31,832,845
 Shares issued to shareholders in reinvestment .........          --                   --          67,980          1,459,535
 Shares redeemed .......................................    (874,375)         (14,869,747)       (908,630)       (18,309,712)
                                                            --------       --------------       ---------      -------------
  Net increase (decrease) ..............................    (616,217)      $  (10,386,915)        533,620      $  14,982,668
                                                            ========       ==============       =========      =============

                                             PERIOD ENDED                     YEAR ENDED                     YEAR ENDED
                                            APRIL 30, 2002                 OCTOBER 31, 2001               OCTOBER 31, 2000
                                       -------------------------    ----------------------------    ---------------------------
                                         SHARES        DOLLARS        SHARES          DOLLARS         SHARES         DOLLARS
                                       ----------   ------------    -----------     ------------    -----------   -------------
MEDICAL SCIENCES(A)
 CLASS A SHARES:
 Shares sold ....................        41,480     $    266,766      5,145,719    $  30,346,299     1,161,756    $  33,626,554
 Shares issued to shareholders in
  reinvestment ..................            --               --             --               --         3,021           52,168
 Shares redeemed ................      (271,638)      (1,890,798)    (4,222,463)     (36,080,130)     (400,288)     (11,348,014)
                                       --------     ------------     ----------    -------------     ---------    -------------
  Net decrease ..................      (230,158)    $ (1,624,032)       923,256    $  (5,733,831)      764,489    $  22,330,708
                                       ========     ============     ==========    =============     =========    =============

                                             PERIOD ENDED                     YEAR ENDED                     YEAR ENDED
                                            APRIL 30, 2002                 OCTOBER 31, 2001               OCTOBER 31, 2000
                                       -------------------------    ----------------------------    ---------------------------
                                         SHARES        DOLLARS        SHARES          DOLLARS         SHARES         DOLLARS
                                       ----------   ------------    -----------     ------------    -----------   -------------
 CLASS B SHARES:
 Shares sold ......................      25,553     $    192,584     1,142,093      $  1,353,792       730,714    $ 20,957,082
 Shares issued to shareholders in
  reinvestment ....................          --               --            --                --           904          15,601
 Shares redeemed ..................    (175,773)      (1,185,703)     (472,688)       (4,492,029)     (197,924)     (5,525,355)
                                       --------     ------------     ---------      ------------      --------    ------------
  Net increase (decrease) .........    (150,220)    $   (993,119)      669,405      $ (3,138,237)      533,694    $ 15,447,328
                                       ========     ============     =========      ============      ========    ============

96 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                          PERIOD ENDED                     YEAR ENDED                     YEAR ENDED
                                         APRIL 30, 2002                 OCTOBER 31, 2001               OCTOBER 31, 2000
                                    -------------------------    ----------------------------    ---------------------------
                                      SHARES        DOLLARS        SHARES          DOLLARS         SHARES         DOLLARS
                                    ----------   ------------    -----------     ------------    -----------   -------------
 CLASS C SHARES:
 Shares sold ....................     19,118      $ 137,497        10,657        $  68,473          1,604        $ 48,765
 Shares issued to shareholders in
  reinvestment ..................         --             --            --               --             --              --
 Shares redeemed ................       (533)        (3,403)       (1,248)         (10,657)           (91)         (2,845)
                                      ------      ---------       -------        ---------          -----        --------
  Net increase ..................     18,585      $ 134,094         9,409        $  57,816          1,513        $ 45,920
                                      ======      =========       =======        =========          =====        ========

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
ENERGY & BASIC MATERIALS
 CLASS A SHARES:
 Shares sold ...........................................     1,203,707      $  19,381,935         595,258      $ 10,776,518
 Shares issued to shareholders in reinvestment .........        30,450            414,734          18,172           272,575
 Shares redeemed .......................................    (1,370,181)       (22,214,931)       (410,392)       (7,525,784)
                                                            ----------      -------------        --------      ------------
  Net increase (decrease) ..............................      (136,024)     $  (2,418,262)        203,038      $  3,523,309
                                                            ==========      =============        ========      ============

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     --------------
 CLASS B SHARES:
 Shares sold ...........................................     113,500        $  2,112,073          435,924       $  7,954,541
 Shares issued to shareholders in reinvestment .........      34,072             456,565           16,573            247,268
 Shares redeemed .......................................    (161,890)         (2,486,078)        (268,593)        (4,818,806)
                                                            --------        ------------         --------       ------------
  Net increase (decrease) ..............................     (14,318)       $     82,560          183,904       $  3,383,003
                                                            ========        ============         ========       ============

                                                                      YEAR ENDED                       PERIOD ENDED
                                                                    APRIL 30, 2002                  APRIL 30, 2001 (B)
                                                           -----------------------------       ----------------------------
                                                             SHARES           DOLLARS            SHARES          DOLLARS
                                                           ----------      -------------       ----------     ------------
FINANCIAL SERVICES
 CLASS A SHARES:
 Shares sold ...........................................      70,481       $     779,006         870,807      $  9,289,341
 Shares issued to shareholders in reinvestment .........          --                  --              --                --
 Shares redeemed .......................................    (349,790)         (3,802,784)       (332,305)       (3,617,994)
                                                            --------       -------------        --------      ------------
  Net increase (decrease) ..............................    (279,309)      $  (3,023,778)        538,502      $  5,671,347
                                                            ========       =============        ========      ============

                                                                      YEAR ENDED                        PERIOD ENDED
                                                                    APRIL 30, 2002                   APRIL 30, 2001 (B)
                                                           -------------------------------      ----------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS B SHARES:
 Shares sold ...........................................     120,878        $   1,324,765         543,360       $  5,913,141
 Shares issued to shareholders in reinvestment .........          --                   --              --                 --
 Shares redeemed .......................................    (270,688)          (2,864,895)       (137,260)        (1,490,334)
                                                            --------        -------------        --------       ------------
  Net increase (decrease) ..............................    (149,810)       $  (1,540,130)        406,100       $  4,422,807
                                                            ========        =============        ========       ============

ORBITEX GROUP OF FUNDS                                                      | 97
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                    APRIL 30, 2001(B)
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS C SHARES:
 Shares sold ...........................................       14,620       $   160,695           63,808         $ 695,345
 Shares issued to shareholders in reinvestment .........           --                --               --                --
 Shares redeemed .......................................      (27,451)         (305,641)          (7,848)          (85,145)
                                                              -------       -----------          -------         ---------
  Net increase (decrease) ..............................      (12,831)      $  (144,946)          55,960         $ 610,200
                                                              =======       ===========          =======         =========

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -----------------------------
                                                             SHARES            DOLLARS            SHARES          DOLLARS
                                                           ----------       -------------       ----------     ------------
FOCUS 30
 CLASS A SHARES:
 Shares sold ...........................................       9,609        $   126,429           47,443        $  785,969
 Shares issued to shareholders in reinvestment .........       1,183             14,457           11,842           169,700
 Shares redeemed .......................................     (45,013)          (605,120)         (51,972)         (843,091)
                                                             -------        -----------          -------        ----------
  Net increase (decrease) ..............................     (34,221)       $  (464,234)           7,313        $  112,578
                                                             =======        ===========          =======        ==========

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS B SHARES:
 Shares sold ...........................................     137,181        $ 1,740,754           53,665        $  837,840
 Shares issued to shareholders in reinvestment .........       4,721             56,839            7,476           106,463
 Shares redeemed .......................................     (45,933)          (589,927)         (43,038)         (730,655)
                                                             -------        -----------          -------        ----------
  Net increase .........................................      95,969        $ 1,207,666           18,103        $  213,648
                                                             =======        ===========          =======        ==========

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           ------------------------------     -------------------------------
                                                             SHARES           DOLLARS            SHARES           DOLLARS
                                                           ----------      -------------       ----------      -------------
 CLASS D SHARES:
 Shares sold ...........................................      22,215       $     298,934          20,275       $     337,946
 Shares issued to shareholders in reinvestment .........      19,131             235,501         119,282           1,718,385
 Shares redeemed .......................................    (137,994)         (1,800,142)       (226,909)         (3,755,792)
                                                            --------       -------------        --------       -------------
  Net decrease .........................................     (96,648)      $  (1,265,707)        (87,352)      $  (1,699,461)
                                                            ========       =============        ========       =============

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
GROWTH
 CLASS A SHARES:
 Shares sold ...........................................     315,273        $   6,558,284         330,537      $  10,006,235
 Shares issued to shareholders in reinvestment .........          --                   --              --                 --
 Shares redeemed .......................................    (488,565)         (10,457,991)       (374,964)       (10,439,044)
                                                            --------        -------------        --------      -------------
  Net decrease .........................................    (173,292)       $  (3,899,707)        (44,427)     $    (432,809)
                                                            ========        =============        ========      =============

98 |                                                      ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     --------------
 CLASS B SHARES:
 Shares sold ...........................................      34,717        $    751,026          349,648       $  9,975,773
 Shares issued to shareholders in reinvestment .........          --                  --               --                 --
 Shares redeemed .......................................    (150,640)         (3,178,295)        (291,491)        (7,912,411)
                                                            --------        ------------         --------       ------------
  Net increase (decrease) ..............................    (115,923)       $ (2,427,269)          58,157       $  2,063,362
                                                            ========        ============         ========       ============

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                     APRIL 30, 2001
                                                           -------------------------------    -------------------------------
                                                             SHARES            DOLLARS            SHARES           DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS C SHARES:
 Shares sold ...........................................      12,237         $   262,792         118,217        $  3,391,054
 Shares issued to shareholders in reinvestment .........          --                  --              --                  --
 Shares redeemed .......................................     (32,991)           (709,221)        (59,524)         (1,556,192)
                                                             -------         -----------         -------        ------------
  Net increase (decrease) ..............................     (20,754)        $  (446,429)         58,693        $  1,834,862
                                                             =======         ===========         =======        ============

                                                                   PERIOD ENDEDD
                                                                APRIL 30, 2002 (C)
                                                           ----------------------------
                                                             SHARES          DOLLARS
                                                           ----------     -------------
AMERIGO
 CLASS A SHARES:
 Shares sold ...........................................       789          $   9,338
 Shares issued to shareholders in reinvestment .........        51                587
 Shares redeemed .......................................      (840)            (9,625)
                                                            ------          ---------
  Net increase .........................................         0          $     300
                                                            ======          =========

                                                                      YEAR ENDED                         YEAR ENDED
                                                                    APRIL 30, 2002                    APRIL 30, 2001(C)
                                                           -------------------------------      ----------------------------
                                                             SHARES            DOLLARS            SHARES          DOLLARS
                                                           ----------       -------------       ----------     -------------
 CLASS C SHARES:
 Shares sold ...........................................     162,725         $ 1,907,063         225,093        $ 3,254,195
 Shares issued to shareholders in reinvestment .........      15,714             180,630           3,264             46,786
 Shares redeemed .......................................     (31,799)           (378,260)         (8,136)          (112,706)
                                                             -------         -----------         -------        -----------
 Net increase ..........................................     146,640         $ 1,709,433         220,221        $ 3,188,275
                                                             =======         ===========         =======        ===========

                                                                      YEAR ENDED                      YEAR ENDED
                                                                    APRIL 30, 2002                  APRIL 30, 2001
                                                           ------------------------------    ----------------------------
                                                             SHARES           DOLLARS          SHARES          DOLLARS
                                                           ----------      -------------     ----------     -------------
 CLASS N SHARES:
 Shares sold ...........................................      949,622      $ 10,965,306      1,000,416       $ 15,120,654
 Shares issued to shareholders in reinvestment .........      175,998         2,020,406        135,442          1,947,048
 Shares redeemed .......................................     (764,023)       (8,969,553)      (536,992)        (7,507,463)
                                                             --------      ------------      ---------       ------------
  Net increase .........................................      361,597      $  4,016,159        598,866       $  9,560,239
                                                             ========      ============      =========       ============

                                                                   PERIOD ENDEDD
                                                                  APRIL 30, 2002
                                                           ----------------------------
                                                             SHARES          DOLLARS
                                                           ----------     -------------
CLERMONT (D)
 CLASS A SHARES:
 Shares sold ...........................................       16,335      $  167,782
 Shares issued to shareholders in reinvestment .........          674           6,682
 Shares redeemed .......................................      (17,009)       (166,966)
                                                              -------      ----------
  Net increase .........................................            0      $    7,498
                                                              =======      ==========

ORBITEX GROUP OF FUNDS                                                      | 99
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                                   PERIOD ENDED                PERIOD ENDED
                                                                  APRIL 30, 2002              APRIL 30, 2001
                                                           ----------------------------   ------------------------
                                                             SHARES           DOLLARS       SHARES       DOLLARS
                                                           ----------       -----------   ----------   -----------
 CLASS C SHARES:
 Shares sold ...........................................       5,589        $   56,836       9,964      $ 110,318
 Shares issued to shareholders in reinvestment .........         531             5,259          --             --
 Shares redeemed .......................................     (16,084)         (158,783)         --             --
                                                             -------        ----------       -----      ---------
  Net increase (decrease) ..............................      (9,964)       $  (96,688)      9,964      $ 110,318
                                                             =======        ==========       =====      =========

                                                                     YEAR ENDED                       YEAR ENDED
                                                                   APRIL 30, 2002                   APRIL 30, 2001
                                                           ----------------------------      ---------------------------
                                                             SHARES          DOLLARS          SHARES          DOLLARS
                                                           ----------      ------------      ---------      ------------
 CLASS N SHARES:
 Shares sold ...........................................     748,476       $  7,538,605        333,531      $  3,853,530
 Shares issued to shareholders in reinvestment .........      48,347            481,499         56,701           642,630
 Shares redeemed .......................................    (422,880)        (4,314,738)      (157,252)       (1,833,354)
                                                            --------       ------------       --------      ------------
  Net increase .........................................     373,943       $  3,705,366        232,980      $  2,662,806
                                                            ========       ============       ========      ============

----------

(a) Results shown are for the period November 1, 2001 through April 30, 2002. The fiscal year-end for the Fund has been changed from October 31 to April 30 of each year.

(b) The commencement of operations for Financial Services' Class A, B and C shares was August 1, 2000.

(c) The commencement of operations for Amerigo Fund's Class A and C shares was May 1, 2001 and July 13, 2000, respectively. For Class A shares, transactions are for the period May 1, 2001 through February 15, 2002.

(d) The commencement of operations for Clermont Fund's Class A and C shares was May 1, 2001 and January 10, 2001, respectively. For Class A shares, transactions are for the period May 1, 2001 through March 1, 2002. For Class C shares, transactions are for the period May 1, 2001 through February 8, 2002.

8. SECURITIES LENDING

Under an agreement with Metropolitan West Securities Inc. ("MetWest"), the Funds can lend their portfolio securities to brokers, dealers and other financial institutions approved by the Board of Trustees. Loans are collateralized by cash, in an amount at least equal to the market value of the securities loaned, which are invested in repurchase agreements fully collateralized by U.S. government securities and money market funds in accordance with the Funds' Securities Lending Procedures. A portion of the income generated by the investment of the collateral, net of any rebates paid by MetWest to borrowers, is remitted to MetWest as lending agent, and the remainder is paid to the Fund. Generally, in the event of a counterparty default, the Fund has the right to use the collateral to offset losses incurred. There would be a potential loss to the Fund in the event the Fund is delayed or prevented from exercising its right to dispose of the collateral.

At April 30, 2002, the following Funds had securities on loan:

                                              MARKET VALUE OF      MARKET VALUE
                                             LOANED SECURITIES     OF COLLATERAL
                                            -------------------   --------------

Info-Tech & Communications Fund .........       $ 4,498,442        $ 5,744,221
Health & Biotechnology Fund .............        17,998,811         18,780,289

9. TAX INFORMATION

Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. Accordingly, the character of distributions and composition of net assets for tax purposes differ from those reflected in the accompanying financial statements. The differences between book-basis and tax-basis distributions and undistributed gains are attributed primarily to short term capital gain distributions, wash sales and post October loss deferrals.

100 |                                                     ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

The tax character of distributions paid during the fiscal year ended April 30, 2002 were as follows:

                                            ORDINARY INCOME     LONG TERM GAINS
                                            ---------------     ---------------

Energy & Basic Materials Fund ..........        $894,891          $       --
Focus 30 Fund ..........................              --             269,074
Amerigo Fund ...........................         576,933           1,641,316
Clermont Fund ..........................         175,339             318,132

As of April 30, 2002, the components of distributable earnings on a tax basis were as follows:

                                                                                     UNREALIZED
                                                                                    APPRECIATION/
                                           ORDINARY INCOME     LONG TERM GAINS      DEPRECIATION
                                           ---------------     ---------------      -------------
Info-Tech & Communications ............        $     --        $ (246,016,667)     $  (2,725,514)
Emerging Technology Fund ..............              --           (72,666,640)          (886,834)
Health & Biotechnology Fund ...........              --           (38,933,270)       (52,837,203)
Medical Sciences Fund .................              --            (6,536,972)        (6,044,888)
Energy & Basic Materials Fund .........              --              (819,571)           858,960
Financial Services Fund ...............              --              (209,292)           652,881
Focus 30 Fund .........................              --                    --            612,681
Growth Fund ...........................              --           (18,482,900)        (2,258,302)
Amerigo Fund ..........................              --            (1,703,435)        (1,417,549)
Clermont Fund .........................         177,224              (425,707)           423,161

At April 30, 2002, the Funds had available, for Federal income tax purposes, the following unused capital loss carryforwards available to offset future capital gains expiring on April 30 of the years below:

                                               2006         2007          2008            2009             2010
                                            ----------   ---------   -------------   -------------   ---------------
Info-Tech & Communications Fund .........    $     --     $    --     $        --     $        --     $246,016,667
Emerging Technology Fund ................          --      62,686      17,420,013      53,694,613        1,489,328
Health & Biotechnology Fund .............          --          --              --              --       38,933,270
Medical Sciences Fund ...................          --       2,788         486,110       5,991,595           56,479
Energy & Basic Materials Fund ...........          --          --              --              --          819,571
Financial Services Fund .................          --          --              --              --          209,292
Focus 30 Fund ...........................          --          --              --              --               --
Growth Fund .............................     247,128      74,220              --       7,728,834       10,432,718
Amerigo Fund ............................          --          --              --              --        1,703,435
Clemont Fund ............................          --          --              --              --          425,707

Under current tax law, capital losses realized after October 31, may be deferred and treated as occurring on the first day of the following fiscal year. For the fiscal year ended April 30, 2002, the following Funds have elected to defer losses occurring between November 1, 2001 and April 30, 2002 under these rules, as follows:

                                               CAPITAL       CURRENCY
                                                LOSSES        LOSSES
                                               DEFERRED      DEFERRED
                                            -------------   ----------

Info-Tech & Communications Fund .........    $5,722,229        --
Health & Biotechnology Fund .............     4,647,681        --
Amerigo Fund ............................     2,020,182        --
Clermont Fund ...........................       874,690        --

Such deferred losses will be treated as arising on the first day of the fiscal year ending April 30, 2002.

10. REORGANIZATION

As of the close of business on June 2, 2000, the Amerigo Fund, a newly created portfolio, acquired all the net assets of CLS AdvisorOne Fund - Amerigo pursuant to a plan of reorganization approved by the shareholders of CLS on December 22, 1999. The acquisition was accomplished by a tax-free exchange, the details of which are outlined in the following schedule:

ORBITEX GROUP OF FUNDS                                                     | 101
--------------------------------------------------------------------------------
Notes to Financial Statements (continued)
April 30, 2002
--------------------------------------------------------------------------------

                                                  AT CLOSE OF BUSINESS JUNE 2, 2000
                                      --------------------------------------------------------
                                      CLS ADVISORONE FUND-AMERIGO       AMERIGO CLASS N SHARES     MERGED ASSETS
                                      ---------------------------       ----------------------     -------------
Net Assets ........................           $38,349,528                         -0-               $38,349,528
Shares Outstanding ................             2,330,584                         -0-                 2,330,584
Net Asset Value Per Share .........           $     16.45                         -0-               $     16.45

The financial statements of the Fund reflect the historical financial results of CLS prior to the reorganization.

As of the close of business on June 2, 2000, the Clermont Fund, a newly created portfolio, acquired all the net assets of CLS AdvisorOne Fund - Clermont pursuant to a plan of reorganization approved by the shareholders of CLS on December 22, 1999. The acquisition was accomplished by a tax-free exchange, the details of which are outlined in the following schedule:

                                                   AT CLOSE OF BUSINESS JUNE 2, 2000
                                      ----------------------------------------------------------
                                      CLS ADVISORONE FUND-CLERMONT       CLERMONT CLASS N SHARES     MERGED ASSETS
                                      ----------------------------       -----------------------     -------------
Net Assets ........................            $10,804,138                         -0-                $10,804,138
Shares Outstanding ................                875,405                         -0-                    875,405
Net Asset Value Per Share .........            $     12.34                         -0-                $     12.34

The financial statements of the Fund reflect the historical financial results of CLS prior to the reorganization.

11. FUND ACQUISITION

As of the close of business on October 26, 2001, the Info-Tech & Communications Fund acquired all the net assets of the Monument Telecommunications Fund pursuant to a plan of reorganization approved by the Board of Directors of the Monument Fund on October 16, 2001. The acquisition was completed by a tax-free exchange, the details of which are outlined in the following schedule:

                                             AT CLOSE OF BUSINESS OCTOBER 26, 2001
                                    -----------------------------------------------------
                                     TELECOMMUNICATIONS      INFO-TECH & COMMUNICATIONS
                                       FUND - A SHARES             FUND - A SHARES            MERGED ASSETS
                                    ---------------------    ----------------------------     -------------
Net Assets ......................       $ 2,516,387                $23,720,282                 $ 26,236,669
Unrealized Appreciation .........       $  138,650                          --                           --
Shares Outstanding ..............          652,235                   2,555,385                    2,826,475
Net Asset .......................       $      3.86                $      9.28                 $       9.28

                                     TELECOMMUNICATIONS     INFO-TECH & COMMUNICATIONS
                                       FUND - B SHARES           FUND - B SHARES           MERGED ASSETS
                                    ====================   ===========================   =================
Net Assets ......................       $  1,689,185              $ 33,163,303             $  34,852,488
Unrealized Appreciation .........       $     93,072                        --                        --
Shares Outstanding ..............            444,735                 3,680,394                 3,867,856
Net Asset .......................       $       3.80              $       9.01             $        9.01

                                     TELECOMMUNICATIONS     INFO-TECH & COMMUNICATIONS
                                       FUND - C SHARES           FUND - C SHARES           MERGED ASSETS
                                    ====================   ===========================   ================
Net Assets ......................        $  36,931                 $ 5,041,046             $  5,077,977
Unrealized Appreciation .........        $   2,035                          --                       --
Shares Outstanding ..............            9,569                     556,212                  560,287
Net Asset .......................        $    3.86                 $      9.06             $       9.06

102 |                                                     ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------

To the Trustees and Shareholders of the Orbitex Group of Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Orbitex Info-Tech & Communications Fund, Orbitex Emerging Technology Fund (formerly Monument Digital Technology
Fund), Orbitex Health & Biotechnology Fund, Orbitex Medical Sciences Fund (formerly Monument Medical Sciences Fund), Orbitex Energy & Basic Materials Fund, Orbitex Financial Services Fund, Orbitex Focus 30 Fund, Orbitex Growth Fund, Orbitex Amerigo Fund, and Orbitex Clermont Fund (10 of the portfolios comprising the Orbitex Group of Funds; collectively, the "Funds") at April 30, 2002, and the results of each of their operations for the year then ended (except for Orbitex Emerging Technology Fund and Orbitex Medical Sciences Fund which are for the six months then ended), the changes in each of their net assets for each of the two years in the period then ended (except for Orbitex Emerging Technology Fund and Orbitex Medical Sciences Fund which are for the six months then ended) and the financial highlights for the periods indicated (except for Orbitex Emerging Technology Fund and Orbitex Medical Sciences Fund which are for the six months then ended, and for Orbitex Amerigo Fund and Orbitex Clermont Fund which are for each of the two years in the period then ended), in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as the "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates used by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial statements of Orbitex Emerging Technology Fund and Orbitex Medical Sciences Fund for the years ended October 31, 2001 and 2000, including the financial highlights for each of the periods prior to November 1, 2001, and the financial highlights of Orbitex Amerigo Fund and Orbitex Clermont Fund for each of the periods prior to May 1, 2000, were audited by other independent accountants whose reports dated December 21, 2001 and June 6, 2000, respectively, expressed unqualified opinions on those financial statements.

PricewaterhouseCoopers LLP
New York, NY

June 26, 2002

ORBITEX GROUP OF FUNDS                                                     | 103
--------------------------------------------------------------------------------
Trustees
--------------------------------------------------------------------------------

The Trustees and officers of the Orbitex Group of Funds Trust are listed below, together with their principal occupations during the past five years. Unless otherwise indicated, the address of each person listed below is 410 Park Ave, New York, NY 10022. Each Trustee oversees 12 funds in the fund complex that includes the Orbitex Group of Funds Trust and the Orbitex Life Sciences & Biotechnology Fund, Inc.

                                POSITION, TERM OF
                              OFFICE AND LENGTH OF
                                TIME SERVED WITH
NAME, AGE AND ADDRESS           THE ORBITEX TRUST    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND CURRENT DIRECTORSHIPS
---------------------           -----------------    ---------------------------------------------------------------------
INTERESTED TRUSTEE
                                      Term
                                      ----
                            Lifetime of Trust until
                              removal, resignation
                                 or retirement

Richard E. Stierwalt (47)      Trustee, Chairman     Co-Chairman, Chief Executive Officer and Director, Orbitex Financial
                              and President since    (2000-Present) President, Chief Executive Officer and Director, Orbitex
                                      1998           Management, Inc. (1998-2000) (investment management); Consultant,
                                                     BISYS Management, Inc. (1996-1998) (mutual fund distributor);
                                                     Chairman of the Board and Chief Executive Officer, Concord Financial
                                                     Group (1987-1996) (administrator and distributor of funds).

NON-INTERESTED TRUSTEES
                                      Term
                                      ----
                            Lifetime of Trust until
                              removal, resignation
                                 or retirement

Ronald S. Altbach. (54)        Trustee since 1997    Chief Executive Officer, Cross Media Marketing Corp. (1997-Present)
1540 West Park Avenue                                Chairman, Paul Sebastian, Inc. (1994-1997) (perfume distributor).
Ocean, New Jersey 07712

Stephen H. Hamrick (49)        Trustee since 1998    President, Carey Financial Corp. (1995-present) (broker dealer).
Carey Financial Corp.
50 Rockefeller Plaza
New York, NY 10020

Leigh Wilson (52)              Trustee since 1998    Chairman & CEO, New Century Care, Inc. (1989-present) (merchant
53 Sylvan Road North                                 bank); Principal, New Century Living, Inc. (1995-present); Director,
Westport, Connecticut                                Chimney Rock Vineyard and Chimney Rock Winery; President and
06880                                                Director, Key Mutual Funds (1989-present).

104                                                       ORBITEX GROUP OF FUNDS
--------------------------------------------------------------------------------
Trustees (continued)
--------------------------------------------------------------------------------

                              POSITION, TERM OF
                            OFFICE AND LENGTH OF
                              TIME SERVED WITH
NAME, AGE AND ADDRESS         THE ORBITEX TRUST      PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND CURRENT DIRECTORSHIPS
---------------------         -----------------      ---------------------------------------------------------------------
OFFICERS
                                    Term
                                    ----
                          Lifetime of Trust until
                            removal, resignation
                               or retirement

Neil Feinberg (39)          President and Chief      President and Chief Investment Officer, Orbitex Management, Inc.
                             Investment Officer      (2000-present); General Partner, Nebo Management (1999-present)
                                 since 2000          (investment advisor); Director and Senior Portfolio Manager,
                                                     Mackey-Shields Financial Corp. (1992-1999) (investment advisor).

M. Fyzul Khan (30)            VP and Secretary       General Counsel, Financial Services Group, Inc. (1998-present); Attorney,
                                 since 1998          CIBC Oppenheimer (1997-1998); Law student, Widener University School of Law (1994-1997).

Kevin Meehan (39)             VP and Assistant       President, Orbitex Fund Services, Inc. (2001-present); Chief Operating
                            Secretary since 1998     Officer, Orbitex Financial Services Group (1998-2001); Manager, Investor
                                                     Services Consulting, KPMG (1995-1998).

Vali Nasr (48)                VP and Treasurer       Chief Financial Officer, Orbitex Financial Services Group, Inc.
                                 since 1999          (1999-present); Chief Financial Officer and Chief Operating Officer,
                                                     Investment Advisory Network (1998-1999) (software developer); Chief
                                                     Financial Officer and Chief Operations Officer, PMC International, Inc.
                                                     (1992-1998) (investment advisor, broker-dealer, and software developer).

Catherine McCabe (35)        AVP and Assistant       Legal Counsel, Orbitex Financial Services Group, Inc. (2001-present);
                            Secretary since 2000     Compliance Officer, Orbitex Management, Inc. (March 2000-present);
                                                     Compliance Analyst, Mutual of America (1996-2000) (Life Insurance Co.).

Michael Wagner (51)         Assistant Treasurer      Senior Vice President, Orbitex Fund Services, Inc. (1987-present)
150 Motor Parkway                since 1999          (Financial Services).
Hauppauge, NY 11788

Robert A. Youree (35)        Vice President and      Chief Operating Officer, Orbitex Management, Inc. (2000-present); Chief
                              Chief Operating        Financial Officer, Whitehorse Partners (1999-2000) (investment advisor);
                             Officer since 2000      Registered Representative, Nations Financial Group, Inc. (1998-2000)
                                                     (broker dealer, investment advisor); Director of Research, Fairfax Capital
                                                     Management (1996-2000) (investment management consulting);
                                                     Registered Representative, Aegon securities (1996-1998) (broker dealer).

The Funds' Statement of Additional Information provides additional information about Fund Trustees, and is available without charge, upon request, to shareholders who call (toll free) 1-800-Orbitex or 1-888-672-4839.

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